                                                                   EXHIBIT 10.38

================================================================================

                                 SUPREMEX INC.
                                  as Borrower

                                      and

                            MAIL-WELL I CORPORATION
                                      and
                             INNOVA ENVELOPE INC.,
                                 as Guarantors

                     AMENDED AND RESTATED CREDIT AGREEMENT

                         dated as of November 15, 1996

                     U.S. $45,000,000 Term Loans A Facility
                     U.S. $20,000,000 Term Loans B Facility
                Cdn. $10,000,000 Revolving Credit Loans Facility

                                 BANQUE PARIBAS
                                    as Agent

                                      and

                            THE LENDERS NAMED HEREIN

==============================================================================

                               TABLE OF CONTENTS

------------------------------------------------------------------------------------
ARTICLE 1 - Definitions............................................................... 2
Section 1.1        Definitions........................................................ 2
Section 1.2        Other Definitional Provisions......................................21
Section 1.3        Accounting Terms and Determinations................................21
Section 1.4        Financial Covenants and Reporting..................................22

ARTICLE 2 - Loans       22
Section 2.1        Loans and Commitments..............................................22
Section 2.2        Notes..............................................................24
Section 2.3        Repayment of Loans.................................................25
Section 2.4        Interest...........................................................27
Section 2.5        Borrowing Procedure................................................27
Section 2.6        Optional Prepayments, Conversions and Continuations of Loans.......28
Section 2.7        Mandatory Prepayments..............................................28
Section 2.8        Minimum Amounts....................................................29
Section 2.9        Certain Notices....................................................29
Section 2.10       Use of Proceeds....................................................30
Section 2.11       Fees...............................................................31
Section 2.12       Computations.......................................................31
Section 2.13       Reduction or Termination of Revolving Credit Commitments...........32
Section 2.14       Letters of Credit..................................................32
Section 2.15       Bankers' Acceptances...............................................35

ARTICLE 3 - Payments..................................................................39
Section 3.1        Method of Payment..................................................39
Section 3.2        Pro Rata Treatment.................................................40
Section 3.3        Sharing of Payments, Etc...........................................41
Section 3.4        Non-Receipt of Funds by the Agent..................................41
Section 3.5        Withholding Taxes..................................................41
Section 3.6        Withholding Tax Exemption..........................................42

ARTICLE 4 - Yield Protection and Illegality...........................................43
Section 4.1        Additional Costs...................................................43
Section 4.2        Limitation on Types of Loans.......................................44
Section 4.3        Illegality.........................................................44
Section 4.4        Treatment of Affected Loans........................................45
Section 4.5        Compensation.......................................................45
Section 4.6        Capital Adequacy...................................................46
Section 4.7        Additional Interest on Eurodollar Loans............................46

ARTICLE 5 - Security..................................................................47
     Section 5.1        Collateral....................................................47
     Section 5.2        Guaranties....................................................48
     Section 5.3        New Subsidiaries..............................................48
     Section 5.4        New Mortgaged Properties......................................49
     Section 5.5        Release of Collateral.........................................49
     Section 5.6        Setoff........................................................50

ARTICLE 6 - Conditions Precedent......................................................50
     Section 6.1        Initial Extension of Credit...................................50
     Section 6.2        All Extensions of Credit......................................55
     Section 6.3        Term Loans B..................................................55
     Section 6.4        Closing Certificates..........................................59

ARTICLE 7 - Representations and Warranties............................................60
     Section 7.1        Corporate Existence...........................................60
     Section 7.2        Financial Statements..........................................60
     Section 7.3        Corporate Action; No Breach...................................61
     Section 7.4        Operation of Business.........................................61
     Section 7.5        Intellectual Property.........................................61
     Section 7.6        Litigation and Judgments......................................61
     Section 7.7        Rights in Properties; Liens...................................62
     Section 7.8        Enforceability................................................62
     Section 7.9        Approvals.....................................................62
     Section 7.10       Debt..........................................................62
     Section 7.11       Taxes.........................................................63
     Section 7.12       Margin Securities.............................................63
     Section 7.13       ERISA; Canadian Plans.........................................63
     Section 7.14       Disclosure....................................................64
     Section 7.15       Capitalization................................................64
     Section 7.16       Agreements....................................................65
     Section 7.17       Compliance with Laws..........................................65
     Section 7.18       Investment Company Act........................................65
     Section 7.19       Public Utility Holding Company Act............................65
     Section 7.20       Environmental Matters.........................................65
     Section 7.21       Labor Disputes and Acts of God................................66
     Section 7.22       Bank Accounts.................................................67
     Section 7.23       Outstanding Securities........................................67
     Section 7.24       Subordination.................................................67
     Section 7.25       Related Transactions Documents................................67
     Section 7.26       Solvency......................................................68
     Section 7.27       Employee Matters..............................................68
     Section 7.28       Insurance.....................................................68
     Section 7.29       No Default under Mail-Well Credit Agreement...................68

ARTICLE 8 - Affirmative Covenants.....................................................68

ARTICLE 9 - Negative Covenants........................................................69

ARTICLE 10 - Financial Covenants......................................................69

ARTICLE 11 - Default..................................................................70
     Section 11.1       Events of Default.............................................70
     Section 11.2       Remedies......................................................73
     Section 11.3       Cash Collateral...............................................74
     Section 11.4       Performance by the Agent......................................74
     Section 11.5       Judgment Currency.............................................74

ARTICLE 12 - The Agent................................................................75
     Section 12.1       Appointment, Powers and Immunities............................75
     Section 12.2       Rights of Agent as a Lender...................................75
     Section 12.3       Defaults......................................................76
     Section 12.4       INDEMNIFICATION...............................................76
     Section 12.5       Independent Credit Decisions..................................77
     Section 12.6       Several Commitments...........................................77
     Section 12.7       Successor Agent...............................................77

ARTICLE 13 - Miscellaneous............................................................78
     Section 13.1       Expenses......................................................78
     Section 13.2       INDEMNIFICATION...............................................78
     Section 13.3       Limitation of Liability.......................................79
     Section 13.4       No Duty.......................................................80
     Section 13.5       No Fiduciary Relationship.....................................80
     Section 13.6       Equitable Relief..............................................80
     Section 13.7       No Waiver; Cumulative Remedies................................80
     Section 13.8       Successors and Assigns........................................81
     Section 13.9       Survival......................................................85
     Section 13.10      ENTIRE AGREEMENT..............................................85
     Section 13.11      Amendments....................................................85
     Section 13.12      Maximum Interest Rate.........................................86
     Section 13.13      Notices.......................................................87
     Section 13.14      GOVERNING LAW; SUBMISSION TO JURISDICTION;
                        SERVICE OF PROCESS............................................87
     Section 13.15      Counterparts..................................................88
     Section 13.16      Severability..................................................88
     Section 13.17      Headings......................................................88
     Section 13.18      Construction..................................................88
     Section 13.19      Independence of Covenants.....................................88
     Section 13.20      Confidentiality...............................................88
     Section 13.21      WAIVER OF JURY TRIAL..........................................89

     Section 13.22      Approvals and Consent.........................................89
     Section 13.23      Agent for Services of Process.................................89
     Section 13.24      Assignment and Assumptions....................................89
     Section 13.25      Amendment and Restatement.....................................90
     Section 13.26      Supplements to Certain Schedules..............................90
     Section 13.27      Intercreditor Agreements......................................90



                               INDEX TO EXHIBITS
                               -----------------

Exhibit    Description of Exhibit                      Section
-------    ----------------------                      -------

A          Form of Assignment and Acceptance           1.1
B          Form of Revolving Credit Loans Note
C          Form of Term Loans A Note                   1.1 and 2.2
D          Form of Term Loans B Note                   1.1 and 2.2
E          Form of Notice of Borrowings, Conversions,
           Continuations or Prepayments                2.9


                               INDEX TO SCHEDULES
                               ------------------

Schedule       Description of Schedule
--------       -----------------------
1.1(a)         Mortgaged Properties
1.1(b)         Permitted Liens
7.6            Litigation and Judgments
7.10           Existing Debt
7.11           Taxes
7.13           Plans
7.15           Capitalization; Options, Etc.
7.22           Bank Accounts
7.27           Employee Matters
7.28           Insurance


                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 15, 1996, is among SUPREMEX INC., a corporation incorporated under the Canada Business Corporations Act (the "Borrower"), MAIL-WELL I CORPORATION, a Delaware
                                --------
corporation f/k/a Mail-Well Corporation ("Mail-Well"), INNOVA ENVELOPE INC., a
                                          ---------
corporation f/k/a Innova Envelope (1995) Inc. continued under the laws of the Province of Ontario (Canada) ("Innova"), each of the banks or other lending
                               ------
institutions which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto or any successor or assignee thereof (individually, a "Lender" and, collectively, the
                                                ------
"Lenders"), and BANQUE PARIBAS, a bank organized under the laws of France acting
--------
through its Houston agency, as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent").
                                                              -----

                                   RECITALS:
                                   --------

          A. Mail-Well, Inc., a Delaware corporation f/k/a Mail-Well Holdings, Inc. ("Holdings"), owns all of the issued and outstanding shares of capital
       --------
stock of Mail-Well.

          B. Mail-Well previously entered into that certain Second Amended and Restated Credit Agreement dated as of July 31, 1995, by and among Mail-Well, the Second Restatement Lenders (as defined herein) and the Mail-Well Agent (as defined herein) (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of September 11, 1995, and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of April 22, 1996, the "Second Restated Agreement") pursuant to which the Second
                     -------------------------
Restatement Lenders renewed, extended and increased certain credit facilities available to Mail-Well.

          C. The Borrower and Mail-Well entered into that certain Credit Agreement dated as of July 31, 1995, among the Borrower, Mail-Well, the Original Supremex Lenders (as defined herein) and Banque Paribas as agent (as amended by that certain First Amendment to Credit Agreement dated as of September 11, 1995, and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of April 22, 1996, the "Original Supremex Credit Agreement")
                                           ----------------------------------
pursuant to which the Original Supremex Lenders extended certain term credit facilities and a revolving credit facility to the Borrower.

          D. Pursuant to that certain Third Amended and Restated Credit Agreement dated as of November 15, 1996, among Mail-Well, Wisco Envelope Corp., Pavey Envelope and Tag Corp., Mail-Well West, Inc., Wisco II, L.L.C., Supremex Holdings, Graphic Arts Center, Inc., Wisco III, L.L.C., the Mail-Well Lenders (as defined herein) and the Mail-Well Agent (as the same may be amended, modified, supplemented, renewed, extended or restated from time to time, the "Mail-Well Credit Agreement"), the parties thereto are, concurrently herewith,
---------------------------
amending and restating the Second Restated Agreement.

          E. The Borrower and Mail-Well have requested that the Original Supremex Credit Agreement be amended and restated (i) to combine the Borrower's existing "Term Loans A" and "Term Loans B" facilities into a single $45,000,000 term loan facility, (ii) to provide for an additional $20,000,000 term loan facility to finance the prospective PNG Acquisition (as defined herein) by the Borrower, (iii) to eliminate the concept of a borrowing base in connection with the Revolving Credit Loans, (iv) to allow for the incorporation and organization of Mail-Well Trade Receivables Corporation, a Colorado corporation ("MTRC") and a wholly owned, special purpose
                                      ----
corporation subsidiary of Mail-Well, and a $100,000,000 accounts receivable securitization facility for MTRC in connection with which Mail-Well and its Subsidiaries (including the Borrower) will sell certain of their Receivables (as defined herein) to MTRC on the Restatement Date (as defined herein) and from time to time thereafter, and (v) to amend the Original Supremex Credit Agreement in certain other aspects.

          F. The Borrower, Mail-Well, Innova, the Lenders identified on the signature pages of this Agreement (including, without limitation, certain of the Original Supremex Lenders) and the Agent desire to amend and restate the Original Supremex Credit Agreement (i) to provide for the matters referred to in Recital E preceding and (ii) to allow for the matters referred to in Recital D
---------                                                            ---------
preceding.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE

                                  Definitions
                                  -----------

          Section 1.1  Definitions.    Defined terms that are used herein but
                       -----------
are not defined herein shall have the meanings therefor specified in the Mail-Well Credit Agreement. In addition, as used in this Agreement, the following terms have the following meanings:

          "Acceptance Fee" means the fee payable at the time of the acceptance
           --------------
of Bankers' Acceptances established by multiplying the face amount of such Bankers' Acceptances by the Applicable Margin and by multiplying the product so obtained by a fraction having a numerator equal to the number of days in the term of such Bankers' Acceptances and a denominator of 365.

          "Additional Costs" means as specified in Section 4.1(a).
           ----------------                        --------------

          "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any
           ------------------------
Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Rate for such Eurodollar Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

          "Agent" means as specified in the introductory paragraph of this
           -----
Agreement.

          "Aggregate Commitment Percentage" means, as to any Lender, the
           -------------------------------
percentage equivalent of a fraction, the numerator of which is the sum of the outstanding Revolving Credit Loans Commitment of such Lender (or, if such Revolving Credit Loans Commitment has terminated or expired, the outstanding principal amount of its Revolving Credit Loans and its Letter of Credit

Liabilities and its Bankers' Acceptance Liabilities), plus the outstanding
                                                      -----
principal amount of the Term Loans of such Lender, and the denominator of which is the sum of the aggregate outstanding Revolving Credit Loans Commitments of all Lenders (or, if the Revolving Credit Loans Commitments have terminated or expired, the aggregate outstanding principal amount of all Revolving Credit Loans and all Letter of Credit Liabilities and all Bankers' Acceptance Liabilities), plus the aggregate outstanding principal amount of the Term Loans
              ----
of all Lenders.

          "Agreement" means this Amended and Restated Credit Agreement and any
           ---------
and all amendments, modifications, supplements, renewals, extensions or restatements hereof.

          "Applicable Lending Office" means for each Lender and each Type of
           -------------------------
Loan, the Lending Office of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and
                                      ------------
Acceptance executed by it) or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Agent as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" means (a) from the Restatement Date to the first
           -----------------
Calculation Date, 0.50% with respect to Prime Rate Loans and 2.00% with respect to Eurodollar Loans, and (b) for periods from each Calculation Date to the next Calculation Date, the rate per annum set forth in the table below that corresponds to the ratio of (i) Total Debt as of the date of the relevant financial statement referred to below to (ii) EBITDA for the four fiscal quarters of Mail-Well then most recently ended as of the date of such financial statement:

            Ratio of Total                 Applicable Margin      Applicable Margin
            Debt to EBITDA               for Eurodollar Loans   for Prime Rate Loans
            --------------               ---------------------  ---------------------
Greater than or equal to 3.25 to 1.00            2.50%                  1.00%
Greater than or equal to 2.75 to 1.00            2.00%                  0.50%
  and less than 3.25 to 1.00
Less than 2.75 to 1.00                           1.75%                  0.25%

The Applicable Margin shall change on each Calculation Date and shall be calculated on the basis of the financial statements delivered by Mail-Well pursuant to Section 8.1(b) of the Mail-Well Credit Agreement and the certificate delivered by Mail-Well pursuant to Section 8.1(e) of the Mail-Well Credit Agreement; provided, that if Mail-Well fails to deliver to the Agent such
           --------
financial statements or certificate on or before the relevant Calculation Date, the Applicable Margin for all Prime Rate Loans and Eurodollar Loans shall be 1.00% and 2.50%, respectively, per annum for the period from such Calculation Date until the date such statements and certificate are received by the Agent, after which the Applicable Margin shall be determined as otherwise provided herein.

          (b) As used in the definition of "Acceptance Fee", (i) from the Restatement Date to the first Calculation Date, 2.00%, and (ii) for periods from each Calculation Date to the next Calculation Date, the rate per annum set forth in the table below that corresponds to the ratio of (A) Total Debt as of the date of the relevant financial statement referred to below to (B) EBITDA for the four fiscal quarters of Mail-Well then most recently ended as of the date of such financial statement:

            Ratio of Total                Applicable Margin
            Debt to EBITDA               for Acceptance Fee
            --------------               -------------------
Greater than or equal to 3.25 to 1.00            2.50%
Greater than or equal to 2.75 to 1.00            2.00%
   and less than 3.25 to 1.00
Less than 2.75 to 1.00                           1.75%

          (c) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating "EBITDA," as such term is used in this definition of "Applicable Margin," the financial attributes of the Persons acquired or attributable to the businesses or assets acquired (as applicable) pursuant to all New Acquisitions shall be included for the 12-month period immediately prior to the date of determination of "EBITDA" (excluding any pro forma adjustments thereto).

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and its Assignee and accepted by the Agent pursuant to Section
                                                                        -------
13.8(e), in substantially the form of Exhibit A hereto.
-------                               ---------

          "Assignee" means as specified in Section 13.8(b).
           --------                        ---------------

          "Assigning Lender" means as specified in Section 13.8(b).
           ----------------                        ---------------

          "Bankers' Acceptance" means a non-interest bearing draft or bill of
           -------------------
exchange in form acceptable to the Agent in Cdn. Dollars drawn by the Borrower upon a Revolving Credit Lender and accepted by such Revolving Credit Lender pursuant to Section 2.15.
            ------------

          "Bankers' Acceptance Liabilities" means, at any time, the aggregate
           -------------------------------
amount of all fixed and contingent liabilities of the Revolving Credit Lenders under Bankers' Acceptances.

          "Bankruptcy Code" means as specified in Section 11.1(e).
           ---------------                        ---------------

          "Borrower" means as specified in the initial paragraph of this
           --------
Agreement.

          "Borrower Security Agreement" means, individually and collectively,
           ---------------------------
(a) the Security Agreement, Demand Debenture, Debenture Pledge Agreement, Securities Pledge Agreement, General Assignment under Section 427 of the Bank Act, Application for Credit and Promise to give Security under Section 427 of the Bank Act, Agreement as to Loans and Advances and Security therefor under
Section 427 of the Bank Act, Hypothec on Movables and each other agreement, document or instrument executed by the Borrower as security for the Obligations or any part thereof dated the Closing Date executed by the Borrower in favor of the Agent for the benefit of the Agent and the Lenders, (b) the amendments and/or restatements of the agreements, documents and instruments referred to in clause (a) preceding dated the Restatement Date, and (c) and any and all
----------
amendments, modifications, supplements, renewals, extensions or restatements of any of the foregoing.

          "Borrower Subordinated Debt" means any and all current or future Debt
           --------------------------
of the Borrower or its Subsidiaries which is subordinated to all or any portion of the Obligations or the Mail-Well Obligations.

          "Business Day" means (a) any day on which commercial banks are not
           ------------
authorized or required to close in Houston, Texas, or Toronto, Ontario, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which
                          ----------
dealings in Dollar deposits are carried out in the London interbank market.

          "Calculation Date" means the date occurring each quarter during the
           ----------------
term of this Agreement which is 15 days after the date on which quarterly financial statements of Mail-Well are required by Section 8.1(b) of the Mail-Well Credit Agreement to be delivered to the Agent.

          "Canadian Five Year Rule" means that the Borrower shall not be
           -----------------------
obligated, under any circumstances other than the circumstances of the acceleration of the maturity of the Term Loans upon the occurrence of an Event of Default, to pay more than 25% of the principal amount of the Term Loans within five years and one day from the date of the making of the Term Loans, whether from scheduled payments or mandatory prepayments from asset sales, insurance proceeds, stock offerings, excess cash flow, debt issuances or otherwise.

          "Canadian Reference Lenders" means Paribas Bank of Canada, The
           --------------------------
Bank of Nova Scotia and National Bank of Canada.

          "Cdn. Dollars" and "Cdn. $" mean lawful money of Canada.
           ------------       ------

          "CDOR Rate" means, on any day, the annual rate of interest which is
           ---------
the rate determined as being the arithmetic average (rounded upwards, if necessary, to the nearest 0.01%) of the 30-day discount rates applicable to Cdn. Dollar bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 a.m. on such day, or, if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rates do not appear on the Reuters Screen CDOR Page
--------  -------
as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic average of the 30-day discount rates applicable to Cdn. Dollar bankers' acceptances quoted by the Canadian Reference Lenders as of 10:00 a.m. on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

          "Classic" means Classic Envelope Plus Ltd., a corporation
           -------
incorporated under the Companies Act (British Columbia).

          "Classic Shareholders' Agreement" means that certain Shareholders'
           -------------------------------
Agreement made as of the 1st day of June, 1994, among Supremex Target, Barry John Sikora and Classic.

          "Closing Date" means July 31, 1995, the date of the Original
           ------------
Supremex Credit Agreement.

          "Collateral" means all Property of any nature whatsoever upon which a
           ----------
Lien is created or purported to be created by any Loan Document as security for the Obligations or any portion thereof.

          "Commitments" means the Term Loans A Commitments, the Term Loans B
           -----------
Commitments and the Revolving Credit Loans Commitments.

          "Commitment Percentage" means, as to any Lender and as to any of its
           ---------------------
Commitments or Loans or Letters of Credit or Bankers' Acceptances (as may be applicable based upon the context in which such term is used), the percentage equivalent of a fraction, the numerator of which is the aggregate amount of the applicable Commitment of such Lender or the outstanding principal amount of the applicable Loans or Letters of Credit or Bankers' Acceptances (as applicable) of such Lender, and the denominator of which is the aggregate amount of such applicable Commitments of all Lenders or the aggregate outstanding principal amount of the applicable Loans or Letters of Credit or Bankers' Acceptances (as applicable) of all Lenders, as adjusted from time to time in accordance with
Section 13.8.
------------

          "Concentration Accounts" means concentration deposit accounts (or, if
           ----------------------
the Borrower and its Subsidiaries so desire, a single concentration deposit account) into which all proceeds of Collateral (including, without limitation, sales of accounts receivable by the Borrower and its Subsidiaries) shall be deposited maintained by the Borrower and/or its Subsidiaries with a bank or banks selected by the Borrower or such Subsidiary and reasonably acceptable to the Agent, and "Concentration Account" means any of such Concentration Accounts.
                ---------------------

          "Continue," "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.6 of a Eurodollar Loan as a Eurodollar Loan
                         -----------
of the same Type from one Interest Period to the next Interest Period.

          "Contract Rate" means as specified in Section 13.12(a).
           -------------                        ----------------

          "Convert," "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.6 or Article 4 of one Type of Loan into the other Type of
            -----------    ---------
Loan.

          "Current Date" means a date occurring no more than 30 days prior to
           ------------
the Restatement Date or such earlier date which is reasonably acceptable to the Agent.

          "Default" means an Event of Default or the occurrence of an event or
           -------
condition which with notice or lapse of time or both would become an Event of Default.

          "Default Rate" means, in respect of any principal of any Loan, any
           ------------
Reimbursement Obligation or any other amount payable by Mail-Well or the Borrower under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent plus the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans; provided, however, that if
                                                      --------  -------
such amount in default is principal of a Eurodollar Loan and the due date is a day other than the last day of an

Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent plus the interest rate for such Eurodollar Loan for such Interest Period as provided in Section 2.4(a) hereof
                                                        --------------
and, thereafter, the rate provided for above in this definition.

          "Deposit Account" means a deposit account maintained by the Borrower
           ---------------
with a bank selected by the Borrower and reasonably acceptable to the Agent.

          "Discount"  means, with respect to any issue of Bankers' Acceptances
           --------
with the same maturity date, the amount by which the face value of such Bankers' Acceptances exceeds the Discounted Proceeds of such Bankers' Acceptances.

          "Discounted Proceeds" means, with respect to any Bankers' Acceptance
           -------------------
to be accepted by a Revolving Credit Lender on any day, an amount (rounded to the nearest whole cent, with one-half of one cent being rounded up), calculated on such day by multiplying (a) the face amount of such Bankers' Acceptance by
(b) the price where the price is determined by dividing one by the sum of one plus the product of (i) such Revolving Credit Lender's Discount Rate (expressed as a decimal) and (ii) a fraction the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365, with the price as so determined being rounded up or down to the fifth decimal place and 0.000005 being rounded up.

           "Discount Rate" means, with respect to any issue of Bankers'
            -------------
Acceptances with the same maturity date, the CDOR Rate.

           "Dollars" and "$" mean lawful money of the U.S.
            -------       -

           "Eligible Assignee" means (a) any Affiliate of a Lender or (b) any
            -----------------
commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution (whether a corporation, partnership or other entity) acceptable to the Agent and approved by Mail-Well, which approval by Mail-Well shall not be unreasonably withheld, conditioned or delayed; provided, however, that, with respect to any
                                  --------  -------
assignment of the Revolving Credit Loans, the Letters of Credit, the Bankers' Acceptances and/or the Revolving Credit Loans Commitments, an "Eligible Assignee" must be a bank resident in Canada.

            "Equity Issuance" means any issuance by Holdings, Mail-Well or the
             ---------------
Borrower of any Capital Stock of Holdings, Mail-Well or the Borrower, respectively.

            "Eurodollar Loans" means Loans that bear interest at rates based
             ----------------
upon the Eurodollar Rate or the Adjusted Eurodollar Rate.

            "Eurodollar Rate" means, for any Eurodollar Loan for any Interest
             ---------------
Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by the Reference Lender to leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan made by the Reference Lender to which such Interest Period relates. If the Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor (whether as a result of Section 4.4 or for any other reason), the
                                 -----------
Eurodollar Rate and the Adjusted Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loans which the Reference Lender would have made had it been participating in such Loans.

          "Event of Default" has the meaning specified in Section 11.1.
           ----------------                               ------------

          "Excess Cash Flow" means, for any period, without duplication, the
           ----------------
total of the following of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP: (a) Consolidated Net Income of the Borrower and its Subsidiaries, plus (b) depreciation and
                                                 ----
amortization expense and other non-cash items to the extent deducted in determining Consolidated Net Income of the Borrower and its Subsidiaries, minus
                                                                          -----
(c) non-cash income to the extent included in determining Consolidated Net Income of the Borrower and its Subsidiaries, plus (d) income and franchise taxes
                                             ----
to the extent deducted in determining Consolidated Net Income of the Borrower and its Subsidiaries; minus (e) cash payments of taxes, plus (f) taxes
                      -----                             ----
previously paid that have been refunded in cash, minus (g) actual Capital
                                                 -----
Expenditures of the Borrower and its Subsidiaries, minus (h) principal payments
                                                   -----
(including prepayments) made on the Term Loans A and the Term Loans B and the "Term Loans A" and the "Term Loans B" as such terms are defined in the Original Supremex Credit Agreement.

          "Excess Cash Flow Prepayment Date" means the 30th day of each April,
           --------------------------------
commencing on April 30, 1997, and continuing on the 30th day of each April of each subsequent year.

          "Excess Insurance Proceeds" means any and all proceeds of any
           -------------------------
Insurance Recovery which the Borrower or its Subsidiary (as applicable) (a) has elected to not apply to the repair, construction or replacement of the Property affected or to the purchase of other, similar Property for use in its business or (b) has not both (i) elected to apply to the repair, construction or replacement of the Property affected or to the purchase of other, similar Property for use in its business within 90 days of the event giving rise to the Insurance Recovery and (ii) actually applied to such repair, construction, replacement or purchase (A) within 180 days after the earliest to occur of the receipt of such proceeds by the Borrower, any of its Subsidiaries or the Agent, with respect to an Insurance Recovery relating to other than real Property or the reconstruction of a plant, or (B) commencing within 180 days after the earliest to occur of the receipt of such proceeds by the Borrower, any of its Subsidiaries or the Agent and continuing in a reasonably prompt and diligent fashion thereafter, with respect to an Insurance Recovery relating to real Property or the reconstruction of a plant.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
upwards, if necessary, to the nearest one-sixteenth of one percent (1/16 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for
                                              --------
which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Reference Lender on such day on such transactions as determined by the Agent.

          "GAC" means Graphic Arts Center, Inc., a Delaware corporation and
           ---
a wholly-owned Subsidiary of Mail-Well.

          "Holdings" means as specified in Recital A of this Agreement
           --------                        ---------

          "Holdings Common Stock" means the common stock of Holdings, par
           ---------------------
value $0.01 per share.

          "Holdings Guaranty" means the Third Amended and Restated Guaranty
           -----------------
Agreement dated the Restatement Date executed by Holdings in favor of the Agent for the benefit of the Agent, the Lenders and/or the Mail-Well Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

          "Holdings Security Agreement" means the Third Amended and Restated
           ---------------------------
Security Agreement dated the Restatement Date executed by Holdings in favor of the Agent for the benefit of the Agent, the Lenders, the Mail-Well Lenders and/or the Equipment Lease Facility Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

          "Innova" means as specified in the initial paragraph of this
           ------
Agreement.

          "Insurance Recovery" means, with respect to any Property of the
           ------------------
Borrower or any of its Subsidiaries and any single occurrence or related occurrences with respect thereto, the receipt or constructive receipt by the Borrower or any of its Subsidiaries, or the payment by an insurance company to the Agent, of proceeds of any such Property or casualty insurance in an amount or aggregate amount (as applicable) in excess of Cdn. $500,000.

          "Intercreditor Agreement" means that certain Amended and Restated
           -----------------------
Intercreditor Agreement dated as of the Restatement Date among the Lenders, the Mail-Well Lenders and the Equipment Lease Facility Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

          "Interest Period" means, with respect to any Eurodollar Loan, each
           ---------------
period commencing on the date such Loan is made or Converted from a Prime Rate Loan or (if Continued) the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.9 hereof, except that each such Interest Period
                      -----------
which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond an applicable Maturity Date shall end on such Maturity Date; (c) no more than seven Interest Periods for Eurodollar Loans shall be in effect at the same time; (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder; and (e) no Interest Period for a Term Loan may commence before and end after any principal repayment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans having Interest Periods that end after such principal payment date shall be equal to or less than the amount of the applicable Term Loans scheduled to be outstanding hereunder after such principal payment date.

          "Issuing Bank" means Banque Paribas or, if Banque Paribas is not
           ------------
acceptable to an intended beneficiary of a Letter of Credit as the issuer of such Letter of Credit, such other Lender which is a commercial bank as the Borrower may designate from time to time which agrees to be the issuer of such Letter of Credit.

          "Lender" and "Lenders" means as specified in the initial paragraph of
           ------       -------
this Agreement. Notwithstanding anything to the contrary contained in this Agreement, each Lender which has any Revolving Credit Loans Commitment or holds any Revolving Credit Loans, Letter of Credit Liabilities or Bankers' Acceptance Liabilities must be a bank resident in Canada.

          "Letter of Credit" means any standby letter of credit issued by the
           ----------------
Issuing Bank for the account of the Borrower pursuant to the Original Supremex Credit Agreement or this Agreement.

          "Letter of Credit Agreement" means, with respect to each Letter of
           --------------------------
Credit to be issued by the Issuing Bank therefor, the letter of credit application and reimbursement agreement which such Issuing Bank requires to be executed by the Borrower in connection with the issuance of such Letter of Credit.

          "Letter of Credit Liabilities" means, at any time, the aggregate
           ----------------------------
undrawn face amounts of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit

          "Loans" means the Term Loans and the Revolving Credit Loans, and
           -----
"Loan" means any of the Term Loans or the Revolving Credit Loans.
 ----

          "Loan Documents" means this Agreement, the Notes, the Security
           --------------
Documents, the Agent's Letter, the Letters of Credit, the Letter of Credit Agreements, the Bankers' Acceptances, any Interest Rate Protection Agreement between Mail-Well or the Borrower and any Lender and all other agreements, documents and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

          "Loan Party" means Holdings, Mail-Well, Wisco, Pavey, Mail-Well West,
           ----------
Wisco II, Supremex Holdings, GAC, Wisco III, the Borrower, Innova and each of the Subsidiaries (other than an Unrestricted Subsidiary) of Mail-Well (including, without limitation, each New Loan

Party) and any other Person who is or becomes a party to any agreement, document or instrument that Guarantees or secures payment or performance of the Obligations or any part thereof.

          "Mail-Well" means as specified in the initial paragraph of this
           ---------
Agreement.

          "Mail-Well Acquisition Loans" means the "Acquisition Loans" as such
           ---------------------------
term is defined in the Mail-Well Credit Agreement.

          "Mail-Well Acquisition Loans Commitment Expiration Date" means the
           ------------------------------------------------------
"Acquisition Loans Commitment Expiration Date" as such term is defined in the Mail-Well Credit Agreement.

          "Mail-Well Agent" means the "Agent" as such term is defined in
           ---------------
the Mail-Well Credit Agreement.

          "Mail-Well Closing Date" means the "Closing Date" as such term is
           ----------------------
defined in the Mail-Well Credit Agreement.

          "Mail-Well Commitments" means the "Commitments" as such term is
           ---------------------
defined in the Mail-Well Credit Agreement.

          "Mail-Well Credit Agreement" means as specified in Recital D of
           --------------------------                        ---------
this Agreement.

          "Mail-Well Guaranty" means the Amended and Restated Guaranty Agreement
           ------------------
dated the Restatement Date executed by Mail-Well in favor of the Agent for the benefit of the Agent, the Lenders and/or the Equipment Lease Facility Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

          "Mail-Well Indenture" means the "Borrower Indenture" as such term
           -------------------
is defined in the Mail-Well Credit Agreement.

          "Mail-Well Lenders" means the "Lenders" as such term is defined
           -----------------
in the Mail-Well Credit Agreement.

          "Mail-Well Loans" means the "Loans" as such term is defined in
           ---------------
the Mail-Well Credit Agreement.

          "Mail-Well Loan Documents" means the "Loan Documents" as such
           ------------------------
term is defined in the Mail-Well Credit Agreement.

          "Mail-Well Loan Party" means any "Loan Party" as such term is
           --------------------
defined in the Mail-Well Credit Agreement.

           "Mail-Well Notes" means the "Notes" as such term is defined in
            ---------------
the Mail-Well Credit Agreement.

          "Mail-Well Obligations" means the "Obligations" as such term is
           ---------------------
defined in the Mail-Well Credit Agreement.

          "Mail-Well Revolving Credit Loans" means the "Revolving Credit Loans"
           --------------------------------
as such term is defined in the Mail-Well Credit Agreement.

          "Mail-Well Security Agreement" means the Third Amended and Restated
           ----------------------------
Security Agreement dated the Restatement Date executed by Mail-Well in favor of the Agent for the benefit of the Agent, the Lenders, the Mail-Well Lenders and/or the Equipment Lease Facility Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

          "Mail-Well Subordinated Debt" means the "Borrower Subordinated Debt"
           ---------------------------
as such term is defined in the Mail-Well Credit Agreement.

          "Mail-Well Subordinated Debt Documents" means the "Borrower
           -------------------------------------
Subordinated Debt Documents" as such term is defined in the Mail-Well Credit Agreement.
          "Mail-Well Term Loans" means the "Term Loans" as such term is
           --------------------
defined in the Mail-Well Credit Agreement.

          "Mail-Well West" means Mail-Well West, Inc., a Delaware
           --------------
corporation and a wholly-owned Subsidiary of Mail-Well.

          "Material Adverse Effect" means any material adverse effect, or the
           -----------------------
occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the prospects, business or financial condition of Holdings and its Subsidiaries, taken as a whole, or of Holdings on an individual basis, (b) the prospects, business or financial condition of Mail-Well and its Subsidiaries, taken as a whole, or of Mail-Well or the Borrower on an individual basis, (c) the ability of Holdings, Mail-Well, the Borrower or its Subsidiaries to pay and perform the Obligations, the Mail-Well Obligations or the Equipment Lease Facility Obligations when due, or (d) the validity or enforceability of any of the Loan Documents or the Mail-Well Loan Documents, any Lien created or purported to be created by any of the Loan Documents or the Mail-Well Loan Documents or the rights and remedies of the Agent or the Lenders under any of the Loan Documents or the Mail-Well Loan Documents.

          "Maturity Date" means the Term Loans A Maturity Date, the Term Loans B
           -------------
Maturity Date or the Revolving Credit Loans Maturity Date, as applicable.

          "Maximum Rate" means, with respect to any Lender, the maximum non-
           ------------
usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to such Lender pursuant to this Agreement or any other Loan Document, under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Mail-Well or the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes; provided,
                                                                   --------
however, that, to the extent permitted by applicable law, the Agent shall have
-------
the right to change the applicable rate ceiling from time to time in accordance with applicable law.

          "Mortgaged Properties" means, collectively, the "Mortgaged Properties"
           --------------------
as such term is defined in the Mail-Well Credit Agreement and the fee-owned Properties and leasehold interests in the Properties of the Borrower and its Subsidiaries listed on Schedule 1.1(a) hereof which are or are to be subject to
                       ---------------
the Mortgages, and any such after-acquired Properties which become subject to a Mortgage pursuant to Section 5.4 hereof.
                     -----------

          "Mortgages" means each deed of trust, leasehold deed of trust,
           ---------
mortgage, debenture, leasehold mortgage, collateral assignment of leases or other real estate security document executed and delivered pursuant to or in connection with the Original Supremex Credit Agreement or this Agreement (including, without limitation, any such agreement or document executed pursuant to Section 5.4), by Mail-Well, the Borrower or any other Loan Party or Mail-Well
   -----------
Loan Party in favor of the Agent for the benefit of the Agent, the Lenders, the Mail-Well Lenders and/or the Equipment Lease Facility Lenders with respect to any Mortgaged Property, and any and all amendments, modifications, supplements, renewals or restatements thereof (including, without limitation, any and all modification agreements relating thereto).

          "MTRC" means as specified in Recital E of this Agreement.
                  ----                        ---------

          "Net Proceeds" means, with respect to any Equity Issuance, (a) the
           ------------
gross amount of cash or cash equivalents received from such Equity Issuance, exclusive of the proceeds of sales of Capital Stock of Holdings to employees or directors of Holdings or its Subsidiaries in connection with the provision of compensation or benefits to such employees or directors for their activities as employees or directors, respectively, minus (b) the reasonable out-of-pocket
                                      -----
costs and expenses incurred by the issuer in connection with such Equity Issuance (including reasonable underwriting fees paid to a Person other than an Affiliate of Mail-Well) excluding any fees or expenses paid to an Affiliate of Mail-Well.

          "Notes" means the Term Loans A Notes, the Term Loans B Notes and the
           -----
Revolving Credit Loans Notes, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof and all substitutions therefor (including promissory notes issued by the Borrower pursuant to Section
                                                                        -------
13.8), and "Note" means any of such promissory notes.
----        ----

          "Obligations" means any and all (a) indebtedness, liabilities and
           -----------
obligations of the Loan Parties, or any of them, to the Agent, the Issuing Bank and the Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Loan Parties to repay the Loans, the Reimbursement Obligations and the Bankers' Acceptances, to pay interest on the Loans, the Reimbursement Obligations and the Bankers' Acceptances (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Loan Documents and
(ii) the indebtedness constituting the Loans, the Reimbursement Obligations and the Bankers' Acceptances and such fees, indemnities, costs and expenses, and (b) indebtedness, liabilities and obligations of the Borrower under any and all Interest Rate Protection Agreements that it may enter into with any Lender.

          "Original Supremex Lenders" means the parties to the Original Supremex
           -------------------------
Credit Agreement who were "Lenders" as defined therein.

          "Original Supremex Credit Agreement" means as specified in
           ----------------------------------
Recital C of this Agreement.
---------

          "Outstanding Credit" means, at any particular time, the sum of (a) the
           ------------------
outstanding principal amount of the Revolving Credit Loans (inclusive of the Swingline Advances), (b) the Letter of Credit Liabilities, and (c) the Bankers' Acceptance Liabilities.

          "Pavey" means Pavey Envelope and Tag Corp., a New Jersey
           -----
corporation and a wholly-owned Subsidiary of Mail-Well.

          "Payor" means as specified in Section 3.4.
           -----                        -----------

          "Permitted Liens" means:
           ---------------

               (a) Liens disclosed on Schedule 1.1(b) hereto;
                                      ---------------

               (b) Liens securing the Obligations in favor of the Agent (for the benefit of the Agent and the Lenders) pursuant to the Loan Documents, Liens securing the Mail-Well Obligations in favor of Banque Paribas as agent (for the benefit of itself and the Mail-Well Lenders) pursuant to the Mail-Well Loan Documents and Liens securing the Equipment Lease Facility Guaranty in favor of the Equipment Lease Facility Lenders pursuant to the Mail-Well Loan Documents and the Equipment Lease Facility Documents;

               (c) Encumbrances consisting of easements, zoning restrictions or other restrictions on the use of real Property or, as to the real Property referred to in clause (ii) below only, imperfections to title
                                  -----------
          that (i) as to any Mortgaged Property, do not (individually or in the aggregate) materially affect the value of the Property encumbered thereby or materially impair the ability of Mail-Well or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use, and (ii) as to any real Property other than Mortgaged Property, were entered into in the ordinary course of business and could not have a Material Adverse Effect;

               (d) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

               (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

               (f) Liens resulting from good faith deposits to secure payment of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt) or leases, all in the ordinary course of business;

               (g) Purchase-money Liens on any Property hereafter acquired or the assumption after the Closing Date of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred after the Closing Date in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:
                 --------

                   (i) any Property subject to the foregoing is acquired by Mail-Well or any of its Subsidiaries in the ordinary course of its respective business and the Lien on the Property attaches concurrently or within 90 days after the acquisition thereof;

                   (ii) the Debt secured by any Lien so created, assumed or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the Property covered thereby;

                   (iii) each such Lien shall attach only to the Property so acquired and the proceeds thereof; and

                   (iv) the Debt secured by all such Liens shall not exceed $12,000,000 at any time outstanding in the aggregate;

          (h) Easements, rights-of-way, restrictions and other Liens and imperfections to title that are approved by the Agent and are listed on Exhibit B to any Mortgage; and
     ---------

          (i) Any extension, renewal or replacement of any of the foregoing, provided that Liens permitted hereunder shall not be extended or spread to cover any additional indebtedness or Property;

provided, however, that (A) none of the Permitted Liens (except those in favor
--------  -------
of the Agent) may attach or relate to the Capital Stock of or any other ownership interest in Mail-Well or any Subsidiary of Mail-Well, (B) none of the Permitted Liens referred to in clause (a) preceding may have a priority equal or
                               ----------
prior to the Liens in favor of the Agent as security for the Obligations, and (c) none of the Permitted Liens, other than the Permitted Liens referred to in clauses (b) and (d) preceding, may attach or relate to any accounts or
   -----------     ---
inventory of any Loan Party.

     "PNG" means PNG Products Inc. Pac National Group and PNG Enveloppe
      ---
Internationale Inc.

     "PNG Acquisition" means the acquisition of substantially all of the assets
      ---------------
of PNG by the Borrower pursuant to the PNG Acquisition Agreement.

     "PNG Acquisition Agreement" means that certain Asset Purchase Agreement
      -------------------------
dated as of October 15, 1996, among the Borrower and PNG.

     "PNG Acquisition Date" means the date (if any) upon which the PNG
      --------------------
Acquisition shall be consummated by the parties thereto in accordance with the PNG Acquisition Documents and this Agreement, which date must be prior to the Term Loans B Commitment Expiration Date.

     "PNG Acquisition Documents" means the PNG Acquisition Agreement and each
      -------------------------
other material agreement, document or instrument executed or delivered in connection with or pursuant to the PNG Acquisition.

     "Prime Rate" means, at any time, (a) with respect to the Obligations other
      ----------
than the Revolving Credit Loans, the Reimbursement Obligations and the Bankers' Acceptances, the rate of interest per annum then most recently established by The Chase Manhattan Bank as its highest commercial prime rate then in effect, which rate may not be the lowest rate of interest charged by The Chase Manhattan Bank to its commercial borrowers and (b) with respect to the Revolving Credit Loans, the Reimbursement Obligations and the Bankers' Acceptances, the rate of interest per annum determined by the Agent to be the greater of (i) the rate of interest per annum then most recently established by Paribas Bank of Canada as its highest commercial reference rate then in effect for determining interest rates on commercial loans in Cdn. Dollars made in Canada by Paribas Bank of Canada or (ii) the rate of interest per annum equal to the CDOR Rate. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect without notice to the Borrower at the time of such change in the Prime Rate.

     "Prime Rate Loans" means Loans that bear interest at rates based upon the
      ----------------
Prime Rate.

     "Principal Office" means the principal office of the Agent in Houston,
      ----------------
Texas, presently located at 1200 Smith Street, Suite 3100, Houston, Texas.

     "Property" means property of all kinds, real, personal or mixed, tangible
      --------
or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

     "Quarterly Date" means the last day of each March, June, September and
      --------------
December of each year, the first of which shall be the first such day after the Closing Date.

     "Reference Lender" means Banque Paribas.
      ----------------

     "Register" means as specified in Section 13.8(d).
      --------                        ---------------

     "Registered Note" means as specified in Section 2.2(b).
      ---------------                        --------------

     "Registered Note Register" means as specified in Section 13.8(h).
      ------------------------                        ---------------

     "Regulatory Change" means, with respect to any Lender, any change after the
      -----------------
Closing Date in any U.S. federal or state, Canadian federal or provincial or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any U.S. federal or state, Canadian federal or provincial or foreign laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     "Reimbursement Obligation" means the obligation of the Borrower to
      ------------------------
reimburse the Issuing Bank for any drawing under a Letter of Credit.

     "Related Transactions" means, collectively, (a) the Supremex Acquisition,
      --------------------
(b) the execution and delivery of the Related Transactions Documents, (c) the PNG Acquisition, and (d) the payment of all fees, costs and expenses associated with the foregoing.

     "Related Transactions Documents" means the Supremex Acquisition Documents,
      ------------------------------
the PNG Acquisition Documents and all other agreements, documents and instruments executed and/or delivered pursuant to or in connection with any of the foregoing.

     "Required Lenders" means, at any date of determination, Lenders having in
      ----------------
the aggregate at least 66 2/3% (in equivalent Dollar amount as to any one or more of the following) of the sum of the aggregate outstanding Revolving Credit Loans Commitments (or, if the Revolving Credit Loans Commitments have terminated or expired, the aggregate outstanding principal amount of the Revolving Credit Loans, the aggregate Letter of Credit Liabilities and the aggregate Bankers' Acceptance Liabilities), plus the aggregate outstanding principal amount of the
                         ----
Term Loans A, plus the aggregate outstanding Term Loans B Commitments, plus the
              ----                                                     ----
aggregate outstanding principal amount of the Term Loans B.

     "Required Payment" means as specified in Section 3.4.
      ----------------                        -----------

     "Reserve Requirement" means, for any Eurodollar Loan of any Lender for any
      -------------------
Interest Period therefor, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under any regulations of the Board of Governors of the Federal Reserve System (or any successor) by such Lender for deposits exceeding $1,000,000 against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Lender by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the

Eurodollar Rate or the Adjusted Eurodollar Rate is to be determined or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

     "Restatement Date" means November 15, 1996, the date of this Agreement.
      ----------------

     "Revolving Credit Lender" means, as of any date of determination, a Lender
      -----------------------
which has a Revolving Credit Loans Commitment.

     "Revolving Credit Loans" means as specified in Section 2.1(c).
      ----------------------                        --------------

     "Revolving Credit Loans Commitment" means, as to any Lender, the obligation
      ---------------------------------
of such Lender to make or continue Revolving Credit Loans, to incur or participate in Letter of Credit Liabilities and to create Bankers' Acceptances hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Revolving Credit Loans Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Revolving Credit
                                  ------------    ----       ----------------
Loans Commitments" means such obligations of all Lenders.  As of the Restatement
-----------------
Date, the aggregate principal amount of the Revolving Credit Loans Commitments is Cdn. $10,000,000. Each Lender which has a Revolving Credit Loans Commitment must be a bank resident in Canada.

     "Revolving Credit Loans Notes" means the promissory notes made by the
      ----------------------------
Borrower evidencing the Revolving Credit Loans, in the form of Exhibit B hereto,
                                                               ---------
and also includes such promissory notes issued in registered form pursuant to

Section 2.2(b).
--------------

     "Revolving Credit Loans Maturity Date" means March 31, 2003.
      ------------------------------------

     "Second Restated Agreement" means as specified in Recital B of this
      -------------------------                        ---------
Agreement.

     "Security Documents" means the Mail-Well Security Agreement, the Borrower
      ------------------
Security Agreement, the Mortgages, the Holdings Security Agreement, the Holdings Guaranty, the Mail-Well Guaranty, the Subsidiary Security Agreements and the Subsidiary Guaranties, as they may be amended, modified, supplemented, renewed, extended or restated from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings and other agreements, documents, instruments and financing statements now or hereafter executed and/or delivered by any Loan Party in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

     "Subsidiary Guaranty" means the Guaranty Agreement or an amendment or
      -------------------
restatement thereof, as applicable, dated the Restatement Date executed by each Subsidiary of Mail-Well, other than the Borrower, MTRC and Classic, in favor of the Agent for the benefit of the Agent, the Lenders and/or the Mail-Well Lenders, and any guaranty executed pursuant to
Section 5.3 hereof, and any and all amendments, modifications, supplements,
-----------
renewals, extensions or restatements thereof.

     "Subsidiary Security Agreement" means the Security Agreement or an
      -----------------------------
amendment or restatement thereof, as applicable, dated the Restatement Date executed by each Subsidiary of Mail-Well, other than the Borrower, Classic and MTRC, and, with respect to Supremex Holdings, the Securities Pledge Agreement executed by Supremex Holdings, in favor of the Agent for the benefit of the Agent, the Lenders, the Mail-Well Lenders and/or the Equipment Lease Facility Lenders, and any security agreement executed pursuant to Section 5.3 hereof, and
                                                         -----------
any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Supremex Acquisition" means the acquisition by Supremex Acquisition
      --------------------
Company of all of the issued and outstanding Capital Stock, and certain stock options relating to Capital Stock, of Supremex Target pursuant to the Supremex Acquisition Agreement and the acquisition by Supremex Acquisition Company of the remaining outstanding stock options relating to the Capital Stock of Supremex Target pursuant to the Supremex Option Purchase Agreements.

     "Supremex Acquisition Agreement" means the Share Purchase Agreement dated
      ------------------------------
as of July 20, 1995, among Supremex Acquisition Company, Supremex Target, the shareholders of Supremex Target, the holders of stock options with respect to the Capital Stock of Supremex Target and the agents named therein and the unsecured Guaranty dated the Closing Date executed by Mail-Well pursuant to which it guarantees the obligations of Supremex Acquisition Company under such agreement.

     "Supremex Acquisition Company" means 3159051 Canada Inc., a corporation
      ----------------------------
incorporated under the Canada Business Corporations Act and (prior to the Supremex Amalgamation) a wholly-owned Subsidiary of Supremex Holdings.

     "Supremex Acquisition Documents" means the Supremex Acquisition Agreement,
      ------------------------------
the Supremex Option Purchase Agreements and each other material agreement, document or instrument executed or delivered in connection with or pursuant to the Supremex Acquisition Agreement or the Supremex Option Purchase Agreements.

     "Supremex Amalgamation" means the amalgamation of Supremex Acquisition
      ---------------------
Company, Supremex Target and Innova into a corporation incorporated under the Canadian Business Corporations Act under the name "Supremex Inc."

     "Supremex Amalgamation Agreement" means that certain Amalgamation Agreement
      -------------------------------
dated the Closing Date by and among Supremex Acquisition Company, Supremex Target and Innova.

     "Supremex Amalgamation Documents" means the Supremex Amalgamation Agreement
      -------------------------------
and each other agreement, document or instrument executed or delivered in connection with or pursuant to the Supremex Amalgamation.

     "Supremex Holdings" means Mail-Well Canada Holdings, Inc., a Delaware
      -----------------
corporation.

     "Supremex Option Purchase Agreements" means the six Option Purchase
      -----------------------------------
Agreements dated July 20, 1995, between Supremex Acquisition Company and certain employees of Supremex Target who held certain stock options granted by Supremex Target.

     "Supremex Target" means Supremex Inc., a corporation incorporated under the
      ---------------
Canada Business Corporations Act.

     "Swingline Advances" means as specified in Section 2.1(c).
      ------------------                        --------------

     "Term Loans" means the Term Loans A and the Term Loans B.
      ----------

     "Term Loans A" means as specified in Section 2.1(a).
      ------------                        --------------

     "Term Loans A Commitment" means, as to any Lender, the obligation of such
      -----------------------
Lender to make or continue Term Loans A hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Loans A Commitment", as the same may be terminated pursuant to Section 11.2, and "Term
                                                       ------------       ----
Loans A Commitments" means such obligations of all Lenders.  As of the
-------------------
Restatement Date, the aggregate principal amount of the Term Loans A Commitments is $45,000,000.

     "Term Loans A Maturity Date" means March 31, 2003.
      --------------------------

     "Term Loans A Notes" means the promissory notes made by the Borrower
      ------------------
evidencing the Term Loans A, in the form of Exhibit C hereto, and also includes
                                            ---------
such promissory notes issued in registered form pursuant to Section 2.2(b).
                                                            --------------

     "Term Loans B" means as specified in Section 2.1(b).
      ------------                        --------------

     "Term Loans B Commitment" means, as to any Lender, the obligation of such
      -----------------------
Lender to make or continue Term Loans B hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Loans B Commitment", as the same may be terminated pursuant to Section 11.2, and "Term
                                                       ------------       ----
Loans B Commitments" means such obligations of all Lenders.  As of the
-------------------
Restatement Date, the aggregate principal amount of the Term Loans B Commitments is $20,000,000.

     "Term Loans B Commitment Expiration Date" means December 31, 1996.
      ---------------------------------------

     "Term Loans B Funding Date" means the date (if any) upon which the Term
      -------------------------
Loans B are advanced to the Borrower in accordance with Section 2.1(b),which
                                                        --------------
date shall be concurrently with the PNG Acquisition Date.

     "Term Loans B Maturity Date" means March 31, 2003.
      --------------------------

     "Term Loans B Notes" means the promissory notes made by the Borrower
      ------------------
evidencing the Term Loans B, in the form of Exhibit D hereto, and also includes
                                            ---------
such promissory notes issued in registered form pursuant to Section 2.2(b).
                                                            --------------

     "Type" means any type of Loan (i.e., a Prime Rate Loan or Eurodollar Loan).
      ----

     "UCP" means as specified in Section 2.14(b).
      ---                        ---------------

     "Wisco" means WISCO Envelope Corp., a Tennessee corporation and a wholly-
      -----
owned Subsidiary of Mail-Well.

     "Wisco II" means Wisco II, L.L.C., a Delaware limited liability company and
      --------
a Wholly-Owned Subsidiary of Mail-Well.

     "Wisco III" means Wisco III, L.L.C., a Delaware limited liability company
      ---------
and a Wholly-Owned Subsidiary of Mail-Well.

     Section 1.2   Other Definitional Provisions.  All definitions contained in
                   -----------------------------
this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

     Section 1.3   Accounting Terms and Determinations.
                   -----------------------------------

     (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with such accounting principles applied in the preparation of the audited financial statements referred to in
Section 7.2(a).  All financial information delivered to the Agent pursuant to
--------------
Section 8.1 of the Mail-Well Credit Agreement shall be prepared in accordance with GAAP applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section
                                                                      -------
7.2(a) or in accordance with Section 8.7 of the Mail-Well Credit Agreement.
------

     (b) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual, quarterly or monthly financial statement under Section
8.1 of the Mail-Well Credit Agreement (i) a description, in reasonable detail, of any material variation between the application of GAAP employed in the preparation of the next preceding annual, quarterly or monthly financial statements as to which no objection has been made in accordance with the last sentence of Section 1.3 (a) preceding and (ii) reasonable estimates of the
            ---------------
difference between such statements arising as a consequence thereof.

     (c) To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement (including Article 10 of the Mail-Well Credit Agreement), neither Mail-Well nor the Borrower will change the last day of its fiscal year from within six days before or after December 31, or the last days of the first three fiscal quarters in each of its fiscal years from within six days before or after March 31, June 30 and September 30, respectively, in each case as exists as of the Restatement Date, except to fix the last day of the first, second and third fiscal quarters of Mail-Well at March 31, June 30 and September 30, respectively.

     Section 1.4   Financial Covenants and Reporting.  The financial covenants
                   ---------------------------------
contained in Article 10 of the Mail-Well Credit Agreement shall be calculated in accordance with Section 1.4 of the Mail-Well Credit Agreement.

                                   ARTICLE 2

                                     Loans
                                     -----

     Section 2.1   Loans and Commitments.
                   ---------------------

     (a)    (i)  Prior Term Loans A.  Pursuant to Section 2.1(a) of the Original
                 ------------------
     Supremex Credit Agreement and subject to the terms and conditions of the Original Supremex Credit Agreement and after giving effect to Section
                                                                   -------
     13.24, each Lender that now or hereafter holds a Term Loans A Commitment or
     -----
     its predecessor in interest made a term loan to the Borrower in a single disbursement on the Closing Date in an amount equal to its pro rata share (based upon its commitment percentage thereof) of $25,000,000.

            (ii) Prior Term Loans B.  Pursuant to Section 2.1(b) of the Original
                 ------------------
     Supremex Credit Agreement and subject to the terms and conditions of the Original Supremex Credit Agreement and after giving effect to Section
                                                                   -------
     13.24, each Lender that now or hereafter holds a Term Loans A Commitment or its predecessor in interest made a term loan to the Borrower in a single disbursement on the Closing Date in an amount equal to its pro rata share (based upon its commitment percentage thereof) of $25,000,000.

            (iii) Term Loans A.  Such term loans referred to in subsection (i)
                  ------------                                  --------------
     and (ii) above of this Section 2.1(a) made by the Lenders that now or
         ----               --------------
     hereafter hold Term Loans A Commitments or their predecessor in interest to the Borrower, i.e., the "Term Loans A" and the "Term Loans B" made under the Original Supremex Credit Agreement, are hereinafter collectively called the "Term Loans A". The Term Loans A Commitments have previously
          ------------
     terminated. As of the Restatement Date and after giving effect to the prepayments to be made by the Borrower in accordance with Section 2.7(f),
                                                               --------------
     the aggregate unpaid principal amount of the Term Loans A made pursuant to the Original Supremex Credit Agreement is $40,000,000, which amount shall be deemed to be outstanding as Term Loans A under this Agreement.

     (b)    Term Loans B. Subject to the terms and conditions of this Agreement,
            ------------
each Lender that now or hereafter holds a Term Loans B Commitment severally agrees to make a term loan to the Borrower in a single disbursement on the Term Loans B Funding Date in an amount not to exceed its Term Loans B Commitment. (Such term loans referred to in this Section 2.1(b) hereafter made by the
                                     --------------
Lenders that now or hereafter hold Term Loans B Commitments to the Borrower on the Term Loans B Funding Date are hereinafter collectively called the "Term
                                                                       ----
Loans
-----

 B".)  The Term Loans B Commitments shall terminate upon the earlier to
-----
occur of (i) the making of the Term Loans B or (ii) the Term Loans B Commitment Expiration Date.

     (c)  Revolving Credit Loans.  Pursuant to Section 2.1(c) of the Original
          ----------------------
Supremex Credit Agreement and subject to the terms and conditions of the Original Supremex Credit Agreement and after giving effect to Section 13.24,
                                                              -------------
each Lender that now or hereafter holds a Revolving Credit Loans Commitment or its predecessor in interest made one or more revolving credit loans to the Borrower from time to time from and including and after the Closing Date up to but not exceeding an amount equal to (in aggregate amount at any time outstanding) its pro rata share (based upon its commitment percentage thereof)
of Cdn. $20,000,000.   Subject to the terms and conditions of this Agreement,
each such Lender severally agrees to make one or more revolving credit loans in Cdn. Dollars to the Borrower from time to time from and including the Restatement Date to but excluding the Revolving Credit Loans Maturity Date up to but not exceeding the amount of such Lender's Revolving Credit Loans Commitment as then in effect; provided, however, that, for purposes of determining such
                   --------  -------
Lender's Revolving Credit Loans Commitment at any time for purposes of this
Section 2.1(c), an amount equal to the result of such Lender's Commitment
--------------
Percentage of its Revolving Credit Loans Commitment multiplied by the aggregate principal amount of the Swingline Advances outstanding at such time shall be deemed to be outstanding and advanced by such Lender as Revolving Credit Loans. (Such revolving credit loans referred to in this Section 2.1(c) made by the
                                                 --------------
Lenders that now or hereafter hold Revolving Credit Loans Commitments to the Borrower from and including and after the Closing Date and now or hereafter made by such Lenders to the Borrower from and including and after the Restatement Date, inclusive of the Swingline Advances previously, now or hereafter made by Paribas Bank of Canada and, except as otherwise provided herein, inclusive of the borrowings previously, now or hereafter made by the Borrower under Section
                                                                        -------
2.15 in the form of Bankers' Acceptances, are hereinafter collectively called
----
the "Revolving Credit Loans".)  Subject to the foregoing limitations and the
     ----------------------
other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolving Credit Loans hereunder prior to the Revolving Credit Loans Maturity Date. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may from time to time request, and Paribas Bank of Canada may at its discretion from time to time advance (but shall in no event be obligated to advance), Revolving Credit Loans which are to be funded solely by Paribas Bank of Canada (the "Swingline Advances"); provided, however, that (i)
                             ------------------    --------  -------
the aggregate principal amount of the Swingline Advances outstanding at any time shall not exceed Cdn. $2,000,000 and the aggregate principal amount of the Revolving Credit Loans outstanding at any time (inclusive of the Swingline Advances) shall not exceed the Revolving Credit Loans Commitments, (ii) all Swingline Advances shall be and shall remain as Prime Rate Loans and (iii) Paribas Bank of Canada shall give the Agent and each Lender written notice of the aggregate outstanding principal amount of the Swingline Advances on a monthly basis. Furthermore, upon one Business Day's prior written notice given by Paribas Bank of Canada to the Agent, the Borrower and the other Lenders at any time and from time to time (including, without limitation, at any time following the occurrence of a Default or an Event of Default), each Lender (including, without limitation, Paribas Bank of Canada) severally agrees, as provided in the second sentence of this Section 2.1(c), and notwithstanding
                                        --------------
anything to the contrary contained in this Agreement, any Default or Event of Default or the inability or failure of Mail-Well, the Borrower or any of their respective Subsidiaries to satisfy any condition precedent to funding any of the Loans contained in Article 6 (which conditions precedent shall not
                   ---------
apply to this sentence), to make a Revolving Credit Loan, in the form of a Prime Rate Loan, in an amount equal to its Commitment Percentage of the Revolving Credit Loans Commitments of the aggregate principal amount of the Swingline Advances then outstanding, and the proceeds of such Revolving Credit Loans shall be promptly paid by the Agent to Paribas Bank of Canada and applied as a repayment of the aggregate principal amount of the Swingline Advances then outstanding. As of the Restatement Date, the aggregate unpaid principal amount of the Revolving Credit Loans, Swingline Advances and Bankers' Acceptances made or accepted pursuant to the Original Supremex Credit Agreement is $_________, $__________ and $_________, respectively, and the aggregate outstanding principal amount of the Letters of Credit issued pursuant to the Original Supremex Credit Agreement is $_____________, all of which amounts shall be deemed to be outstanding as Revolving Credit Loans, Swingline Advances, Bankers' Acceptances and Letters of Credit, respectively, under this Agreement.

     (d)  Borrowing, Continuation and Conversion of Loans.  Subject to the terms
          -----------------------------------------------
and conditions of this Agreement, the Borrower may borrow the Loans as Prime Rate Loans or Eurodollar Loans and, until the applicable Maturity Date, the Borrower may Continue Eurodollar Loans or Convert Loans of one Type into Loans of the other Type; provided; however, that notwithstanding anything to the
                   --------  -------
contrary contained in this Agreement or any other Loan Document, the Borrower may borrow the Revolving Credit Loans only as Prime Rate Loans or Bankers' Acceptances and may not Convert Prime Rate Loans consisting of Revolving Credit Loans into Eurodollar Loans.

     (e)  Lending Offices.  Loans of each Type made by each Lender shall be made
          ---------------
and maintained at such Lender's Applicable Lending Office for Loans of such Type.

     Section 2.2   Notes.
                   -----

     (a)  Unregistered Notes.  The Term Loans A made by each Lender shall be
          ------------------
evidenced by a single promissory note of the Borrower in substantially the form of Exhibit C hereto, dated the Restatement Date, payable to the order of such
   ---------
Lender in a principal amount equal to its Term Loans A Commitment as originally in effect and otherwise duly completed. The Term Loans B made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit D hereto, dated the Restatement Date, payable to the order
            ---------
of such Lender in a principal amount equal to its Term Loans B Commitment as originally in effect and otherwise duly completed. The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B hereto, dated the Restatement
                                      ---------
Date, payable to the order of such Lender in a principal amount equal to its Revolving Credit Loans Commitment as originally in effect and otherwise duly completed. Each Lender is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) attached to each Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period for each Loan made by such Lender to the Borrower hereunder (or under the Original Supremex Credit Agreement) and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of the Borrower under such Note or this Agreement in respect of such Loan.

     (b)  Registered Notes.  Any Lender that is not a U.S. Person and that could
          ----------------
become completely exempt from withholding of U.S. Taxes in respect of payment of any Obligations due to such Lender hereunder relating to any of its Term Loans if such Term Loans were in registered form for U.S. Federal income tax purposes may request the Borrower (through the Agent), and the Borrower agrees thereupon, to exchange such Lender's Note evidencing its Term Loans for a promissory note registered as provided in Section 13.8(h) hereof (a "Registered Note").
                          ---------------            ---------------
Registered Notes may not be exchanged for Notes that are not in registered form.

     Section 2.3   Repayment of Loans.
                   ------------------

     (a) The Borrower shall pay to the Agent for the account of each applicable Lender the outstanding principal amount of the Term Loans A (and the outstanding principal amount of the Term Loans A shall be due and payable) in 26 installments (aggregating $45,000,000 in principal amount) in the following amounts on the following dates:

          Payment Date               Principal Installment
          ------------               ---------------------
          December 31, 1996                $  562,500
          March 31, 1997                   $  562,500
          June 30, 1997                    $  562,500
          September 30, 1997               $  562,500
          December 31, 1997                $  562,500
          March 31, 1998                   $  562,500
          June 30, 1998                    $  562,500
          September 30, 1998               $  562,500
          December 31, 1998                $  562,500
          March 31, 1999                   $  562,500
          June 30, 1999                    $  562,500
          September 30, 1999               $  562,500
          December 31, 1999                $  562,500
          March 31, 2000                   $  562,500
          June 30, 2000                    $  562,500
          September 30, 2000               $  562,500
          December 31, 2000                $  562,500
          March 31, 2001                   $  562,500
          June 30, 2001                    $  562,500
          September 30, 2001               $  562,500
          December 31, 2001                $5,625,000
          March 31, 2002                   $5,625,000
          June 30, 2002                    $5,625,000
          September 30, 2002               $5,625,000
          December 31, 2002                $5,625,000
          March 31, 2003                   $5,625,000

In addition, the Borrower shall pay to the Agent for the account of each applicable Lender all outstanding principal of the Term Loans A (and all outstanding principal of the Term Loans A shall be due and payable) on the Term Loans A Maturity Date.

     (b) The Borrower shall pay to the Agent for the account of each applicable Lender the principal amount of the Term Loans B outstanding as of the Term Loans B Commitment Expiration Date (and the principal amount of the Term Loans B outstanding as of the Term Loans B Commitment Expiration Date shall be due and payable) in 26 installments (aggregating in principal amount the aggregate principal amount of the Term Loans B outstanding as of the Term Loans B Commitment Expiration Date) payable on the following dates, each of which installments shall be in an amount equal to the product of (i) the aggregate principal amount of the Term Loans B outstanding as of the Term Loans B Commitment Expiration Date multiplied by (ii) the fraction set forth opposite
                           -------------
such date in the following table:

          Payment Date          Principal Installment
          ------------          ---------------------
          December 31, 1996             0.0125
          March 31, 1997                0.0125
          June 30, 1997                 0.0125
          September 30, 1997            0.0125
          December 31, 1997             0.0125
          March 31, 1998                0.0125
          June 30, 1998                 0.0125
          September 30, 1998            0.0125
          December 31, 1998             0.0125
          March 31, 1999                0.0125
          June 30, 1999                 0.0125
          September 30, 1999            0.0125
          December 31, 1999             0.0125
          March 31, 2000                0.0125
          June 30, 2000                 0.0125
          September 30, 2000            0.0125
          December 31, 2000             0.0125
          March 31, 2001                0.0125
          June 30, 2001                 0.0125
          September 30, 2001            0.0125
          December 31, 2001              0.125
          March 31, 2002                 0.125
          June 30, 2002                  0.125
          September 30, 2002             0.125
          December 31, 2002              0.125
          March 31, 2003                 0.125

In addition, the Borrower shall pay to the Agent for the account of each applicable Lender all outstanding principal of the Term Loans B (and all outstanding principal of the Term Loans B shall be due and payable) on the Term Loans B Maturity Date.

     (c) The Borrower shall pay to the Agent for the account of each applicable Lender the outstanding principal of the Revolving Credit Loans (and the outstanding principal of the Revolving Credit Loans shall be due and payable) on the Revolving Credit Loans Maturity Date.

     Section 2.4  Interest.
                  --------

     (a)  Interest Rate.  The Borrower shall pay to the Agent for the account of
          -------------
each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (i) during the periods such Loan is a Prime Rate Loan, the Prime Rate plus the Applicable Margin; and
     ----

          (ii) during the periods such Loan is a Eurodollar Loan, the Eurodollar Rate plus the Applicable Margin.
          ----

     (b)  Payment Dates.  The Borrower shall pay to the Agent for the
          -------------
account of the Original Supremex Lenders all interest accrued to the Restatement Date and not previously paid with respect to all "Loans", as such term is defined in the Original Supremex Credit Agreement. In addition, accrued interest on the Loans shall be due and payable as follows:

          (i)   in the case of Prime Rate Loans, on each Quarterly Date;

          (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period;

          (iii) upon the payment or prepayment of any Loan or the Conversion of any Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and

          (iv)  on the Maturity Date for such Loan.

     (c)  Default Interest.  Notwithstanding the foregoing, the Borrower
          ----------------
shall pay to the Agent for the account of each Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender, any Reimbursement Obligation and (to the fullest extent permitted by law) any other amount payable by the Borrower under this Agreement or any other Loan Document to or for the account of such Lender, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand by the Agent. Notwithstanding the foregoing, however, the Borrower shall not be obligated to pay any interest with respect to the Loans or other Obligations in excess of the rate specified herein prior to a Default if and to the extent that such interest at the Default Rate is prohibited by applicable law.

     Section 2.5  Borrowing Procedure.  The Borrower shall give the Agent notice
                  -------------------
of each borrowing hereunder in accordance with Section 2.9.  Not later than
                                               -----------
11:00 a.m. (Houston, Texas time) on the date specified for each borrowing hereunder, each Lender will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by wire transfer of immediately available funds to the Deposit Account no later than 1:00 p.m.

     Section 2.6  Optional Prepayments, Conversions and Continuations of Loans.
                  -----------------------------------------------------------
Subject to Section 2.7, the Borrower shall have the right from time to time to
           -----------
prepay the Loans, to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Eurodollar Loans; provided that: (a) the Borrower
                                              --------
shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.9, (b) Eurodollar Loans may only be Converted on the
               -----------
last day of the Interest Period, (c) except for Conversions of Eurodollar Loans into Prime Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing, (d) optional prepayments requested by the Borrower to be applied to the Term Loans A or the Term Loans B shall be applied to the Term Loans A and the Term Loans B as provided in the following sentence, (e) a Revolving Credit Loan consisting of a Swingline Advance may not be Converted to a Eurodollar Loan, and (f) no Conversions or Continuations of Bankers' Acceptances shall be made prior to the scheduled maturity therefor except with the prior written consent of the Revolving Credit Lenders, which consent shall only be granted upon such terms and conditions, with respect to timing, breakage costs or otherwise, as the Revolving Credit Lenders shall determine. Optional prepayments of the Term Loans A or the Term Loans B shall be applied to the unpaid principal amounts of the Term Loans A and the Term Loans B pro rata in accordance with the respective unpaid principal amounts of such Loans and shall be applied to the then remaining installments of principal of the Term Loans A and the Term Loans B pro rata.

     Section 2.7  Mandatory Prepayments.
                  ---------------------

     (a)      Excess Cash Flow.  Subject to Section 2.7(e), the Borrower shall,
              ----------------              --------------
on each Excess Cash Flow Prepayment Date, pay to the Agent, as a prepayment of the Term Loans A and the Term Loans B, an aggregate amount equal to 50% of Excess Cash Flow for the fiscal year of the Borrower then most recently ended, as reflected in the audited annual financial statements of the Borrower and its Subsidiaries for such fiscal year. Concurrently with the making of any such payment, the Borrower shall deliver to the Agent a certificate of a Responsible Officer of the Borrower demonstrating its calculation of the amount required to be paid.

     (b)      Insurance Recovery.  Subject to Section 2.7(e), the Borrower
              ------------------              --------------
shall, upon the receipt of any Excess Insurance Proceeds, pay (or cause to be paid) to the Agent, as a prepayment of the Term Loans A and the Term Loans B, an aggregate amount equal to such Excess Insurance Proceeds.

     (c)      Equity Issuances.  Subject to Section 2.7(e), Mail-Well and/or the
              ----------------              --------------
Borrower (as applicable) shall, on each day that Holdings or any of its Subsidiaries (including, without limitation, Mail-Well or the Borrower) receives any Net Proceeds from any Equity Issuance, pay to the Agent, as a prepayment of the Term Loans A, the Term Loans B, the Mail-Well Term Loans A and the Mail-Well Acquisition Loans, an aggregate amount equal to 50% of the Net Proceeds from such Equity Issuance; provided, if and to the extent that the application of any
                      --------
such
prepayment (or any portion thereof) to the Term Loans would result in noncompliance with the Canadian Five Year Rule, then such prepayment (or portion thereof) shall be applied by Mail-Well to the Mail-Well Term Loans and the Mail-Well Acquisition Loans and not to the Term Loans.

     (d)      Application of Mandatory Prepayments.  All prepayments pursuant to
              ------------------------------------
Section 2.7(a) or 2.7(b) preceding shall be allocated to the unpaid principal
--------------    ------
amounts of the Term Loans A and the Term Loans B pro rata in accordance with the respective unpaid principal amounts of such Loans, and shall be applied to the then remaining installments of principal of the Term Loans A and the Term Loans B pro rata. All prepayments pursuant to Section 2.7(c) preceding, if such
                                         --------------
prepayment is required to be made prior to the Mail-Well Acquisition Loans Commitment Expiration Date, shall be allocated to the unpaid principal amounts of the Mail-Well Term Loans and (if and to the extent that such prepayments or any portion thereof are to be applied to the Term Loans), the Term Loans A and Term Loans B pro rata in accordance with the respective unpaid principal amounts of such loans until such loans have been paid in full and then shall be allocated to the unpaid principal amount of the Mail-Well Acquisition Loans and, if such prepayment is required to be made on or after the Mail-Well Acquisition Loans Commitment Expiration Date, shall be allocated to the unpaid principal amounts of the Mail-Well Term Loans and the Mail-Well Acquisition Loans and (if and to the extent that such prepayments or any portion thereof are to be applied to the Term Loans) the Term Loans A and the Term Loans B pro rata in accordance with the respective unpaid principal amounts of such loans, and shall be applied to the remaining installments of principal of such loans pro rata.

     (e)      Canadian Five Year Rule.  Notwithstanding anything to the contrary
              -----------------------
contained in this Agreement, the Borrower shall not be obligated to make any prepayment of the principal of the Term Loans if and to the extent that such prepayment would result in noncompliance with the Canadian Five Year Rule; provided, however, that the aggregate amount which would be required to be
--------  -------
applied as a prepayment of the principal of the Term Loans but for this Section
                                                                        -------
2.7(e) shall be reinvested in the ordinary course of business of the Borrower.
------

     Section 2.8  Minimum Amounts.   Except for Conversions and prepayments
                  ---------------
pursuant to Section 2.7 and Article 4, each borrowing, each Conversion and each
            -----------     ---------
prepayment of principal of the Loans (exclusive of the Swingline Advances which may be in any amount) shall be in an amount at least equal to (a) $1,000,000 or an integral multiple in excess thereof, or (b) with respect to the Revolving Credit Loans other than Bankers' Acceptances, Cdn. $250,000 or an integral multiple of Cdn. $100,000 in excess thereof, or (c) with respect to Bankers' Acceptances, Cdn. $300,000 or an integral multiple of Cdn. $300,000 in excess thereof (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period).

     Section 2.9  Certain Notices.   Notices by the Borrower to the Agent of
                  ---------------
terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. (Houston, Texas, time) or, with respect to Bankers' Acceptances, 9:00 a.m. (Houston, Texas, time) on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                          Number of
                      Notice                         Business Days Prior
                      ------                         -------------------
Borrowing of Term Loans which are Prime Rate Loans             1
Borrowing of Term Loans which are Eurodollar Loans             3
Borrowing of Revolving Credit Loans which are
 Prime Rate Loans                                              1
Borrowing of Bankers' Acceptances                              2
Conversions or Continuations of Loans                          3
Prepayments of Term Loans                                      5
Prepayments of Revolving Credit Loans                          1

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 2.8 hereof)
                                                           -----------
and Type of the Loans to be borrowed (including, with respect to any Revolving Credit Loans, whether any such Loans shall consist of Swingline Advances), Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Notices of borrowings, Conversions, Continuations or prepayments shall be in the form of Exhibit E hereto, appropriately completed as applicable. Each such notice of
---------
the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 2.9, such Loan
                                                         -----------
(if outstanding as Eurodollar Loan) will be automatically Converted into a Prime Rate Loan on the last day of preceding Interest Period for such Loan or (if outstanding as a Prime Rate Loan) will remain as, or (if not then outstanding) will be made as, a Prime Rate Loan. The Borrower may not borrow any Eurodollar Loans, Convert any Loans into Eurodollar Loans or Continue any Loans as Eurodollar Loans if the interest rate for such Eurodollar Loans would exceed the Maximum Rate.

     Section 2.10  Use of Proceeds.
                   ---------------

     (a) The Borrower represents and warrants to the Agent and the Lenders that the proceeds of any Term Loans B shall be used by the Borrower to partially finance the PNG Acquisition and to pay transaction costs associated with the PNG Acquisition.

     (b) The Borrower represents and warrants to the Agent and the Lenders that the proceeds of the Revolving Credit Loans, Bankers' Acceptances and Letters of Credit to be made on and after the Restatement Date shall be used by the Borrower to partially finance the PNG Acquisition, to pay transaction costs associated with the PNG Acquisition and for working capital and general corporate purposes of the Borrower and its Wholly-Owned Subsidiaries in the ordinary course of business.

     (c) None of the proceeds of any Loan have been or will be used to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System).

     Section 2.11  Fees.
                   ----

     (a) Mail-Well and the Borrower jointly and severally agree to pay to the Agent for the account of each Lender a commitment fee on the daily average unused or unfunded amount of such Lender's Revolving Credit Loans Commitment and Term Loans B Commitment, for the period from and including the Restatement Date to and including the Revolving Credit Loans Maturity Date with respect to the Revolving Credit Loans Commitment and for the period from and including the Restatement Date to and including the Term Loans B Commitment Expiration Date with respect to the Term Loans B Commitment, at the rate of one-half of one percent (.50%) per annum based on a 360 day year and the actual number of days elapsed, which accrued commitment fees shall be payable in arrears on each Quarterly Date beginning on December 31, 1996 and on the Revolving Credit Loans Maturity Date (with respect to the Revolving Credit Loans Commitment) or the Term Loans B Commitment Expiration Date (with respect to the Term Loans B Commitment). For purposes of this Section 2.11(a), the outstanding principal
                                   ---------------
amount of the Swingline Advances shall be deemed to be unused and unfunded amounts under the Revolving Credit Loans Commitments.

     (b) Mail-Well agrees to pay to the Agent such additional fees as are specified in the Agent's Letter, which fees shall be payable in such amounts and on such dates as are specified therein.

     (c) The Borrower agrees to pay to Paribas Bank of Canada for the account of the Revolving Credit Lenders an Acceptance Fee on each Bankers' Acceptance issued pursuant hereto immediately upon the acceptance of each such Bankers' Acceptance.

     (d) On the Restatement Date, the Borrower agrees to pay (i) to the Agent for the account of the Original Supremex Lenders, the accrued but unpaid commitment fees referred to in Section 2.11(a) of the Original Supremex Credit Agreement, (ii) to the Agent for the account of the Original Supremex Lenders, the accrued but unpaid fees referred to in the first sentence of Section 2.14(c) of the Original Supremex Credit Agreement relating to Letters of Credit, and
(iii) to the Issuing Bank, the accrued but unpaid fees referred to in the third sentence of Section 2.14(c) of the Original Supremex Credit Agreement relating to Letters of Credit.

     Section 2.12  Computations.   Interest and fees payable by Mail-Well and/or
                   ------------
the Borrower hereunder and under the other Loan Documents on all Loans, other than Prime Rate Loans and Bankers' Acceptance Liabilities, shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless, in the case of interest, such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Interest and fees payable by Mail-Well and/or the Borrower hereunder and under the other Loan Documents on Prime Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and interest and fees payable by the Borrower hereunder on Bankers' Acceptance Liabilities shall be computed on the basis of a year of 365 days.
For purposes of the Interest Act (Canada), the annual rate of interest applicable to the Revolving Credit Loans and Reimbursement Obligations and other Obligations relating thereto to which each of the applicable interest rates under this Agreement is equivalent is the stated rate multiplied by the actual number of days in the year and divided by 365.

     Section 2.13 Reduction or Termination of Revolving Credit Commitments. The
                  --------------------------------------------------------
Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Credit Loans Commitments at any time and from time to time (exclusive of any unused portion of the Revolving Credit Loans Commitments that may be required to be advanced by the Lenders to refinance Swingline Advances then outstanding), provided that (a) the Borrower shall give notice of each such
                   --------
termination or reduction as provided in Section 2.9 and (b) each partial
                                        -----------
reduction shall be in an aggregate amount at least equal to Cdn. $1,000,000. The Revolving Credit Loans Commitments may not be reinstated after they have been terminated or reduced.

     Section 2.14  Letters of Credit.
                   -----------------

     (a)     Subject to the terms and conditions of this Agreement, the
Borrower may utilize the Revolving Credit Loans Commitments by requesting that the Issuing Bank issue Letters of Credit; provided, that the aggregate amount of
                                          --------
outstanding Letter of Credit Liabilities shall not at any time exceed Cdn. $8,000,000. Upon the date of issue of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation to the extent of such Lender's Commitment Percentage in such Letter of Credit.

     (b)     The Borrower shall give the Issuing Bank (with a copy to the
Agent) at least five Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Issuing Bank shall promptly notify each applicable Lender of the contents thereof and of such Lender's Commitment Percentage of the amount of the proposed Letter of Credit. Each Letter of Credit shall have an expiration date that does not exceed one year from the date of issuance and that does not extend beyond the Revolving Credit Loans Maturity Date, shall be payable in Cdn. Dollars, shall support a transaction entered into in the ordinary course of the Borrower's business, shall be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such agreements, documents and instruments (including a Letter of Credit Agreement) as the Issuing Bank may reasonably require, none of which shall be inconsistent with this Section 2.14. Each
                                                       ------------
Letter of Credit shall (i) provide for the payment of drafts presented for, on or thereunder by the beneficiary in accordance with the terms thereof, when such drafts are accompanied by the documents (if any) described in the Letter of Credit and (ii) to the extent not inconsistent with the terms hereof or any applicable Letter of Credit Agreement, be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revision thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank, the "UCP"), and shall,
                          ---
as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

     (c) Mail-Well and the Borrower jointly and severally agree to pay to the Agent for the account of each Lender, in arrears on each Quarterly Date beginning on December 31, 1996 and on the Revolving Credit Loans Maturity Date, a nonrefundable letter of credit fee with respect to each Letter of Credit issued in an amount equal to (i) the rate per annum equal to the Applicable Margin (for Revolving Credit Loans) for Eurodollar Loans in effect on the date of issuance of such Letter of Credit (with respect to the fee due on the first Quarterly Date after issuance) or on the first day of the applicable quarterly or other period beginning after the calendar quarter during which the issuance of such Letter of Credit occurred (with respect to the fee due on each subsequent Quarterly Date or on the Revolving Credit Loans Maturity Date) minus
                                                                          -----
one-eighth of one percent (0.125%), multiplied by (ii) the daily average face amount of the Letter of Credit in effect during the applicable period. The Agent agrees to pay to each Lender, promptly after receiving any payment of letter of credit fees referred to above in this Section 2.14 (c), such Lender's
                                                ----------------
Commitment Percentage of such fees. Mail-Well and the Borrower jointly and severally agree to pay to the Issuing Bank for its own account, in arrears on each Quarterly Date beginning on December 31, 1996 and on the Revolving Credit Loans Maturity Date, if such Letter of Credit was outstanding at any time during any portion of the quarterly period (or, with respect to the December 31, 1996 Quarterly Date, the period from the Restatement Date through such Quarterly
Date) immediately preceding such Quarterly Date or the Revolving Credit Loans Maturity Date, a nonrefundable letter of credit fee with respect to each Letter of Credit issued by the Issuing Bank hereunder in an amount equal to (A) one-eighth of one percent (0.125%) per annum, multiplied by (B) the daily average face amount of the Letter of Credit in effect during such period. In addition to the foregoing fees, Mail-Well and the Borrower shall jointly and severally pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     (d) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower and each Lender as to the amount to be paid as a result of such demand or drawing and the respective payment date. If at any time the Issuing Bank shall make a payment to a beneficiary of a Letter of Credit pursuant to a drawing under such Letter of Credit, each Lender will pay to the Issuing Bank, immediately upon the Issuing Bank's demand at any time commencing after such payment until reimbursement therefor in full by the Borrower, an amount equal to such Lender's Commitment Percentage of such payment, together with interest on such amount for each day from the date of such payment to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate.

     (e) The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. The Issuing Bank will pay to each such Lender such Lender's Commitment Percentage of all amounts received from or on behalf of the Borrower for application in payment, in whole or in part, of the

Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to Section 2.14 (d). Outstanding Reimbursement
                             ----------------
Obligations shall bear interest at the Default Rate and such interest shall be payable on demand.

     (f) The Reimbursement Obligations of the Borrower under this Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances:

             (i) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

             (ii) Any amendment or waiver of or any consent to departure from any Loan Document;

             (iii) The existence of any claim, setoff, counterclaim, defense or other right which any Loan Party or other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, the Issuing Bank, the Lenders or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

             (iv) Any statement, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

             (v) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided, that such payment shall not
                                         --------
     have constituted gross negligence or willful misconduct of the Issuing Bank; and

             (vi) Any other circumstance whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or event shall not have been the result of the gross negligence or willful misconduct of the Issuing Bank.

     (g) The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, the Issuing Bank, the Lenders nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, (b) errors, omissions, interruptions or delays in transmission or delivery of any messages,
(c) the validity, sufficiency or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit; provided, however, that, notwithstanding
                                      --------  -------
the foregoing, the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not indirect or consequential, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     (h) All Letters of Credit issued pursuant to the Original Supremex Credit Agreement shall be deemed to be Letters of Credit issued pursuant to this Agreement.

     Section 2.15  Bankers' Acceptances.
                   --------------------

     (a)     Utilization of Revolving Credit Loans Commitments.  Subject to the
             -------------------------------------------------
terms and conditions of this Agreement, the Borrower may utilize the Revolving Credit Loans Commitments by requesting that the Revolving Credit Lenders create Bankers' Acceptances.

     (b)     Commitments.  Subject to the terms and conditions of this
             -----------
Agreement, each Revolving Credit Lender severally agrees from time to time to accept one or more drafts constituting Bankers' Acceptances drawn on it by the Borrower from time to time from and including the Restatement Date to but excluding the Revolving Credit Loans Maturity Date.

     (c)     Notices, Terms, etc. Each Bankers' Acceptance (i) shall be preceded
             -------------------
by a written notice in the form of Exhibit E hereto received by the Agent not
                                   ---------
later than 9:00 a.m. (Houston, Texas, time) two Business Days prior to the proposed date of acceptance of the Bankers' Acceptance, (ii) shall be denominated in Cdn. Dollars, (iii) shall be in the minimum aggregate face of Cdn. $300,000 or an integral multiple of Cdn. $300,000 in excess thereof, (iv) shall have a term of 30 to 90 days (taking into account the mandatory prepayments to be made under Section 2.7), without days of grace, (v) shall
                             -----------
mature on a Business Day on or before the Revolving Credit Loans Maturity Date, and (vi) may, at each Revolving Credit Lender's option, be purchased by such Revolving Credit Lender for its own account or sold or traded in the money market, either directly or through stock brokers or dealers.

     (d)     Discount.  Upon the issue of Bankers' Acceptances which are
             --------
purchased by a Revolving Credit Lender for its own account, the Borrower shall be entitled to be credited by Paribas Bank of Canada on behalf of such Revolving Credit Lender with the Discounted Proceeds thereof, less the Acceptance Fee. However, the full face value of Bankers' Acceptances, without Discount, shall be used when calculations are made to determine the amount of Bankers' Acceptance Liabilities. The Revolving Credit Lenders may at any time and from time to time sell, rediscount or otherwise dispose of such Bankers' Acceptance upon such terms and conditions as the Revolving Credit Lenders may determine in their sole discretion and the Revolving Credit Lenders shall be entitled to retain all proceeds received from such sale, rediscount or other disposition (whether the amount of such proceeds is more, less or the same as the proceeds advanced to the Borrower or its order as a result of the Revolving Credit Lender's purchase of the Bankers' Acceptance).

     (e) Conversion or Continuation.  Upon the issue of each Bankers' Acceptance
         --------------------------
as a result of the conversion of an outstanding Revolving Credit Loan into Bankers' Acceptances or as a result of the renewal or continuation of outstanding Bankers' Acceptances, the Borrower shall, concurrently with such conversion or renewal or continuation, pay in advance out of its own funds to Paribas Bank of Canada for the account of the Revolving Credit Lenders an amount equal to the Discount applicable to such issue, to be applied against the principal of the Revolving Credit Loan being so converted or renewed, plus the Acceptance Fee for the converted, renewed or continued Bankers' Acceptances.

     (f) Execution of Bankers' Acceptances.  Drafts of the Borrower to be
         ---------------------------------
accepted as Bankers' Acceptances hereunder shall be signed by a duly authorized officer or duly authorized officers of the Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as one of such officers may no longer be an authorized signatory for the Borrower at the date of issue of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issue and any such Bankers' Acceptance so signed shall be binding on the Borrower.

     (g) Delivery of Bankers' Acceptances.
         --------------------------------

              (i) The Borrower shall deliver to each Revolving Credit Lender for acceptance, at or before 10:00 a.m. on the Business Day preceding the date of issue of any Bankers' Acceptances, an appropriate number of signed and endorsed forms of Bankers' Acceptances in order to allow each Revolving Credit Lender to accept such instruments in the aggregate and face amounts and for the maturities chosen by the Borrower, subject to Section 2.15(c)).
                                                               ---------------
     In this respect, the Revolving Credit Lenders will deliver from time to time to the Borrower blank forms of Bankers' Acceptances to be signed and returned by the Borrower in order to maintain an adequate supply of such instruments for acceptance hereunder. No Revolving Credit Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide duly executed and endorsed drafts to such Revolving Credit Lender on a timely basis nor shall any Revolving Credit Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except a loss or improper use arising by reasons of the gross negligence or wilful misconduct of such Revolving Credit Lender.

              (ii) Each Revolving Credit Lender will maintain a record with respect to Bankers' Acceptances (A) received by it from the Borrower in blank hereunder, (B) voided by it for any reason, (C) accepted by it hereunder, and (D) canceled at their respective maturities. The Revolving Credit Lenders agree to provide such records to the Borrower promptly upon request.

     (h)      Bankers' Acceptances.
              --------------------

              (i) If Bankers' Acceptances are outstanding hereunder, the Borrower shall, prior to the date of maturity of the then current Bankers' Acceptances, select and irrevocably notify the Agent of the term to apply to any renewal or continuation thereof or of the intention of the Borrower to repay or convert such borrowing at the maturity of the related Bankers' Acceptances, such notice to be given in accordance with Section 2.15(c).
                                                             ---------------
     The Agent, promptly following receipt of a notice in respect of Bankers' Acceptances as aforesaid, shall so advise the Revolving Credit Lenders and shall also advise each Revolving Credit Lender of the term (which shall be identical for all Revolving Credit Lenders) and the aggregate face amount of the Bankers' Acceptances to be accepted by it. The aggregate face amount of the Bankers' Acceptances to be accepted by a Revolving Credit Lender shall be determined by the Agent by reference to the respective Commitments Percentages of the Revolving Credit Loans Commitments of the Revolving Credit Lenders, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Revolving Credit Lender would not be Cdn. $100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Agent in its sole discretion to Cdn. $100,000 or the nearest whole multiple of that amount, as appropriate.

              (ii) If the Borrower chooses to renew or continue a borrowing outstanding by way of Bankers' Acceptances in the form of Bankers' Acceptances, the term of the new Bankers' Acceptances shall commence on and include the maturity date of the relative Bankers' Acceptances being renewed. If the Borrower fails to so notify the Agent as provided in clause (i) of this Section 2.15(h) preceding, the Borrower shall be deemed
     ----------         ---------------
     to have notified the Agent of its intention to convert the relevant borrowing by way of Bankers' Acceptances into a Revolving Credit Loan.

              (iii) The Borrower shall, by not later than 11:00 a.m. (Houston, Texas time) on the maturity date of each Bankers' Acceptance, pay to Paribas Bank of Canada for the account of the Revolving Credit Lenders an amount equal to the face amount of all Bankers' Acceptances accepted by the Revolving Credit Lenders and maturing on that day, by effecting such payment out of its own funds to Paribas Bank of Canada for the account of the Revolving Credit Lenders, by converting such Bankers' Acceptance into another form of borrowing hereunder or by renewing or continuing such Bankers' Acceptance in accordance with the provisions hereof.

              (iv) If the Borrower fails to provide payment of the face amount of a Bankers' Acceptance on its maturity date as required pursuant to clause (iii) of this Section 2.15(h) preceding, then the Cdn. Dollar
        ------------         ---------------
     amount of such failed payment shall be deemed for all purposes of this Agreement to be and shall be treated in all respects as a borrowing by way of a Revolving Credit Loan constituting a Prime Rate Loan as and from such maturity date.

     (i) Acceptance Fee.  The Borrower authorizes and directs Paribas Bank of
         --------------
Canada and the Revolving Credit Lenders to deduct the amount of the Acceptance Fee from the Discounted Proceeds of Bankers' Acceptances purchased by a Revolving Credit Lender for its own account, upon the issue of each Bankers' Acceptance.

     (j) Alternate Basis of Borrowing.  If at any time during the term of this
         ----------------------------
Agreement, a Revolving Credit Lender determines in good faith (which determination shall be final, conclusive and binding upon the Borrower) that, by reasons of circumstances or changes affecting the market for Bankers' Acceptances, (i) it is no longer possible to establish the Discount Rate in respect to Bankers' Acceptances, or (ii) the market for Bankers' Acceptances no longer exists, is too weak for its normal use by such Revolving Credit Lender or is not capable in the normal course of business to absorb Bankers' Acceptances accepted by such Revolving Credit Lender, then the Agent shall, on behalf of the Revolving Credit Lender affected by such event or circumstances (the "Affected
                                                                      --------
Lender"), immediately notify the Borrower of the Affected Lender's determination
------
in writing with an indication of the Revolving Credit Loans affected by such determination. For so long as the circumstances referred to in clause (i) or
                                                                ----------
(ii) preceding shall continue, the Affected Lender shall not be obligated to
----
make any further borrowings available by way of Bankers' Acceptances and thereafter, until notice to the contrary is given to the Borrower by the Agent, the Affected Lender shall only be obligated to make other forms of borrowings available to the Borrower hereunder.

     (k) Waiver of Claim.  The Borrower shall have no right to raise or set up
         ---------------
as against any of the Revolving Credit Lenders any defense or right of action, indemnification or set-off or compensation or any similar defense or claim of any nature whatsoever which the Borrower may have had at any time or may have in the future with respect to any holder of one or more Banker's Acceptance(s) issued hereunder.

     (l) Eligible Assignees.
         ------------------

         (i) The Borrower acknowledges and agrees that each Revolving
     Credit Lender may, from time to time, arrange for Eligible Assignees to meet, in whole or in part, such Revolving Credit Lender's obligations of accepting Bankers' Acceptances hereunder, in which case such Eligible Assignees' forms for Bankers' Acceptances may be used. The Borrower agrees that, in the event of a default in the payment of any Bankers' Acceptance accepted by such Eligible Assignee and in the event of payment by such Eligible Assignee of the amount outstanding under the Bankers Acceptance so accepted, the Borrower shall immediately reimburse the said amount to such Eligible Assignee directly, with interest thereon at a rate equivalent to the rate applicable to the Prime Rate Loans. A failure to reimburse an Eligible Assignee as provided hereinabove shall constitute an Event of Default hereunder.

         (ii) The Borrower irrevocably and unconditionally authorizes each Revolving Credit Lender, on behalf and for the account of the Borrower, to complete, in the space provided for the Revolving Credit Lender's name, the name of such Eligible Assignee accepting the Bankers' Acceptance.

              (iii) Each Revolving Credit Lender agrees that in the event an Eligible Assignee executes in whole or in part such Revolving Credit Lender's obligation of accepting Bankers' Acceptances hereunder, the costs of borrowing shall not be any greater for the Borrower than if such Revolving Credit Lender had itself accepted the Bankers' Acceptances so accepted.

              (iv) The Borrower recognizes that each Revolving Credit Lender may, at its discretion, enter into compensatory agreements with an Eligible Assignee pursuant to which such Revolving Credit Lender may assume certain obligations and liabilities in respect of such Eligible Assignee. If the Borrower fails to make a payment to any such Eligible Assignee, as provided in clause (i) preceding of this Section 2.15(1), the Borrower shall, as a
        ----------                    ---------------
     separate and distinct obligation, pay to such Revolving Credit Lender, on demand, an amount equal to the amount owing to such Eligible Assignee pursuant to Section 2.15(1). The Borrower recognizes and agrees that the
                 ---------------
     foregoing obligation of the Borrower shall be entitled to the security of the Security Documents.

     (m) Maintenance of Records.  Paribas Bank of Canada shall open and maintain
         ----------------------
on its books accounts and records evidencing the Revolving Credit Loans (including the Bankers' Acceptances) made available to the Borrower by each Revolving Credit Lender under the Revolving Credit Loans Commitments. Paribas Bank of Canada shall record therein the amount of such borrowings and each payment of principal and interest on such borrowings, shall record the Bankers' Acceptances accepted, paid and canceled by each Revolving Credit Lender and all other amounts becoming due to each Revolving Credit Lender in connection with the Revolving Credit Loans Commitments under the Loan Documents, including standby fees, Acceptance Fees and administration fees, breakage costs and all payments on account thereof. Such accounts and records maintained by Paribas Bank of Canada on behalf of the Revolving Credit Lenders will constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the
                           ----- -----
Borrower to the Revolving Credit Lenders, the date the Revolving Credit Lenders made each Revolving Credit Loan (including the Bankers' Acceptances) available to the Borrower under the Revolving Credit Loans Commitments and the amounts the Borrower has paid from time to time to the Revolving Credit Lenders on account thereof.

     (n) All Bankers' Acceptances accepted pursuant to the Original Supremex Credit Agreement shall be deemed to be Bankers' Acceptances accepted pursuant to this Agreement.

                                   ARTICLE 3

                                    Payments
                                    --------

     Section 3.1  Method of Payment.  All payments of principal, interest, fees
                  -----------------
and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars or Cdn. Dollars (as applicable) and in immediately available funds, without setoff, deduction or counterclaim, not later than 11:00 a.m. (Houston, Texas time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day; provided, however, that
     --------  -------

Paribas Bank of Canada will act as collection agent on behalf of the Agent with respect to principal, interest and fees relating to the Revolving Credit Loans, the Letters of Credit and the Revolving Credit Loans Commitments). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as the Agent may elect, subject to Section 3.2.) Upon the occurrence and during the
                      ------------
continuation of an Event of Default, all proceeds of any Collateral, and all funds from time to time on deposit in any Concentration Account or any deposit account, may be applied by the Agent to the Obligations in such order and manner as the Agent may elect, subject to Section 3.2. Notwithstanding the foregoing,
                                   ------------
however, (a) if an Event of Default has occurred and is continuing, the Agent and the Lenders agree among themselves that, subject to the terms of the Intercreditor Agreement, all such payments, proceeds and funds shall be applied pro rata to the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit (based upon the outstanding principal amount of the Term Loans A, the outstanding principal amount of the Term Loans B, the outstanding principal amount of the Revolving Credit Loans and the aggregate unreimbursed drawings under Letters of Credit as a percentage of the sum of the aggregate outstanding principal amount of all of the Loans plus the aggregate unreimbursed drawings under Letters of Credit) and (b) all payments (including prepayments) of principal and interest on or with respect to the Revolving Credit Loans shall be first applied to the Swingline Advances until all principal and interest with respect to the Swingline Advances are paid in full whether or not an Event of Default has occurred and is continuing. Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided in
                 ------------------
this Agreement and except to the extent that payments of principal and interest with respect to the Revolving Credit Loans constituting Swingline Advances are to be paid solely to Paribas Bank of Canada: (a) each Loan shall be made by the Lenders under Section 2.1, each payment of commitment fees under Section 2.11
              -----------                                        ------------
(a) shall be made for the account of the Lenders, and each termination or
---
reduction of the Commitments under Section 2.13 shall be applied to the
                                   ------------
appropriate Commitments of the Lenders, pro rata according to the respective unused Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.4) shall be
                                                        -----------
made pro rata among the Lenders holding Loans of such Type according to the amounts of their respective appropriate Commitments; (c) each payment and prepayment by the Borrower of principal of or interest on Loans of a particular Type shall be made to the Agent for the account of the Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; (d) Interest Periods for Loans of a particular Type shall be allocated among the Lenders holding Loans of such Type pro rata according to the respective principal amounts held by such Lenders; and (e) the Lenders (other than the Issuing Bank) shall purchase participations in the

Letters of Credit pro rata in accordance with their Commitment Percentages of the aggregate Revolving Credit Loans Commitments.

     Section 3.3  Sharing of Payments, Etc.  Subject to the terms of the
                  ------------------------
Intercreditor Agreement, if a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such adjustments from time to time as shall be equitable to the end that all the Lenders shall share pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     Section 3.4 Non-Receipt of Funds by the Agent. Unless the Agent shall have
                 ---------------------------------
been notified by a Lender or the Borrower (the "Payor") prior to the date on
                                                -----
which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective
                         ----------------
upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

     Section 3.5  Withholding Taxes.  All payments by Mail-Well or the Borrower
                  -----------------
of principal of and interest on the Loans and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without deduction by reason of, any present or future taxes, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than taxes on the overall net income of the Agent or any Lender). If any such taxes, duties, imposts, assessments or other charges are so levied or imposed, Mail-Well and/or the Borrower (as applicable depending upon which of such Person(s) was obligated with respect to the original payment) will (a) make additional payments in such amounts so that every net payment of principal of and interest on the Loans and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, duties, imposts, assessments or other charges (including any tax imposed on or measured by net income of the Agent or a Lender attributable to payments made to or on behalf of the Agent or a Lender pursuant to this Section 3.5 and any penalties
                                                 -----------
or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction (provided
                                                                     --------
that Mail-Well and the Borrower shall have no obligation to pay such additional amounts to the Agent or any Lender to the extent that such taxes, duties, imposts, assessments or other charges are levied or imposed by reason of the failure of the Agent or such Lender to comply with the provisions of Section
                                                                     -------
3.6), (b) make such withholding or deduction, and (c) remit the full amount
---
deducted or withheld to the relevant Governmental Authority in accordance with applicable law. The Borrower shall furnish promptly to the Agent for distribution to each affected Lender, as the case may be, upon request of such Lender, official receipts evidencing any such payment, withholding or reduction. Mail-Well and the Borrower will indemnify the Agent and each Lender (without duplication) against, and reimburse the Agent and each Lender for, all present and future taxes, duties, imposts, assessments or other charges (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on the overall net income of the Agent or such Lender, on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof (the "reimbursable taxes"). Any such indemnification shall be on an after-tax
      ------------------
basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity. Without prejudice to the survival of any other term or provision of this Agreement, the obligations of Mail-Well and the Borrower under this Section 3.5 shall survive the repayment of the Loans, the Letter of Credit
     -----------
Liabilities, the Bankers' Acceptance Liabilities and the other Obligations and the termination of the Commitments.

     Section 3.6  Withholding Tax Exemption.  Each Lender that is not
                  -------------------------
incorporated or otherwise formed under the laws of the U.S. or a state thereof agrees that it will, prior to or on or about the Restatement Date or the date upon which it becomes a party to this Agreement and if it is legally able to do so, deliver to the Borrower (on behalf of Mail-Well and the Borrower) and the Agent two duly completed copies of U.S. Internal Revenue Service Form 1001, 4224 or W-8, as appropriate, certifying in any case that such Lender is entitled to receive payments from Mail-Well and the Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes. Each Lender which so delivers a Form 1001, 4224 or W-8 further undertakes to deliver to Borrower (on behalf of Mail-Well and the Borrower) and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments from Mail-Well and the Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.

                                   ARTICLE 4

                        Yield Protection and Illegality
                        -------------------------------

     Section 4.1  Additional Costs.
                  ----------------

     (a) The Borrower shall pay directly to each Lender from time to time, promptly upon the request of such Lender, the costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or creating any Bankers' Acceptances hereunder or its obligation to make or create any of such Loans or Bankers' Acceptances, respectively, hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or Bankers' Acceptances or obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
               ----------------

             (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans or its Bankers' Acceptances (other than taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

             (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof,
                                                           -----------
     but excluding the Reserve Requirement to the extent it is included in the calculation of the Adjusted Eurodollar Rate); or

             (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments or Bankers' Acceptances.

Each Lender will notify the Borrower (with a copy to the Agent) of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 4.1 (a) as promptly as practicable after it obtains
                 -----------
knowledge thereof and determines to request such compensation, and (if so requested by the Borrower) will designate a different Applicable Lending Office for the Eurodollar Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no
                                --------
obligation to so designate an Applicable Lending Office located in the U.S.
Each Lender will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Lender for compensation under this
Section 4.1(a). If any Lender requests compensation from the Borrower under this
--------------
Section 4.1(a), the Borrower may, by notice to such Lender (with a copy to the
--------------
Agent), suspend the obligation of such Lender to make or Continue making, or Convert Prime Rate Loans into, Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).
   -----------

     (b)    Without limiting the effect of the foregoing provisions of this
Section 4.1, in the event that, by reason of any Regulatory Change, any Lender
-----------
either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue making, or Convert Prime Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).
                                 -----------

     (c)    Determinations and allocations by any Lender for purposes of this
Section 4.1 of the effect of any Regulatory Change on its costs of maintaining
-----------
its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans or Bankers' Acceptances, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

     Section 4.2  Limitation on Types of Loans.  Anything herein to the contrary
                  ----------------------------
notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

             (a) The Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1
                                                                    -----------
     hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

             (b) Required Lenders determine (which determination shall be conclusive absent manifest error) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" or "Adjusted Eurodollar Rate" in Section 1.1 hereof on the basis of which the
                                   -----------
     rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Loans or to Convert Prime Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Prime Rate Loans in accordance with the terms of this Agreement.

     Section 4.3  Illegality.  Notwithstanding any other provision of this
                  ----------
Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans or create Bankers' Acceptances hereunder or (b) maintain Eurodollar Loans or Bankers' Acceptances hereunder, then such Lender shall promptly notify the Borrower (with a copy to the Agent) thereof and such Lender's obligation to make or maintain

Eurodollar Loans and to Convert Prime Rate Loans into Eurodollar Loans or to create Bankers' Acceptances hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans or create Bankers' Acceptances (in which case the provisions of Section 4.4 hereof shall be
                                             -----------
applicable).

     Section 4.4  Treatment of Affected Loans.  If the obligation of any Lender
                  ---------------------------
to make or Continue, or to Convert Prime Rate Loans into, Eurodollar Loans is suspended pursuant to Section 4.1 or 4.3 hereof, such Lender's Eurodollar Loans
                      -----------    ---
shall be automatically Converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3 hereof, on such earlier date as
                       --------------    ---
such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to such Conversion no
             -----------    ---
longer exist:

             (a) To the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Prime Rate Loans; and

             (b) All Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made as or Converted into Prime Rate Loans and all Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Prime Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to the
                           -----------    ---
Conversion of such Lender's Eurodollar Loans pursuant to this Section 4.4 no
                                                              -----------
longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender's Prime Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

     Section 4.5  Compensation.  The Borrower shall pay to the Agent for the
                  ------------
account of each Lender, promptly upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

             (a) Any payment, prepayment or Conversion of a Eurodollar Loan or a Bankers' Acceptance for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2) on a date
                                                       ------------
     other than the last day of an Interest Period for such Loan or the scheduled maturity date for such Bankers' Acceptance, respectively; or

             (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6
                                                                      ---------
     to be satisfied) to borrow,

     Convert or prepay a Eurodollar Loan or a Bankers' Acceptance on the date for such borrowing, Conversion or prepayment specified in the relevant notice of borrowing, prepayment or Conversion under this Agreement.

     Section 4.6 Capital Adequacy. If, after the Closing Date, any Lender shall
                 ----------------
have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section 4.6 and setting forth the additional amount or amounts to be paid
     -----------
to it hereunder shall be conclusive absent manifest error, provided that the
                                                           --------
determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

     Section 4.7  Additional Interest on Eurodollar Loans.  The Borrower shall
                  ---------------------------------------
pay, directly to each Lender from time to time, additional interest on the unpaid principal amount of each Eurodollar Loan held by such Lender, from the date of the making of such Eurodollar Loan until such principal amount is paid in full, at an interest rate per annum determined by such Lender in good faith equal to the positive remainder (if any) of (a) the Adjusted Eurodollar Rate applicable to such Eurodollar Loan minus (b) the Eurodollar Rate applicable to
                                   -----
such Eurodollar Loan.  Each payment of additional interest pursuant to this
Section 4.7 shall be payable by the Borrower on each date upon which interest is
-----------
payable on such Eurodollar Loan pursuant to Section 2.4(b); provided, however,
                                            --------------  --------  -------
that the Borrower shall not be obligated to make any such payment of additional interest until the first Business Day after the date when the Borrower has been informed (i) that such Lender is subject to a Reserve Requirement and (ii) of the amount of such Reserve Requirement (after which time the Borrower shall be obligated to make all such payments of additional interest, including, without limitation, such payments of additional interest that otherwise would have been payable by the Borrower on or prior to such time had the Borrower been earlier informed).

                                   ARTICLE 5

                                    Security
                                    --------

     Section 5.1  Collateral.  To secure the full and complete payment and
                  ----------
performance of the Obligations, the Loan Parties will, and will cause Holdings and each of Mail-Well's Subsidiaries, other than Unrestricted Subsidiaries and other than MTRC, to, grant to the Agent for the benefit of the Agent and the Lenders a perfected, first priority Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent) on all of their rights, titles and interests in and to the following Property, whether now owned or hereafter acquired, pursuant to the Security Documents; provided, however, that Classic shall not be obligated
                        --------  -------
to grant such Liens on its Property so long as the appropriate minority shareholders of Classic have not approved the granting of such Liens as is required as a condition thereto by the Classic Shareholders' Agreement:

             (a) all Capital Stock of Mail-Well and certain other Property of Holdings as specified in the Holdings Security Agreement and all Capital Stock of the Subsidiaries of Mail-Well owned by Mail-Well or any Subsidiary of Mail-Well, including, without limitation, Capital Stock of Unrestricted Subsidiaries and other Subsidiaries of Mail-Well; and

             (b) all other Property of Mail-Well and its Subsidiaries other than (i) Unrestricted Subsidiaries and (ii) MTRC, including, without limitation, the Mortgaged Properties and all accounts (including, without limitation, Receivables), inventory (including, without limitation, Inventory), equipment (other than equipment which is, concurrently herewith, being sold by Mail-Well and its Subsidiaries and immediately leased back by Mail-Well and its Subsidiaries pursuant to the Equipment Lease Facility Documents), contract rights, general intangibles, instruments, chattel paper, Permits, Intellectual Property and intercompany Debt, but excluding the Mail-Well ESOP Loan Documents, immaterial leases, intangibles prohibiting liens and certificated vehicles (provided, however,
                                                              --------  -------
     that (A) the Agent may, in its discretion and given applicable mortgage tax considerations, determine that certain real Properties of Mail-Well or its Subsidiaries located in the States of New York and Tennessee shall not be required to secure the Obligations or any portion thereof if, in the Agent's judgment, the effect thereof is not materially adverse to the Lenders and (B) the real Properties acquired by Mail-Well pursuant to the Quality Park Acquisition and located at 2520 Como Avenue, St. Paul, Minnesota and 3350 Hamilton Boulevard, Atlanta, Georgia shall not be required to secure the Obligations).

If required by the Agent, the pledge of the Capital Stock of Supremex and Classic shall be appropriately registered in the share registries of the issuers of such Capital Stock. None of the Capital Stock to be pledged in accordance with this Section 5.1 shall be subject to any transfer restriction,
          -----------
shareholders' agreement or other restriction except for such restrictions, if any, as may be reasonably acceptable to the Agent.

     Section 5.2  Guaranties.  The Loan Parties shall cause Holdings and each
                  ----------
Subsidiary of Mail-Well in existence on the Restatement Date (before and after giving effect to the Related Transactions), other than (a) Unrestricted Subsidiaries and (b) MTRC, to guaranty the payment and performance of the Obligations pursuant to the Holdings Guaranty, the Mail-Well Guaranty or the Subsidiary Guaranties, as the case may be (except that the Borrower, as primary obligor with respect to the Obligations, shall not be required to guaranty the payment and performance of the Obligations); provided, however, that Classic
                                             --------  -------
shall not be obligated to execute a Subsidiary Guaranty so long as the appropriate minority shareholders of Classic have not approved such guaranty as is required as a condition thereto by the Classic Shareholders' Agreement.

     Section 5.3  New Subsidiaries.  Contemporaneously with the creation or
                  ----------------
acquisition of any Subsidiary of Mail-Well after the Restatement Date, the Loan Parties shall:

             (a) grant or cause to be granted to the Agent, for the benefit of the Agent and the Lenders, the Mail-Well Lenders and the Equipment Lease Facility Lenders as security for the payment and performance of the Obligations, the Mail-Well Obligations and the Secured Equipment Lease Facility Obligations, a perfected, first priority security interest in all Capital Stock or other ownership interests in or indebtedness of such Subsidiary owned by Mail-Well or owned by any such Subsidiary (other than an Unrestricted Subsidiary) of Mail-Well (to the extent such Capital Stock or other ownership interests or indebtedness are already not so pledged to the Agent, and deliver or cause to be delivered to the Agent all certificates and instruments evidencing such Capital Stock or other ownership interests or indebtedness together with stock powers or other instruments of transfer or endorsements as the Agent may request, all in form and substance reasonably satisfactory to the Agent);

             (b) cause each such Subsidiary (other than an Unrestricted Subsidiary) to guaranty the payment and performance of the Obligations, the Mail-Well Obligations and the Secured Equipment Lease Facility Obligations by executing and delivering to the Agent a Subsidiary Guaranty; and

             (c) cause each such Subsidiary (other than an Unrestricted Subsidiary) to execute and deliver to the Agent a Subsidiary Security Agreement and such other Security Documents (including, without limitation, financing statements) as the Agent may reasonably request to grant the Agent, for the benefit of the Agent and the Lenders, the Mail-Well Lenders and the Equipment Lease Facility Lenders as security for the Obligations, the Mail-Well Obligations and the Secured Equipment Lease Facility Obligations, respectively, a perfected, first priority Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent) on all Property of such Subsidiary, excluding immaterial leases, intangibles prohibiting liens and certificated vehicles;

provided, however, that, notwithstanding anything to the contrary contained in
--------  -------
this Section 5.3, (i) no Canadian Subsidiary of the Borrower shall be obligated
     -----------
to execute a Subsidiary Guaranty guaranteeing payment or performance of the Mail-Well Obligations or the Secured Equipment Lease Facility Obligations as otherwise required in clause (b) preceding, and (ii) no Canadian
                      ----------

Subsidiary of Supremex shall be obligated to execute a Subsidiary Security Agreement or other Security Documents securing payment or performance of the Mail-Well Obligations or the Secured Equipment Lease Facility Obligations as otherwise required in clause (c) preceding. None of the Capital Stock to be
                      ----------
pledged in accordance with this Section 5.3 shall be subject to any transfer
                                -----------
restriction, shareholders' agreement or other restriction except for such restrictions, if any, as may be reasonably acceptable to the Agent.

     Section 5.4  New Mortgaged Properties.  The Loan Parties will, and will
                  ------------------------
cause each of their Subsidiaries, other than (a) Unrestricted Subsidiaries and
(b) MTRC, to, contemporaneously with (i) the acquisition of any fee real Property or (ii) the execution of any lease of real Property where Inventory of Mail-Well or any of such Subsidiaries in excess of $1,000,000 is or will be located or covering any plant or storage site, execute, acknowledge and deliver to the Agent a Mortgage or an amendment or modification to an existing Mortgage covering (A) all fee real Property acquired by Mail-Well or any of such Subsidiaries subsequent to the Closing Date and (B) all of Mail-Well's or any of such Subsidiaries' rights and interests as lessee, in, to and under each such real estate lease entered into subsequent to the Closing Date, together with evidence reasonably satisfactory to the Agent and its counsel, including, without limitation, if requested by the Agent, a commitment for a mortgagee policy of title insurance in favor of the Agent, in form and substance reasonably satisfactory to the Agent, that the Mortgage creates a valid, first priority Lien on the fee estate or leasehold estate, as the case may be, in favor of the Agent for the benefit of the Agent and the Lenders (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent), together with appraisals and surveys if requested by the Agent; provided, however, that, with respect to
                                       --------  -------
the acquisition of any fee real Property having a fair market value of less than $500,000, Mail-Well and such Subsidiaries shall not be required to execute, acknowledge or deliver such documents unless or until fee real Property or Properties having an aggregate fair market value of $500,000 or more would be covered by any such new Mortgage or amendment or modification to an existing Mortgage. Following the date of each such acquisition of Property, if requested by the Agent, the Loan Parties shall, and shall cause each of such Subsidiaries with an interest in such Properties to, (i) deliver or cause to be delivered to the Agent, a mortgagee policy of title insurance insuring the Liens of the Mortgage covering such fee real Property in an amount reasonably satisfactory to the Agent on standard form policies (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent) and (ii) provide the Agent with a current environmental assessment of such Property in form and substance reasonably satisfactory to the Agent. In addition, with respect to each such leasehold estate, the Loan Parties will, and will cause each of such Subsidiaries to, use their best efforts to obtain either (A) waivers of landlord's Liens from each lessor or (B) landlord agreements from each lessor, in form and substance reasonably satisfactory to the Agent.

     Section 5.5  Release of Collateral.  Upon any sale, transfer or other
                  ---------------------
disposition of Collateral that is expressly permitted under Section 9.8 of the Mail-Well Credit Agreement and upon five Business Days prior written request by the Borrower, the Agent shall execute at Mail-Well's and the Borrower's expense such documents as may be necessary to evidence the release by the Agent of its Liens on such Collateral; provided, however, that (a) the Agent shall not be
                          --------  -------
required to release any Lien on any Collateral if a Default shall have occurred and be continuing, (b) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation not reimbursed by Mail-Well and the Borrower or entail any consequences other than the release of such Lien without recourse or warranty, and (c) such release shall not in any manner discharge, affect or impair any of the Obligations or any of the Agent's Liens on any Collateral retained by Holdings or Mail-Well or any of its Subsidiaries, including, without limitation, its Liens on the proceeds of any such sale, transfer or other disposition. The Loan Parties represent and warrant to the Agent and the Lenders that none of the "GECC Equipment", as such term is defined in the Mail-Well Credit Agreement, is, or was previously, owned by any Loan Party, and that such equipment is being leased by one or more of the Loan Parties as lessee from General Electric Capital Corporation as owner and lessor. The Lenders authorize the Agent to confirm in writing (in the form of a release or otherwise, as the Agent may determine) that the GECC Equipment and the proceeds thereof do not constitute Collateral and to release the Agent's Lien on the Mail-Well ESOP Loan Documents, the Equipment Lease Facility Equipment and, concurrently with each transfer of such Receivables to MTRC in accordance with the terms and provisions of the Accounts Receivable Securitization Facility Documents, the Receivables. Without limiting the generality of the foregoing, each Lender hereby acknowledges and agrees that the Agent has executed and delivered, or will execute and deliver, a letter agreement to and in favor of Paribas Properties, Inc. and the "Equity Lenders" and the "Financing Lenders", as such terms are defined in the Equipment Lease Facility Documents, pursuant to which the Agent (as among the Agent, the Lenders, the Mail-Well Lenders, Paribas Properties, Inc. and such "Equity Lenders" and "Financing Lenders" only) disclaims any security interest in the Equipment Lease Facility Equipment.

     Section 5.6  Setoff.  If an Event of Default shall have occurred and be
                  ------
continuing, each Lender is hereby authorized at any time and from time to time, without notice to Mail-Well, the Borrower or any other Loan Party (any such notice being hereby expressly waived by the Loan Parties), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any and all of the Obligations of the Loan Parties (or any one or more of them) now or hereafter existing under this Agreement, any of such Lender's Notes or any other Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under this Agreement, any of such Lender's Note or any such other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not
                        --------
affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                                   ARTICLE 6

                              Conditions Precedent
                              --------------------

     Section 6.1  Initial Extension of Credit.  Each of the obligation of each
                  ---------------------------
Lender to make its initial Loan under this Agreement, the obligation of the Issuing Bank to issue the initial Letter of Credit under this Agreement and the obligation of the Revolving Credit Lenders to create the initial Bankers' Acceptance under this Agreement are subject to the conditions precedent that the Agent shall have received, on or before the date of the making of such initial Loan, the issuance of such initial Letter of Credit or the creation of such initial Bankers' Acceptance, respectively, all of the following in form and substance satisfactory to the Agent and, in the case of actions to be taken, evidence that the following required actions have been taken to the satisfaction of the Agent:

     (a)     Resolutions.  Resolutions of the Board of Directors of each Loan
             -----------
   Party certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by such Loan Party of the Loan Documents and the Related Transactions Documents (as defined in the Mail-Well Credit Agreement) to which it is or is to be a party;

     (b)     Incumbency Certificate.  A certificate of incumbency certified by
             ----------------------
   the Secretary or an Assistant Secretary of each Loan Party certifying the name of each officer of such Loan Party (i) who is authorized to sign the Loan Documents to which such Loan Party is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer, and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

     (c)     Articles or Certificates of Incorporation, etc..  The articles or
             -----------------------------------------------
   certificates of incorporation or amalgamation, certificate of formation, certificate of limited partnership, partnership agreement or other applicable constitutional document of each Loan Party certified by a Secretary or an Assistant Secretary or other appropriate officer of such Loan Party as being accurate and complete copies thereof;

     (d)     Bylaws.  The bylaws of each Loan Party certified by the Secretary
             ------
   or an Assistant Secretary of such Loan Party;

     (e)     Governmental Certificates.  Certificates of appropriate officials
             -------------------------
   as to the existence and good standing, status or compliance, as applicable, of each Loan Party in their respective jurisdictions of incorporation or organization and any and all jurisdictions where such Loan Party is qualified to do business as a foreign corporation or other entity, each such certificate to be dated as of a Current Date;

     (f)     Term Loans A Notes.  The Term Loans A Notes duly completed and
             ------------------
   executed by the Borrower;

     (g)     Term Loans B Notes.  The Term Loans B Notes duly completed and
             ------------------
   executed by the Borrower;

     (h)     Revolving Credit Loans Notes.  The Revolving Credit Loans Notes
             ----------------------------
   duly completed and executed by the Borrower;

     (i)     Holdings Guaranty.  The Holdings Guaranty executed by Holdings;
             -----------------

     (j)     Mail-Well Guaranty.  The Mail-Well Guaranty executed by Mail-Well;
             ------------------

     (k)     Subsidiary Guaranties.  A Subsidiary Guaranty executed by each of
             ---------------------
the Subsidiaries of Mail-Well, other than (i) the Borrower and Classic, (ii) Unrestricted Subsidiaries, and (iii) MTRC;

     (l)     Holdings Security Agreement.  The Holdings Security Agreement
             ---------------------------
executed by Holdings;

     (m)     Mail-Well Security Agreement.  The Mail-Well Security Agreement
             ----------------------------
executed by Mail-Well;

     (n)     Borrower Security Agreement.  The Borrower Security Agreement
             ---------------------------
executed by the Borrower;

     (o)     Subsidiary Security Agreements.  A Subsidiary Security Agreement
             ------------------------------
executed by each of the Subsidiaries of Mail-Well, other than (i) the Borrower and Classic, (ii) Unrestricted Subsidiaries, and (iii) MTRC;

     (p)     Mortgages.  Mortgages covering all of the Mortgaged Properties
             ---------
owned by Mail-Well or any of its Subsidiaries listed on Schedule 1.1(a) hereof
                                                        ---------------
executed by Mail-Well or such Subsidiary (as applicable) or, with respect to such Mortgaged Properties as to which a Mortgage was previously executed, amendments and restatements of or other modifications to such Mortgages previously executed;

     (q)     Insurance Policies.  Copies of all insurance policies required by
             ------------------
this Agreement and the other Loan Documents, together with loss payable endorsements naming the Agent as loss payee under all such casualty insurance policies and the Agent as an additional insured party under all such liability policies;

     (r)     Stock Certificates.  The stock certificates representing all of the
             ------------------
issued and outstanding Capital Stock of Mail-Well and each of its Subsidiaries (other than the Capital Stock of Classic not owned by the Borrower) accompanied by appropriate stock powers signed in blank;

     (s)     Financing Statements.  UCC-1 financing statements and all other
             --------------------
requisite filing documents (or amendments to such financing statements or other documents previously filed) executed by the Loan Parties necessary to perfect the Liens created pursuant to the Security Documents;

     (t)     Lien Releases, etc.  Duly executed (i) releases or assignments of
             ------------------
Liens and UCC-3 financing statements and other Lien releases in recordable form,
(ii) with respect to leased Mortgaged Properties, waivers and consents of the landlords thereof and their lenders, and (iii) with respect to fee owned Mortgaged Properties, mortgagee policies of title insurance issued in favor of the Agent or endorsements thereto or title opinions (as the Agent may require), in each case as may be necessary to reflect that the Liens created by the Security Documents are first priority Liens (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent); each such mortgagee policy of title insurance (or commitment therefor or endorsement thereto, as applicable) or title opinion shall (i) have been issued at the expense of Mail-Well or a Subsidiary of Mail-Well, (ii) contain no exceptions or exclusions except for those approved by the Agent, (iii) have been issued and, with respect to title insurance, underwritten by companies acceptable to the Agent, (iv) with respect to title insurance, contain such endorsements as may be required by the Agent, (v) with respect to title insurance, be in an amount satisfactory to the Agent, and (vi) be otherwise in form and substance satisfactory to the Agent;

     (u)     Lien Searches.  Lien searches in the names of Mail-Well and each
             -------------
Subsidiary of Mail-Well (and in all names under which it has done business within the last five years) in each state or province where each such Person maintains an office or has Property, showing no financing statements or other Lien instruments of record except for Permitted Liens;

     (v)     Letter of Credit Agreement.  With respect to any issuance of a
             --------------------------
Letter of Credit, a Letter of Credit Agreement in the form required by the Issuing Bank with respect thereto executed by the Borrower;

     (w)     Solvency Certificate.  A certificate executed by a Responsible
             --------------------
Officer of Holdings (with respect to Holdings) and Mail-Well (with respect to Mail-Well and its Subsidiaries) demonstrating that, both concurrently with and after giving effect to the Loans and the Related Transactions (as defined in the Mail-Well Credit Agreement), each of Holdings, Mail-Well and the Subsidiaries of Mail-Well are Solvent on a consolidated and consolidating basis, and contribution agreements between and among Mail-Well and its Subsidiaries to evidence applicable rights of contribution;

     (x)     Prepayment of Certain Loans.  The Borrower shall have, as of the
             ---------------------------
Restatement Date and concurrently with the execution and delivery of this Agreement, (i) prepaid the principal amount of the Term Loans A in the amount of $_______ such that, after giving effect thereto, the aggregate outstanding principal amount of the Term Loans A equals $45,000,000, and (ii) prepaid the principal amount of the Revolving Credit Loans in the amount of Cdn. $______ such that, after giving effect thereto, the Outstanding Credit is Cdn. $10,000,000;

     (y)     Consummation of Related Transactions, etc.  All conditions
             -----------------------------------------
precedent to (A) the making of the Mail-Well Loans under the Mail-Well Credit Agreement, (B) the advancement of funds under the Equipment Lease Facility, and
(C) the advancement of funds under the Accounts Receivable Securitization Facility, shall have been satisfied, and each of the Equipment Lease Facility and the Accounts Receivable Securitization Facility shall have been funded in accordance with the Related Transaction Documents relating thereto and in compliance with all conditions and requirements contained therein without waiver or exception except as may have been consented to by the Agent in writing;

          (z)     Consents.  Copies of all material consents necessary for the
                  --------
     execution, delivery and performance by each of the Loan Parties of the Loan Documents and the Related Transactions Documents (as defined in the Mail-Well Credit Agreement) to which it is a party, which consents shall be certified by a Responsible Officer of Mail-Well or the Borrower as true and correct copies of such consents as of the Restatement Date;

          (aa)    Payment of Interest, Fees and Expenses. Mail-Well and the
                  --------------------------------------
     Borrower shall have paid all fees accrued to the Restatement Date and not previously paid with respect to the loans, letters of credit and bankers' acceptances outstanding under the Original Supremex Credit Agreement, and to Mail-Well and the Borrower shall have paid all fees due on or before the Restatement Date as specified in this Agreement or in the Agent's Letter and all fees and expenses of or incurred by the Agent and its counsel to the extent billed on or before the Restatement Date and payable pursuant to this Agreement;

           (bb)    Compliance with Laws.  The Loan Parties shall have complied
                   --------------------
     with all Governmental Requirements necessary to consummate the transactions contemplated by this Agreement, the other Loan Documents and the Related Transactions Documents (as defined in the Mail-Well Credit Agreement);

           (cc)    No Prohibitions.  No Governmental Requirement shall prohibit
                   ---------------
     the consummation of the transactions contemplated by this Agreement, any other Loan Document or any Related Transactions Document (as defined in the Mail-Well Credit Agreement), and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain or otherwise adversely affect the consummation of the transactions contemplated by this Agreement, the other Loan Documents and the Related Transactions Documents (as defined in the Mail-Well Credit Agreement) or otherwise have a Material Adverse Effect;

            (dd)   Bank Accounts.  If and to the extent required by the Agent or
                   -------------
     the Required Lenders, Mail-Well and its Subsidiaries shall have established Concentration Accounts (or, if Mail-Well and its Subsidiaries so desire, a single Concentration Account) into which proceeds of all Collateral, including, without limitation, proceeds of sales of accounts, are deposited directly, as received, which Concentration Account(s) shall be governed by an agreement or agreements between Mail-Well and/or its Subsidiaries (as applicable), the Agent and the depository bank(s) in form and substance satisfactory to the Agent;

            (ee)  Financial Statements.  Copies of each of the financial
                  --------------------
     statements referred to in Section 7.2;
                               -----------

            (ff)  Opinions of Counsel.  Favorable opinions of Bracewell &
                  -------------------
     Patterson, L.L.P., counsel for the Loan Parties, Cassels Brock & Blackwell, Canadian counsel for the Loan Parties, and Stikeman, Elliott, Canadian counsel for the Agent, and such other counsel as may be acceptable to the Agent, in form and substance satisfactory to the Agent with respect to Holdings and the Borrower and its Subsidiaries and with respect to the

     Loan Documents and the Related Transactions (as defined in the Mail-Well Credit Agreement) as the Agent may require; and

          (gg)   Intercreditor Agreement.  The Intercreditor Agreement shall
                 -----------------------
     have been executed by the Lenders, the Mail-Well Lenders and the Equipment Lease Facility Lenders.

Mail-Well and the Borrower shall deliver, or cause to be delivered, to the Agent sufficient counterparts of each agreement, document or instrument to be received by the Agent under this Section 6.1 to permit the Agent to distribute a copy of
                        -----------
the same to each of the Lenders. Upon the request of the Borrower, the Agent shall inform the Borrower in writing as to the status of satisfaction of the conditions precedent set forth in this Section 6.1 and each of the additional
                                       -----------
conditions precedent set forth in this Article 6.
                                       ---------

     Section 6.2  All Extensions of Credit .  The obligation of each Lender to
                  -------------------------
make any Loan (including the initial Loan) and the obligation of the Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit) and the obligation of the Revolving Credit Lenders to create any Bankers' Acceptances (including the initial Bankers' Acceptance) under this Agreement are subject to the satisfaction of each of the conditions precedent set forth in
Section 6.1 and each of the following additional conditions precedent:
-----------

             (a)  No Default.  No Default shall have occurred and be continuing,
                  ----------
      or would result from such Loan, Letter of Credit or Bankers' Acceptance;

             (b)  Representations and Warranties.  All of the representations
                  ------------------------------
      and warranties of Mail-Well and the Borrower and the other Loan Parties contained in Article 7 hereof and in the other Loan Documents shall be
                   ---------
      true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date; and

             (c)  Additional Documentation.  The Agent shall have received such
                  ------------------------
      additional approvals, opinions, agreement, documents and instruments as the Agent may reasonably request.

Each notice of borrowing with respect to the making of any Loans or request for the issuance of a Letter of Credit or acceptance of a Bankers' Acceptance given by the Borrower hereunder shall constitute a representation and warranty by Mail-Well and the Borrower and the other Loan Parties that the conditions precedent set forth in Sections 6.2(a) and (b) have been satisfied (both as of
                       ---------------     ---
the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit or Bankers' Acceptance, as of the date of such borrowing or Letter of Credit or Bankers' Acceptance)

     Section 6.3  Term Loans B.  The obligation of each Lender to make any of
                  ------------
the Term Loans B is subject to the conditions precedent that the Agent shall have received, on or before the advance of such Term Loans B, all of the following in form and substance reasonably satisfactory to the Agent (except as otherwise provided in this Section 6.3 below) and, in the case of actions
                           -----------
to be taken, evidence that the following required actions have been taken to the satisfaction of the Agent:

          (a)  Resolutions.  Resolutions of the Board of Directors of each Loan
               -----------
     Party that is a party to any PNG Acquisition Documents or Loan Documents to be executed in connection with the Term Loans B certified by its Secretary or an Assistant Secretary which authorize the PNG Acquisition, the borrowing of the Term Loans B (with respect to the resolutions of the Board of Directors of the Borrower) and the execution, delivery and performance by such Loan Party of the Loan Documents to be executed and/or delivered by it in connection therewith (as applicable);

          (b)  Incumbency Certificate.  A certificate of incumbency certified by
               ----------------------
     the Secretary or an Assistant Secretary of each Loan Party that is a party to any PNG Acquisition Documents or Loan Documents to be executed in connection with the Term Loans B certifying the name of each officer of such Loan Party who is authorized to sign the Loan Documents to be executed and/or delivered in connection with the PNG Acquisition;

          (c)  Articles or Certificates of Incorporation, etc.  Copies of any
               ----------------------------------------------
     amendments to the articles or certificates of incorporation or other applicable constitutional document of each Loan Party since the Restatement Date, certified by the appropriate Governmental Authority of such Loan Party's jurisdiction of incorporation;

          (d)  Bylaws.  A true and correct copy of any amendments to the bylaws
               ------
     of each Loan Party since the Restatement Date, in each case certified by the Secretary or an Assistant Secretary of such Loan Party;

          (e)  Additional Security Documents.  If requested by the Agent, such
               -----------------------------
     security agreements, financing statements and assignments executed by the Borrower as the Agent may request in connection with the Property acquired pursuant to the PNG Acquisition, all of which documents shall be within the power and authority of the Borrower and shall be enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity;

          (f)  Mortgages.  Mortgages covering all the material real Properties
               ---------
     or interests therein (including leasehold interests) acquired pursuant to the PNG Acquisition, and such lease agreements, surveys, appraisals, environmental reports, agreements of landlords and their lenders relating to leased Properties, information relating to zoning and mortgagee policies of title insurance as the Agent may require in connection therewith (consistent with the requirements for real Properties contained in the Original Supremex Credit Agreement);

          (g)  Endorsements to Mortgagee Title Policies.  Endorsements to
               ----------------------------------------
     existing policies of title insurance as the Agent may reasonably require;

          (h)  Lien Releases.  Payoff letters in form and substance reasonably
               -------------
     acceptable to the Agent or duly executed releases or assignments of Liens and financing statements in recordable form as may be necessary to reflect that the Liens created by the Security Documents affecting the assets acquired in connection with the PNG Acquisition are first priority Liens (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent);

          (i)  Lien Searches.  Lien searches in the name of PNG in each province
               -------------
     or other jurisdiction where such Person maintains an office or has Property, showing no financing statements or other Lien instruments of record except for Permitted Liens or Liens being released concurrently with the PNG Acquisition;

          (j)  Acquisition Documents.  Copies of all PNG Acquisition Documents,
               ---------------------
     and confirmation that the Loan Parties will not, in connection with the PNG Acquisition, assume or incur any indebtedness, liabilities or obligations other than those that are reasonably acceptable to the Agent;

          (k)  Consummation of the PNG Acquisition.  All of the PNG Acquisition
               -----------------------------------
     Documents shall have been duly and validly executed and delivered by each of the parties thereto and shall constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor's rights); and the PNG Acquisition shall have been consummated contemporaneously with the making of the Term Loans B (and in compliance with all conditions and requirements contained therein without waiver or exception except as may have been consented to by the Borrower in the exercise of its prudent business judgment), and the Borrower shall have informed the Agent of the purchase price (whether payable in cash, property, assumption of Debt or other form of consideration) payable in connection with the PNG Acquisition, which purchase price shall not exceed Cdn. $29,000,000;

          (l)  Consents, etc.  All approvals, authorizations, consents and
               -------------
     waivers of any Governmental Authority or other Person necessary or appropriate for the execution, delivery and performance by each of the Loan Parties and other parties thereto of the PNG Acquisition Documents to which it is a party, including, without limitation, (i) all such approvals, authorizations, consents and waivers disclosed in the PNG Acquisition Documents (including those required in connection with the assignment of material contracts) and (ii) any such approvals, authorizations, consents or waivers reasonably required by the Agent in connection with the Mortgaged Properties acquired in connection with the PNG Acquisition and the granting of a security interest to the Agent in each material contract acquired or assumed by any Loan Party in connection with the PNG Acquisition, shall have been obtained by the Borrower except to the extent the same may have been waived by the Borrower in the exercise of its prudent business judgment and none of which approvals, authorizations, consents or waivers which has not been obtained will, individually or in the aggregate with all such approvals, authorizations, consents or waivers which have not been obtained in connection with the PNG Acquisition, materially adversely affect the assets or business being acquired pursuant to the PNG Acquisition Documents;

          (m)  Permits.  The Borrower shall have obtained all material Permits
               -------
     that are necessary to ensure that they are able to conduct their businesses and Properties acquired pursuant to the PNG Acquisition substantially in accordance with all Governmental Requirements;

          (n)  Regulatory Approvals. All filings, consents or approvals with or
               --------------------
     of Governmental Authorities necessary to consummate the PNG Acquisition shall have been made and/or obtained, as applicable, including, without limitation, all filings (if any) required under the Investments Canada Act and Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the lapse of all waiting periods with respect thereto;

          (o)  No Prohibitions.  No Governmental Requirement shall prohibit or
               ---------------
     adversely affect the consummation of the transactions contemplated by this Agreement or the other Loan Documents or the PNG Acquisition, and no action, suit, investigation, proceeding, order, judgment or decree of, before or by any Governmental Authority, arbitrator or other Person shall, and no such action, suit, investigation, proceeding, order, judgment or decree shall be pending or threatened which would, enjoin, prohibit, restrain or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or the other Loan Documents and the PNG Acquisition Documents or otherwise have a Material Adverse Effect;

          (p)  Financial Statements; No Material Adverse Effect or Change.  The
               ----------------------------------------------------------
     financial statements (relating to PNG and the assets to be acquired pursuant to the PNG Acquisition) delivered or to be delivered pursuant to the PNG Acquisition Documents (which financial statements shall be audited if and to the extent available), and such other financial statements, pro forma financial statements and financial projections as of and for such periods as the Agent may reasonably request, shall have been delivered to the Agent and the Lenders, and such financial statements, to the knowledge of the Loan Parties, shall be true and correct in all material respects and shall fairly and accurately present the financial condition and results of operations of the Persons specified therein as of and for the periods indicated therein; as of the proposed date of the making of the Term Loans B and both before and after giving effect to the Term Loans B and the PNG Acquisition, no Material Adverse Effect shall have occurred or could reasonably be expected to occur as a result of or in connection with the PNG Acquisition and no material adverse change shall have occurred with respect to the financial condition, business, operations, capitalization, liabilities or prospects of the Borrower or its Subsidiaries since June 30, 1996;

          (q)  Disbursement Instructions.  Disbursement instructions from the
               -------------------------
     Borrower to the Agent with respect to the disbursement of the proceeds of the Term Loans B;

          (r)  Legal Opinions.  Favorable opinions (or comfort letters with
               --------------
     respect to clause (ii) succeeding) of: (i) counsel for the Loan Parties, in
                -----------
     form and substance satisfactory to the Agent with respect to the PNG Acquisition and the Loan Documents to be executed and/or delivered in connection therewith and (ii) such other counsel as may be acceptable to the Agent regarding the form and enforceability of the Mortgages in the jurisdictions where any real Property acquired in connection with the PNG Acquisition is located;

          (s)  Reliance Letters.  Copies of all legal opinions issued in
               ----------------
     connection with the PNG Acquisition and (except if and to the extent that the Borrower is not able to obtain such letters after exercising its reasonable efforts to do so) letters from counsel that issued such opinions stating that such opinions may be relied upon by the Agent and the Lenders;

          (t)  Representations and Warranties.  All representations and
               ------------------------------
     warranties made by the Loan Parties in the PNG Acquisition Documents and, to the knowledge of the Loan Parties after due inquiry, all representations and warranties made by all other Persons in the PNG Acquisition Documents shall be true and correct in all material respects on and as of each date made or deemed made and as of the Term Loans B Funding Date; and the PNG Acquisition Documents shall set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there shall be no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby; and

          (u)  Satisfaction of Conditions Precedent.  As of the Term Loans B
               ------------------------------------
     Funding Date, all conditions precedent to the PNG Acquisition Documents shall have been fulfilled or (with the prior consent of the Borrower in the exercise of its prudent business judgment) waived, and there shall not have been any breach of any material term or condition contained in the PNG Acquisition Documents; after giving effect to the PNG Acquisition, the Borrower will have acquired and become the owner of all of the Property to be acquired thereby free and clear of any Liens, except Permitted Liens; in connection with the PNG Acquisition, the Loan Parties shall not have assumed any liabilities other than those reflected or reserved against in the applicable pro forma financial statements delivered to the Agent or contingent liabilities under the PNG Acquisition Documents which are not required to be reflected or reserved against in accordance with GAAP.

Each notice of borrowing with respect to the making of any Term Loans B given by the Borrower shall constitute a representation and warranty by the Borrower and the other Loan Parties that all conditions precedent set forth in this Section
                                                                       -------
6.3 have been satisfied (both as of the date of such notice and, unless the
---
Borrower otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing). Notwithstanding the first sentence of this Section
                                                                         -------
6.3, the documents or other matters referred to in clauses (m), (o), (s) and (t)
---                                                ------- ---  ---  ---     ---
shall not be required to be in form and substance satisfactory to the Agent.

     Section 6.4  Closing Certificates.  Mail-Well and the Borrower shall,
                  --------------------
concurrently with the execution and delivery of this Agreement, execute and deliver to the Agent a Closing Certificate in form and substance satisfactory to the Agent certifying as to the satisfaction of each of the conditions precedent set forth in Section 6.1 and 6.2 which are required to be satisfied on or before
             -----------     ---
the Restatement Date. Mail-Well and the Borrower shall, concurrently with any advance of any of the Term Loans B, execute and deliver to the Agent a Closing Certificate in form and substance satisfactory to the Agent certifying as to the satisfaction of each of the conditions precedent set forth in Sections 6.2 and
                                                              ------------
6.3 which are required to be satisfied on or before the
---

Term Loans B Funding Date, which subsequent Closing Certificate shall incorporate any supplements to certain schedules hereto prepared by the Borrower in accordance with Section 13.26.
                   -------------


                                   ARTICLE 7

                         Representations and Warranties
                         ------------------------------

     Each of the Loan Parties which is now or hereafter a party to this Agreement hereby jointly and severally represents and warrants to the Agent and the Lenders that the following statements are and, after giving effect to the Related Transactions, will be true, correct and complete:

     Section 7.1  Corporate Existence.  Each Loan Party (a) is a corporation,
                  -------------------
or, with respect to Wisco II and Wisco III, a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its Properties and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Loan Party has the power and authority and legal right to execute, deliver and perform its obligations under the Loan Documents and the Related Transactions Documents to which it is or may become a party. Prior to the Closing Date, the Borrower did not engage in any business or incur any liabilities except for activities, expenses and liabilities incident to its organization and to the carrying out of the transactions contemplated by the Original Supremex Credit Agreement.

     Section 7.2  Financial Statements.
                  ---------------------

     (a) Mail-Well has delivered to the Agent and the Lenders (i) its audited consolidated balance sheet and statements of income, cash flow and retained earnings for the fiscal year ended December 31, 1995 and (ii) its unaudited consolidated balance sheet and statements of income, cash flow and retained earnings for the period ended June 30, 1996. To the knowledge of Mail-Well and the Borrower, such financial statements are true and correct, have been prepared in accordance with GAAP and fairly and accurately present, on a consolidated basis, the financial condition of Mail-Well and its consolidated Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. There has not been, as of the Restatement Date, any material adverse change in the business, condition (financial or otherwise), operations, prospects or Properties of Mail-Well or any of its consolidated Subsidiaries since the effective dates of the most recent financial statements referred to in this Section 7.2(a).
                                                --------------

      (b) Neither the Borrower nor any of its Subsidiaries has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments except as referred to or reflected in the Pro Formas.

     (c) The Projections represent, as of the Restatement Date, the good faith estimate of Mail-Well and the Borrower and their senior management concerning the probable financial condition and performance of the Borrower and its Subsidiaries based on assumptions believed to be reasonable at the time made.

     Section 7.3  Corporate Action; No Breach.  The execution, delivery and
                  ---------------------------
performance by each Loan Party of the Loan Documents and Related Transactions Documents to which it is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate or other entity action on the part of the Loan Parties and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles or certificates of incorporation or bylaws (or, with respect to Wisco II and Wisco III, certificate of formation) of any Loan Party, (ii) any Governmental Requirement or any order, writ, injunction or decree of any Governmental Authority or arbitrator, or (iii) any material agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its Property is bound or subject, or (b) constitute a default under any such material agreement, document or instrument, or result in the creation or imposition of any Lien (except under the Security Documents as provided in Article 5) upon any of the revenues or Property of any Loan Party.
            ---------

     Section 7.4  Operation of Business.  The Loan Parties possess all Permits,
                  ---------------------
franchises, licenses and authorizations necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except where the failure to so possess would not cause a Material Adverse Effect. None of such Persons is in material violation of any such Permits, franchises, licenses or authorizations.

     Section 7.5  Intellectual Property.  The Loan Parties own or possess (or
                  ---------------------
will be licensed or have the full right to use) all Intellectual Property which is necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement, the other Loan Documents and the Related Transactions Documents will not materially alter or impair, individually or in the aggregate, any of such rights of such Persons. No product of the Loan Parties infringes upon any Intellectual Property owned by any other Person, and no claim or litigation is pending or, to the knowledge of Mail-Well or the Borrower, threatened against any Loan Party or any such Person contesting its right to use any product or material which could have a Material Adverse Effect. There is no violation by any Loan Party of any right of such Loan Party with respect to any material Intellectual Property owned or used by such Loan Party.

     Section 7.6  Litigation and Judgments.  Each material action, suit,
                  ------------------------
investigation or proceeding before or by any Governmental Authority or arbitrator pending or, to the knowledge of Mail-Well or the Borrower, threatened against or affecting any Loan Party, or that relates to any of the Related Transactions as of the Restatement Date is, and as of the Term Loans B Funding Date will be, disclosed on Schedule 7.6 (as such Schedule may be supplemented in
                           ------------
accordance with Section 13.26).  None of such actions, suits, investigations or
                -------------
proceedings could, if adversely determined, have a Material Adverse Effect. As of the Restatement Date and as of the Term Loans B Funding Date, there are and will be, respectively, no outstanding judgments against any Loan Party except for such judgments as may be disclosed on Schedule 7.6 (as such Schedule may be
                                          ------------
supplemented in accordance with Section 13.26) which do not, with respect to
                                -------------
all such judgments affecting the Loan Parties, exceed $1,000,000 in aggregate amount. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage that could have a Material Adverse Effect.

     Section 7.7  Rights in Properties; Liens.  Each of the Loan Parties has
                  ---------------------------
good and indefeasible title to or, except as expressly stated to the contrary on
Schedule 1.1(a) hereto or on Schedule 1.1(a) to the Mail-Well Credit Agreement,
--------------
valid leasehold interests in its Properties and assets, real and personal, including the Properties, assets and leasehold interests reflected in the financial statements described in Section 7.2(a) and the Pro Formas, and none of
                                  --------------
the Properties or leasehold interests of any Loan Party or any of its Subsidiaries is subject to any Lien, except Permitted Liens and, with respect to Holdings, Liens permitted by Section 8(b) of the Holdings Guaranty.

     Section 7.9  Enforceability.  The Loan Documents and the Related
                  --------------
Transactions Documents have been, or, with respect to the Loan Documents to be executed in connection with the making of any Term Loans B, will be on or before the Term Loans B Funding Date, duly and validly executed and delivered by each of the Loan Parties that is a party thereto and constitute, or will constitute upon such execution and delivery, the legal, valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 7.9  Approvals.  No authorization, approval or consent of, and no
                  ---------
filing or registration with or notice to, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by any Loan Party of any of the Loan Documents or Related Transactions Documents to which it is a party or may become a party or for the validity or enforceability thereof, except for such consents, approvals and filings as have been, or, with respect to the Loan Documents to be executed in connection with the making of any Term Loans B, will be on or before the Term Loans B Funding Date, validly obtained or made and are (or, as applicable, will be on before the Term Loans B Funding Date) in full force and effect. The consummation of the Related Transactions does not require the consent or approval of any other Person, except such consents and approvals (a) as have been, or, with respect to the Loan Documents to be executed in connection with the making of any Term Loans B, will be on or before the Term Loans B Funding Date, validly obtained and are (or, as applicable, will be one before the Term Loans B Funding Date) in full force and effect or (b) as to which the failure to obtain is not, individually or in the aggregate, material. None of the Loan Parties has failed to obtain any material governmental consent, approval, license, Permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business.

     Section 7.10  Debt.  As of the Restatement Date and as of the Term Loans B
                   ----
Funding Date, the Borrower and its Subsidiaries have and will have no Debt except for (a) the Obligations, (b) the Debt disclosed on the most recent balance sheets referred to in Schedule 7.2(a), (c) the Debt disclosed on
                              ---------------
Schedule 7.10 hereto, and (d) Debt incurred after the Restatement Date which is
-------------
permitted in accordance with Section 9.1 of the Mail-Well Credit Agreement.

     Section 7.11  Taxes.  The Loan Parties have filed all tax returns (federal,
                   -----
state, provincial and local) required to be filed, including all income, franchise, employment, Property and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges and other levies that are due and payable. Except as may be disclosed on Schedule
                                                                      --------
7.11 (as such Schedule may be supplemented in accordance with Section 13.26),
----                                                          -------------
neither Mail-Well nor the Borrower is aware of any pending investigation of any Loan Party or, immediately prior to the consummation of the PNG Acquisition, PNG, by any taxing authority or of any pending but unassessed tax liability of any Loan Party or, immediately prior to the PNG Acquisition, PNG, other than with respect to (a) ad valorem or other real property taxes not in excess of Cdn. $250,000 as to any such Person and (b) other taxes in an aggregate amount as to any such Person which could not, if an adverse determination is made with respect to such taxes, materially and adversely affect such Person, which (as to each of clauses (a) and (b) preceding) are currently being contested in good
        -----------     ---
faith by appropriate proceedings diligently conducted by or on behalf of such Person and as to which, if required by GAAP, such Person has established adequate reserves. No tax Liens have been, or, immediately prior to the consummation of the PNG Acquisition, with respect to PNG except as may be disclosed on Schedule 7.11 (as such Schedule may be supplemented in accordance
             -------------
with Section 13.26, will have been as of the Term Loans B Funding Date, filed
     -------------
with respect to any Loan Party or PNG, respectively, and, except as disclosed on

Schedule 7.11 (as such Schedule may be supplemented in accordance with Section
-------------                                                          -------
13.26), no claims are being, or, immediately prior to the consummation of the
-----
PNG Acquisition, with respect to PNG, will have been as of the Term Loans B Funding Date, asserted against any Loan Party or PNG, respectively, with respect to any taxes. Except as disclosed on Schedule 7.11 (as such Schedule may be
                                      -------------
supplemented in accordance with Section 13.26), as of the Restatement Date and
                                -------------
as of the Term Loans B Funding Date, none of the U.S. income tax returns of the Loan Parties and, to the knowledge of Mail-Well and the Borrower immediately prior to the PNG Acquisition, PNG, are or will be under audit. The charges, accruals and reserves on the books of the Loan Parties in respect of taxes or other governmental charges are in accordance with GAAP.

     Section 7.12  Margin Securities.  None of the Loan Parties or any of their
                   -----------------
respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     Section 7.13  ERISA; Canadian Plans.  Neither any Loan Party nor any ERISA
                   ---------------------
Affiliate maintains or contributes to, or has any obligation under, any Pension Plan or Canadian Pension Plan other than the Pension Plans and Canadian Pension Plans identified on Schedule 7.13 (as such Schedule may be supplemented in
                    -------------
accordance with Section 13.26).  Each Plan and Canadian Plan of each Loan Party
                -------------
is in compliance in all material respects with all applicable provisions of ERISA and the Code or of Canadian Pension and Benefits Law, as the case may be. Neither a Reportable Event nor a Prohibited Transaction has occurred within the last 60 months with respect to any Plan. No event has occurred or investment has been made which could render any Loan Party, Canadian Plan or funding agent thereof liable for any tax or penalty under Canadian Pension and Benefits Law. No notice of intent to terminate a Pension Plan or Canadian Pension Plan has been filed, nor has any Pension Plan or Canadian Pension Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC or a Canadian Pension Authority to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan or Canadian Pension Plan, nor has the PBGC or a Canadian Pension Authority instituted any such proceedings. Neither any of the Loan Parties nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Loan Party and each ERISA Affiliate have met their minimum funding requirements under ERISA and the Code or under Canadian Pension and Benefits Law with respect to all of their Plans or Canadian Plans subject to such requirements, and, as of the Restatement Date and the Term Loans B Funding Date except as specified on Schedule 7.13 (as such Schedule may be supplemented
                            -------------
in accordance with Section 13.26), the present value of all vested benefits
                   -------------
under each funded Plan or funded Canadian Plan (exclusive of any Multiemployer
Plan) does not and will not exceed the fair market value of all such Plan or Canadian Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan or Canadian Plan and in accordance with ERISA or Canadian Pension and Benefits Law, as the case may be. Neither any of the Loan Parties nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA or to the PBGF. No litigation is pending or threatened concerning or involving any Plan or Canadian Plan. There are no unfunded or unreserved liabilities (on either a going-concern basis or a wind-up basis) relating to any Plan or Canadian Plan that could, individually or in the aggregate, have a Material Adverse Effect if such Loan Party were required to fund or reserve such liability in full. As of the Restatement Date and the Term Loans B Funding Date, no funding waivers have been or will have been requested or granted under
Section 412 of the Code with respect to any Plan. No unfunded or unreserved liability for benefits under any Plan or Plans or Canadian Plan or Canadian Plans (exclusive of any Multiemployer Plans) exceeds Cdn. $1,500,000 with respect to any such Plan or Canadian Plan or Cdn. $3,000,000 with respect to all such Plans or Canadian Plans in the aggregate as of the Restatement Date and the Term Loans B Funding Date, on either a going-concern basis or a wind-up basis.

     Section 7.14  Disclosure.  No written statement, information, report,
                   ----------
representation or warranty made by any Loan Party in any Loan Document or Related Transaction Document or furnished to the Agent or any Lender by any Loan Party in connection with the Loan Documents or the Related Transactions Documents or any transaction contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Loan Party which has had a Material Adverse Effect, and there is no fact known to any Loan Party which might in the future have a Material Adverse Effect, except as may have been disclosed in writing to the Agent and the Lenders.

     Section 7.15  Capitalization.
                   --------------

     (a) On or about the Restatement Date and on and as of the Term Loans B Funding Date, the authorized Capital Stock, the par value per share and the number of shares of each class of Capital Stock issued and outstanding with respect to each of Supremex and each of its Subsidiaries and the legal and beneficial owners of all of such Capital Stock are as specified on Schedule
                                                                   --------
7.15.
----

     (b) On and as of the Restatement Date and the Term Loans B Funding Date, Supremex has no Subsidiaries other than Innova and Classic.

     (c) All of the issued and outstanding Capital Stock of Supremex and its Subsidiaries has been validly issued and is fully paid and nonassessable. Except as described on Schedule 7.15 (as such Schedule may be supplemented in
                       -------------
accordance with Section 13.26), there are no outstanding subscriptions, options,
                -------------
warrants, calls or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of Supremex or any of its Subsidiaries.

     Section 7.16  Agreements.   None of the Loan Parties is a party to any
                   ----------
indenture, loan, credit agreement, stock purchase agreement or any lease or other agreement, document or instrument, or subject to any charter or corporate restriction, that could have a Material Adverse Effect. None of the Loan Parties is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, document or instrument binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, could not have a Material Adverse Effect.

     Section 7.17  Compliance with Laws.  None of the Loan Parties is in
                   --------------------
violation of any Governmental Requirement, except for instances of non-compliance that, individually or in the aggregate, could not have a Material Adverse Effect.

     Section 7.18  Investment Company Act.  None of the Loan Parties is an
                   ----------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.19  Public Utility Holding Company Act.  None of the Loan Parties
                   ----------------------------------
is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.20  Environmental Matters.
                   ---------------------

     (a) Except for instances of noncompliance with or exceptions to any of the following representations and warranties that could not have, individually or in the aggregate, a Material Adverse Effect:

           (i) The Loan Parties and all of their respective Properties and operations are in full compliance with all Environmental Laws. The Loan Parties are not aware of, nor has any Loan Party received written notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance by any Loan Party with all Environmental Laws;

           (ii) The Loan Parties have obtained all Permits that are required under applicable Environmental Laws, and all such Permits are in good standing and all such Persons are in compliance with all of the terms and conditions thereof;

          (iii) No Hazardous Materials exist on, about or within or have been (to the knowledge of the Loan Parties) or are being used, generated, stored, transported, disposed of on or Released from any of the Properties of the Loan Parties except in compliance with applicable Environmental Laws. The use which the Loan Parties make and intend to make of their respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their Properties except in compliance with applicable Environmental Laws;

          (iv) Neither the Loan Parties nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or, to the best knowledge of the Loan Parties, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;

          (v) There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of the Loan Parties that could reasonably be expected to give rise to any Environmental Liabilities or claims resulting in any Environmental Liabilities. None of the Loan Parties is subject to, or has received written notice of any claim from any Person alleging that any of the Loan Parties is or will be subject to, any Environmental Liabilities;

          (vi) None of the Properties of the Loan Parties is a treatment facility (except for the recycling of Hazardous Materials generated onsite and the treatment of liquid wastes subject to the Clean Water Act or other applicable Environmental Law of Canada), storage facility (except for temporary storage of Hazardous Materials generated onsite prior to their disposal offsite) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq.,
                                                                ------
     regulations thereunder or any comparable provision of state or Canadian federal or provincial law. The Loan Parties and their Subsidiaries are compliance with all applicable financial responsibility requirements of all Environmental Laws; and

          (viii) None of the Loan Parties has failed to file any notice required under applicable Environmental Law reporting a Release.

     (b) No Lien arising under any Environmental Law that could have, individually or in the aggregate, a Material Adverse Effect has attached to any Property or revenues of any Loan Party.

     Section 7.21  Labor Disputes and Acts of God.  Neither the business nor the
                   ------------------------------
Properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is having or could have a Material Adverse Effect.

     Section 7.22  Bank Accounts.  As of the Restatement Date and as of the Term
                   -------------
Loans B Funding Date, Schedule 7.22 (as such Schedule may be supplemented in
                      -------------
accordance with Section 13.26) sets forth the account numbers and location of
                -------------
all bank accounts (including lock box and special accounts) of the Borrower and its Subsidiaries and the identity of the Loan Party that owns each of such accounts.

     Section 7.23  Outstanding Securities.  As of the Restatement Date and as of
                   ----------------------
the Term Loans B Funding Date, all outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the Securities and Exchange Commission thereunder) of the Loan Parties have been or will have been, respectively, offered, issued, sold and delivered in compliance with all applicable Governmental Requirements (except for the offering and issuance of Capital Stock of Pavey, the Borrower, Innova and Classic as to which no such representation or warranty is made).

     Section 7.24  Subordination.  The obligations guaranteed by Mail-Well under
                   -------------
the Mail-Well Guaranty consisting of Mail-Well's guaranty of payment of the Loans and all other Obligations constitute "Senior Indebtedness" (as such term is defined in the Mail-Well Indenture), and the Agent and the Lenders, as beneficiaries of the Mail-Well Guaranty, shall be entitled to all of the rights of a holder of "Senior Indebtedness" (as such term is defined in the Mail-Well Indenture) pursuant to the Mail-Well Indenture as if Mail-Well were the primary obligor with respect to such obligations guaranteed by Mail-Well.

     Section 7.25  Related Transactions Documents.
                   ------------------------------

     (a) All representations and warranties made by the Loan Parties in the Related Transactions Documents and, to the knowledge of the Loan Parties after due inquiry, all representations and warranties made by all other Persons in such Related Transactions Documents, are (or will be, with respect to the Related Transactions Documents relating to the PNG Acquisition) true and correct in all material respects on and as of the Restatement Date and on and as of the Term Loans B Funding Date, with respect to the Related Transactions Documents relating to the PNG Acquisition. No rights of cancellation or rescission and, to the knowledge of the Loan Parties, no defaults or defenses exist (or will exist, with respect to the Related Transactions Documents relating to the PNG Acquisition then being consummated) with respect to any of such Related Transactions Documents. Mail-Well and the Borrower have delivered (or will deliver, with respect to the Related Transactions Documents relating to the PNG Acquisition then being consummated) to the Agent complete and correct copies of all such Related Transactions Documents, including all schedules and exhibits thereto. Such Related Transactions Documents set forth the entire agreements and understandings of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby.

     (b) On and as of the Restatement Date and on and as of the Term Loans B Funding Date, with respect to the PNG Acquisition then being consummated, all conditions precedent to such Related Transactions pursuant to the Related Transactions Documents relating thereto have been (or will be, with respect to the Related Transactions Documents relating to the PNG Acquisition then being consummated) fulfilled or (with the prior written consent of the Agent) waived, such Related Transactions Documents have not been (or will not be, with respect to the Related Transactions Documents relating to the PNG Acquisition then being consummated) amended or otherwise modified (except as permitted by this Agreement), and there has been (or will be, with respect to the Related Transactions Documents relating to the PNG Acquisition then being consummated) no breach of any material term or condition contained in such Related Transactions Documents. As of the Term Loans B Funding Date, the Borrower will have acquired and become the owner of all of the Property contemplated to be acquired pursuant to the PNG Acquisition Agreement on such date, free and clear of any Liens, except Permitted Liens.

     Section 7.26  Solvency.  Each of Holdings, Mail-Well and each of the
                   --------
Subsidiaries of Mail-Well, as separate corporate entities and on a consolidated basis, are Solvent, both before and after giving effect to the Loans and the Related Transactions.

     Section 7.27  Employee Matters.  Except as set forth on Schedule 7.27 (as
                   ----------------                          -------------
such Schedule may be supplemented in accordance with Section 13.26), as of the
                                                     -------------
Restatement Date and as of the Term Loans B Funding Date (a) none of the Loan Parties or any of their respective Subsidiaries, or any of their respective employees, is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of any Loan Party, and no union or collection bargaining unit has sought such certification or recognition with respect to the employees of any of the Loan Parties. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Loan Parties after due inquiry, threatened against, any of the Loan Parties or their respective employees which could have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 7.27 (as such Schedule may be
                                        -------------
supplemented in accordance with Section 13.26), as of the Restatement Date and
                                -------------
as of the Term Loans B Funding Date, none of the Loan Parties or any of the their Subsidiaries is subject to an employment contract.

     Section 7.28  Insurance.  Schedule 7.28 (as such Schedule may be
                   ---------   -------------
supplemented in accordance with Section 13.26), sets forth a complete and
                                -------------
accurate description of all policies of insurance that will be in effect as of the Restatement Date and as of the Term Loans B Funding Date for Holdings and Mail-Well and its Subsidiaries. To the extent such policies have not been replaced, no notice of cancellation has been received for such policies and Mail-Well and its Subsidiaries are in compliance with all of the terms and conditions of such policies.

     Section 7.29  No Default under Mail-Well Credit Agreement.   As of and
                   -------------------------------------------
immediately prior to the Restatement Date, no "Default" (as such term is defined in the Original Supremex Credit Agreement, this Agreement, the Second Restated Agreement or the Mail-Well Credit Agreement) has occurred and is continuing.

                                   ARTICLE 8

                             Affirmative Covenants
                             ---------------------

     Each of the Loan Parties which is now or hereafter a party to this Agreement hereby jointly and severally covenants and agrees that, as long as the Obligations or the Mail-Well Obligations or any part thereof are outstanding or any Lender or Mail-Well Lender has any Commitment hereunder or any Mail-Well Commitment under the Mail-Well Credit Agreement, respectively, or any Letter of Credit or Bankers' Acceptance or letter of credit remains outstanding hereunder or under the Mail-Well Credit Agreement, respectively, such Loan Party will perform and observe, or cause to be performed and observed by the other applicable Loan Party(ies) (as such covenants or agreements may provide) each and every of the covenants and other agreements contained in Article 8 of the Mail-Well Credit Agreement in accordance with all of the terms and provisions of Article 8 of the Mail-Well Credit Agreement as if such terms and provisions were, and such terms and provisions are hereby, incorporated herein by reference and as if it were a "Loan Party" as such term is defined in the Mail-Well Credit Agreement.

                                   ARTICLE 9

                               Negative Covenants
                               ------------------

     Each of the Loan Parties which is now or hereafter a party to this Agreement hereby jointly and severally covenants and agrees that, as long as the Obligations or the Mail-Well Obligations or any part thereof are outstanding or any Lender or Mail-Well Lender has any Commitment hereunder or any Mail-Well Commitment under the Mail-Well Credit Agreement, respectively, or any Letter of Credit or Bankers' Acceptance or letter of credit remains outstanding hereunder or under the Mail-Well Credit Agreement, respectively, such Loan Party will perform and observe, or cause to be performed and observed by the other applicable Loan Party(ies) (as such covenants or agreements may provide) each and every of the covenants and other agreements contained in Article 9 of the Mail-Well Credit Agreement in accordance with the terms and provisions of
Article 9 of the Mail-Well Credit Agreement as if such terms and provisions were, and such terms and provisions are hereby, incorporated herein by reference and as if it were a "Loan Party" as such term is defined in the Mail-Well Credit Agreement.


                                  ARTICLE 10

                              Financial Covenants
                              -------------------

     Each of the Loan Parties which is now or hereafter a party to this Agreement hereby joint and severally covenants and agrees that, as long as the Obligations or the Mail-Well Obligations or any part thereof are outstanding or any Lender or Mail-Well Lender has any Commitment hereunder or any Mail-Well Commitment under the Mail-Well Credit Agreement, respectively, or any Letter of Credit or Bankers' Acceptance or letter of credit remains outstanding hereunder or under the Mail-Well Credit Agreement, respectively, such Loan Party will perform and observe, or cause to be performed and observed by the other applicable Loan Party(ies) (as such covenants or agreements may provide) each and every of the covenants and other agreements contained in Article 10 of the Mail-Well Credit Agreement in accordance with all of the terms and provisions of
Article 10 of the Mail-Well Credit Agreement as if such terms and provisions were, and such terms and provisions are hereby, incorporated herein by reference and as if it were a "Loan Party" as such term is defined in the Mail-Well Credit Agreement.

                                  ARTICLE 11

                                    Default
                                    -------

     Section 11.1  Events of Default.  Each of the following shall be deemed an
                   -----------------
"Event of Default":
-----------------

          (a) Mail-Well or the Borrower shall fail to pay, repay or prepay when due any amount of principal of any Loan or any amount of any Reimbursement Obligation or Bankers' Acceptance owing to the Agent or any Lender pursuant to this Agreement or any other Loan Document, or Mail-Well, the Borrower or any other Loan Party shall fail to pay within five days after the due date thereof any interest, fee or other amount or other Obligation owing by it to the Agent or any Lender pursuant to this Agreement or any other Loan Document.

          (b) Any representation or warranty made or deemed made by Mail-Well, the Borrower or any Loan Party in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

           (c) Any Loan Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 5.1 hereof or in
                                                  -----------
     Section 8.1(i), 8.1(l), 8.2 (other than the last sentence of Section 8.2), 8.6, 8.7, 8.8, 8.9, 8.10, 8.15, Article 9 or Article 10 of the Mail-Well
     Credit Agreement (as provided in Articles 8, 9 and 10 hereof); any Loan
                                      --------------------
     Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 5.3 hereof or in Section 8.1 (other than
                          -----------
     Sections 8.1(i) or 8.1(l)), 8.4, 8.5 or 8.13 of the Mail-Well Credit Agreement (as provided in Article 8 hereof) and such failure is not
                               ---------
     remedied or waived within ten days after such failure commenced; the Borrower shall fail to perform, observe or comply with any covenant, agreement or term contained in the Borrower Security Agreement other than in Section 4.05, 4.08, 4.11(b), 4.11(c), 4.12 or 4.16 thereof; Mail-Well shall fail to perform, observe or comply with any covenant, agreement or term contained in the Mail-Well Security Agreement other than in Section 4.05, 4.08, 4.11(b), 4.11(c), 4.12 or 4.16 thereof; any Subsidiary of Mail-
     Well shall fail to perform, observe or comply with any covenant, agreement or term contained in its Subsidiary Security Agreement other than in
     Section 4.05, 4.08, 4.11(b), 4.11(c), 4.12 or 4.15 thereof; Holdings shall fail to perform, observe or comply with any covenant, agreement or term contained in the Holdings Security Agreement other than in Section 4.05, 4.08, 4.11(b), 4.11(c), 4.12 or 4.16 thereof; Mail-Well, the Borrower or any Subsidiary shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 2.1(e), 2.1(f) or 4.1(c) of any Mortgage executed by it; Holdings shall fail to perform, observe or comply with any covenant, agreement or term contained in the Holdings Guaranty other than in Section 7(a) thereof; Mail-Well shall fail to perform, observe or comply with any covenant, agreement or term contained in the Mail-Well Guaranty other than in Section 7(a) thereof; any Subsidiary of Mail-Well shall fail to perform, observe or comply with any covenant, agreement or term contained in its

     Subsidiary Guaranty, subject to any grace period applicable to such covenant, agreement or term in this Agreement to the extent this Agreement is incorporated therein by reference; or any Loan Party shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within the earlier to occur of 30 days after such failure commenced or, if a different grace period is expressly made applicable in such other Loan Documents, such applicable grace period.

          (d) Any of the Loan Parties shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

          (e) Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code or the Bankruptcy and Insolvency Act (Canada) (individually and collectively, as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition
      ---------------
     seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

          (f) A proceeding or case shall be commenced, without the application, approval or consent of any of the Loan Parties in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any of the Loan Parties or of all or any substantial part of its Property, or (iii) similar relief in respect of any of the Loan Parties under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any of the Loan Parties shall be entered in an involuntary case under the Bankruptcy Code.

          (g) Any of the Loan Parties shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $2,500,000 against any of its Properties.

          (h) A final judgment or judgments for the payment of money in excess of $2,500,000 in the aggregate shall be rendered by a court or courts against the Loan Parties or any of them on claims not covered by insurance or as to which the insurance carrier has denied responsibility and the same shall not be discharged, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Loan Parties shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (i) Any of the Loan Parties shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) having (either individually or in the aggregate) a principal amount of at least $5,000,000, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not have been waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

          (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any of its shareholders, or any Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent) upon any of the Collateral purported to be covered thereby.

          (k) Any of the following events shall occur or exist with respect to any Loan Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan or any event or investment which could render any Loan Party, Canadian Plan or funding agent thereof liable for any tax or penalty under Canadian Pension and Benefits Law; (ii) any Reportable Event with respect to any Pension Plan; (iii) the filing under Section 4041 of ERISA or under Canadian Pension and Benefits Law of a notice of intent to terminate any Pension Plan or Canadian Pension Plan or the termination of any Pension Plan or Canadian Pension Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC or a Canadian Pension Authority under Canadian Pension and Benefits Law to institute proceedings under Section 4042 of ERISA or under Canadian Pension and Benefits Law for the termination of, or for the appointment of a trustee to administer, any Pension Plan or Canadian Pension Plan, or the institution by the PBGC or a Canadian Pension Authority under Canadian Pension and Benefits Law of any such proceedings; (v) any "accumulated funding deficiency" (as defined in Section 406 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Plan; or (vi) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Plan or the reorganization, insolvency or termination of any Pension Plan or Canadian Pension Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject any Loan Party or any ERISA Affiliate to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC, a Canadian Plan, the PBGF or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Cdn. $5,000,000.

          (l)     The occurrence of a Change of Control.

          (m) The occurrence of any "Event of Default" as such term is defined in the Mail-Well Credit Agreement.

     Section 11.2  Remedies.  If any Event of Default shall occur and be
                   --------
continuing, the Agent may (subject to Section 13.11 with respect to clauses (a)
                                      -------------                 -----------
and (b) below) and, if directed by the Required Lenders, the Agent shall do any
    ---
one or more of the following:

          (a)     Acceleration.  Declare all outstanding principal of and
                  ------------
     accrued and unpaid interest on the Loans and all other amounts payable by Mail-Well, the Borrower and/or any other Loan Party under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by Mail-Well, the Borrower and the other Loan Parties;

          (b)     Termination of Commitments.  Terminate the Commitments
                  --------------------------
     (including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit) without notice to Mail-Well, the Borrower or any other Loan Party;

          (c)     Judgment. Reduce any claim to judgment;
                  --------

          (d)     Foreclosure.  Foreclose or otherwise enforce any Lien granted
                  -----------
     to the Agent for the benefit of the Agent and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; or

           (e)    Rights.  Exercise any and all rights and remedies afforded by
                  ------
     the laws of the State of Texas, Canada or any other jurisdiction, by any of the Loan Documents, by equity or otherwise;

provided, however, that upon (i) the occurrence of an Event of Default under
--------  -------
Section 11.1(e) or Section 11.1(f), the Commitments of all of the Lenders
---------------    ---------------
(including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit and the obligations of the Revolving Credit Lenders to accept Bankers' Acceptances) shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by Mail-Well, the Borrower and/or any other Loan Party under the Loan Documents shall thereupon become immediately and automatically due and payable, and (ii) upon the occurrence of an Event of Default under clause (iv) of Section 11.1(n) or under Section 11.1(o), the outstanding
-----------    ---------------          ---------------
principal of and accrued and unpaid interest on the Loans and all other amounts payable by Mail-Well, the Borrower and/or any other Loan Party under the Loan Documents shall thereupon become immediately and automatically due and payable, all (with respect to each of clause (i) and (ii) preceding) without notice,
                             ----------     ----
demand, presentment, notice of
dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by each of Mail-Well, the Borrower and the other Loan Parties which is now or hereafter a party to this Agreement.

     Section 11.3  Cash Collateral.  If an Event of Default shall have occurred
                   ---------------
and be continuing, Mail-Well and the Borrower shall, if requested by the Agent or the Required Lenders, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities and Bankers' Acceptance Liabilities, such funds to be held in a cash collateral account satisfactory to the Agent without any right of withdrawal by Mail-Well or the Borrower or any other Loan Party.

     Section 11.4  Performance by the Agent.  If any Loan Party shall fail to
                   ------------------------
perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of the Required Lenders, perform or attempt to perform such covenant or agreement on behalf of such Loan Party. In such event, Mail-Well and the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Lenders in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of Mail-Well or the Borrower or any other Loan Party under this Agreement or any of the other Loan Documents.

     Section 11.5  Judgment Currency.  If, for the purpose of obtaining judgment
                   -----------------
in any court in any jurisdiction with respect to this Agreement or any other Loan Document or the Collateral, it becomes necessary to convert into the currency of such jurisdiction (herein called the "Judgment Currency") any amount
                                                  -----------------
due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, "rate of exchange" means the
                                                    ----------------
rate at which the Agent is able, on the relevant date, to sell the currency of the amount due hereunder in Toronto, Ontario against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, Mail-Well and the Borrower jointly and severally agree that they will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Agreement in Cdn. Dollars or Dollars, as the case may be. Any additional amount due under this Section 11.5 will be due as a separate indebtedness and shall not be
     ------------
affected by judgment being obtained for any other sums due under or in respect of this Agreement or any other Loan Document.

                                  ARTICLE 12

                                   The Agent
                                   ---------

     Section 12.1  Appointment, Powers and Immunities.  Each Lender hereby
                   ----------------------------------
irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent, (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender, (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders,
(d) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder, (e) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action which
--------  -------
exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

     Section 12.2  Rights of Agent as a Lender.  With respect to its
                   ---------------------------
Commitments, the Loans made by it and the Notes issued to it, Banque Paribas (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, and generally engage in any kind of banking, trust or other business with, the Loan Parties or any of their Affiliates and any other Person who may do business with or own securities of the Loan Parties or any of their Affiliates, all as if it were not acting as the Agent and without any duty to account therefor to the Lenders. Without limiting the generality of the foregoing, an Affiliate of the Agent purchased 24,397 shares of Holdings Common Stock on or about December 19, 1994. Each Lender acknowledges the potential conflict of interest (a) between Banque Paribas (i) as a Lender holding disproportionate interests in the various Commitments and Loans and (ii) as the Agent under this Agreement and (b) between Banque Paribas (or an Affiliate of Banque Paribas) (i) as a stockholder of Holdings and (ii) as the Agent under this Agreement, and each Lender expressly consents to, and waives any claim based upon, such potential conflicts of interest.

     Section 12.3  Defaults.  The Agent shall not be deemed to have knowledge or
                   --------
notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Lender or Mail-Well or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 12.1) take such
                                                        ------------
action with respect to such Default as shall be directed by the Required Lenders, provided that unless and until the Agent shall have received such
         --------
directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Lenders.

     Section 12.4  INDEMNIFICATION.  EACH LENDER HEREBY AGREES TO INDEMNIFY THE
                   ---------------
AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF MAIL-WELL
      -------------     ----
AND THE BORROWER AND THE OTHER LOAN PARTIES UNDER SECTIONS 13.1 AND 13.2),
                                                  -------------     ----
RATABLY IN ACCORDANCE WITH ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE AGGREGATE COMMITMENT PERCENTAGES), ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER,
                                                            --------
THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND

DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 12.4, EACH
                                                          ------------
LENDER AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE AGGREGATE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY MAIL-WELL, THE BORROWER OR ANOTHER LOAN PARTY.

     Section 12.5  Independent Credit Decisions.  Each Lender agrees that it has
                   ----------------------------
independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Holdings, Mail-Well, the Borrower and the other Loan Parties and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any other Loan Document or to inspect the Properties or books of any Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of any Loan Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

     Section 12.6  Several Commitments.  The Commitments and other obligations
                   -------------------
of the Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan or accepting any Bankers' Acceptance, each nondefaulting Lender shall be obligated to make its Loan or accept its Bankers' Acceptance but shall not be obligated to advance or accept the amount which the defaulting Lender was required to advance or accept hereunder. In no event shall any Lender be required to advance or accept an amount or amounts with respect to any of the Loans or Bankers' Acceptance which would in the aggregate exceed such Lender's Commitment with respect to such Loans or Bankers' Acceptance. No Lender shall be responsible for any act or omission of any other Lender.

     Section 12.6  Successor Agent.  Subject to the appointment and acceptance
                   ---------------
of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the

Lenders and the Borrower and the Agent may be removed at any time with cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders will have the right, after notice to and consultation with the Borrower and with the prior written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed) if (but only if) no Default has then occurred and is continuing, to appoint another Lender as a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the U.S. or any state thereof or of a foreign country if acting through its U.S. branch and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article 12 shall continue in effect for its
                                 ----------
benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

                                  ARTICLE 13

                                 Miscellaneous
                                 -------------

     Section 13.1  Expenses.  Whether or not the transactions contemplated
                   --------
hereby are consummated, each of Mail-Well and the Borrower hereby jointly and severally agrees, on demand, to pay or reimburse the Agent and each of the Lenders for paying: (a) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and any and all amendments, modifications, renewals, extensions and supplements thereof and thereto, and the syndication of the Loans, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent, (b) all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with any Default, the exercise of any right or remedy and the enforcement of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Lenders, (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document, and (e) all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with due diligence, computer services, copying, appraisals, environmental audits, collateral audits, field exams, insurance, consultants and search reports. Without incurring any liability for its failure to do so and without affecting its right to be paid for such costs and expenses, the Agent will, prior to the occurrence of a Default, endeavor to advise the Borrower of any such costs and expenses to be incurred and which are individually in excess of $5,000.

     Section 13.2  INDEMNIFICATION.  EACH OF MAIL-WELL, THE BORROWER AND EACH
                   ---------------
OTHER LOAN PARTY SHALL JOINTLY AND SEVERALLY INDEMNIFY

THE AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) THE RELATED TRANSACTIONS, (D) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (E) THE USE OR PROPOSED USE OF ANY LOAN, LETTER OF CREDIT OR BANKERS' ACCEPTANCE, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS AND CHARGES IMPOSED ON THE AGENT, THE ISSUING BANK OR ANY LENDER IN RESPECT OF ANY LETTER OF CREDIT OR BANKERS' ACCEPTANCE,
(G) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OF ANY LOAN PARTY, EXCEPT TO THE EXTENT THAT THE LOSS, DAMAGE OR CLAIM IS THE DIRECT RESULT OF AN INTENTIONAL AND AFFIRMATIVE ACT BY THE PERSON TO BE INDEMNIFIED THAT CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, OR (H) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION 13.2 SHALL BE INDEMNIFIED FROM AND
                                    ------------
HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, THE OBLIGATIONS OF MAIL-WELL, THE BORROWER AND THE OTHER LOAN PARTIES UNDER THIS SECTION 13.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS.
           ------------

     Section 13.3  Limitation of Liability.  None of the Agent, any Lender or
                   -----------------------
any Affiliate, officer, director, employee, attorney or agent thereof shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful misconduct. None of the Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and each of Mail-Well, the Borrower and each other Loan Party hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by Mail-Well, the Borrower or any other Loan Party in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each of Mail-Well, the Borrower and each other Loan Party hereby waives, releases and agrees not to sue the Agent or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     Section 13.4  No Duty.  All attorneys, accountants, appraisers and other
                   -------
professional Persons and consultants retained by the Agent and the Lenders shall have the right to act exclusively in the interests of the Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to any Loan Party or any of its shareholders or any other Person.

     Section 13.5  No Fiduciary Relationship.  The relationship between (a) each
                   -------------------------
Loan Party and (b) each Lender is solely that of debtor and creditor, and neither the Agent nor any Lender has any fiduciary or other special relationship with Mail-Well, the Borrower or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between (i) Mail-Well and the Borrower and (ii) any Lender, or any other Loan Party and any Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Lenders or among Mail-Well, the Borrower or any other Loan Party and the Lenders.

     Section 13.6  Equitable Relief.  Each of the Loan Parties recognizes that,
                   ----------------
in the event it or any other Loan Party fails to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent and the Lenders. Each of the Loan Parties therefore agrees that the Agent and the Lenders, if the Agent or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 13.7  No Waiver; Cumulative Remedies.  No failure on the part of
                   ------------------------------
the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 13.8  Successors and Assigns.
                   ----------------------

     (a)   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Mail-Well nor the Borrower nor any other Loan Party may assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Agent and the Lenders. Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that
                                                       --------  -------
(i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to Mail-Well and the Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) Mail-Well and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than (if and to the extent that such Lender so agrees) the right to vote upon or consent to (A) any increase of such Lender's Commitments (other than an increase resulting from an assignment to or in favor of such Lender from another Lender in accordance with this Agreement),
(B) any reduction of the principal amount of, or interest to be paid on, the Loans of such Lender, (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document if and to the extent that such reduction would decrease the fee or other amount payable to the participant, (D) any postponement of any date for the payment of any amount payable in respect of the Loans of such Lender, (E) any release of a material portion of the Collateral from the Liens created by the Security Documents and not otherwise expressly authorized by the Loan Documents, and (F) any release of any Loan Party from liability under the Loan Documents.

     (b) Each of the Loan Parties and each of the Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible
             ----------------
Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments, Loans, Letters of Credit and Bankers' Acceptances) (each an "Assignee"); provided, however, that (i) subject to the penultimate
          --------    --------  -------
sentence of this Section 13.8(b), each such assignment may be of a varying
                 ---------------
percentage of the Assigning Lender's rights and obligations under this Agreement and the other Loan Documents and may relate to some but not all of such rights and/or obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments and Loans of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment), when aggregated with the amount of the "Commitments" and "Loans" (as such terms are defined in the Mail-Well Credit Agreement) then being assigned in connection with the Mail-Well Credit Agreement, shall in no event be less than the lesser of (A) an aggregate amount equal to $5,000,000 (calculated based upon the sum of the Revolving Credit Loans Commitment assigned (or, if such Commitment has terminated or expired, the aggregate outstanding principal amount of the Revolving Credit Loans, the Letter of Credit Liabilities and the Bankers' Acceptances assigned), plus the aggregate outstanding principal amount of the Term
----

Loans assigned, plus the "Revolving Credit Loans Commitment" (as defined in the
                ----
Mail-Well Credit Agreement) assigned (or, if such commitment has terminated or expired, the aggregate outstanding principal amount of the "Revolving Credit Loans" and "Letter of Credit Liabilities" (as such terms are defined in the Mail-Well Credit Agreement) assigned, plus the aggregate outstanding principal
                                      ----
amount of the Mail-Well Term Loans assigned), plus the Acquisition Loans
                                              ----
Commitment (as defined in the Mail-Well Credit Agreement) assigned (or, if such commitment has terminated or expired, the aggregate outstanding principal amount of the Mail-Well Acquisition Loans assigned), or (B) an aggregate amount equal to five percent of the sum of the aggregate outstanding Revolving Credit Loans Commitments (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Revolving Credit Loans, the Letter of Credit Liabilities and the Bankers' Acceptances), plus the aggregate outstanding
                                           ----
principal amount of the Term Loans, plus the aggregate outstanding "Revolving
                                    ----
Credit Loans Commitments" (as defined in the Mail-Well Credit Agreement) (or, if such commitment has terminated or expired, the aggregate outstanding principal amount of the "Revolving Credit Loans" and "Letter of Credit Liabilities" (as such terms are defined in the Mail-Well Credit Agreement), plus the aggregate
                                                           ----
outstanding principal amount of the Mail-Well Term Loans, plus the aggregate
                                                          ----
outstanding Acquisition Loan Commitments (as defined in the Mail-Well Credit Agreement) (or, if such commitments have terminated or expired, the aggregate outstanding principal amount of the Mail-Well Acquisition Loans), and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (1) the Assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents, and (2) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto, provided that all of such Lender's rights under
Article 4, Section 13.1 and Section 13.2 accrued through the date of assignment
---------  ------------     ------------
shall continue). Notwithstanding anything to the contrary contained in this
Section 13.8, each Assigning Lender shall, in connection with any assignment of
------------
its Term Loans A or Term Loans B (or any commitment relating thereto or any portion thereof or interest therein) to an assignee and concurrently with each such assignment, also assign to such assignee the same percentage of the Term Loans B or Term Loans A, respectively, the Mail-Well Term Loans and the "Financing Loans" (as defined in the Equipment Lease Facility Documents) then owned by such Assigning Lender (if, but only if, such Assigning Lender then holds any such other Loans or loans or commitments therefor) as the percentage of the Term Loans A or Term Loans B, respectively, owned by such Assigning Lender then being assigned. (For example, in the event that an Assigning Lender proposes to assign 50% of its Term Loans A to an assignee, such Assigning Lender shall also, concurrently therewith, assign 50% of each of its Term Loans B, its Mail-Well Term Loans and its "Financing Loans" (as defined in the Equipment Lease

Facility Documents) to such assignee.) Furthermore, and notwithstanding anything to the contrary contained in this Agreement, each Lender which has any Revolving Credit Loans Commitment or owns or holds any Revolving Credit Loans or any Reimbursement Obligations or Bankers' Acceptances must be resident in Canada.

     (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and
                                    -----------
information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for
---------
all purposes, absent manifest error, and Mail-Well, the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee, together with the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the
---------
information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after its receipt of such notice the Borrower, at its expense, shall execute and deliver to the Agent in exchange for each surrendered Note evidencing particular Loans, a new Note evidencing each such Loans payable to the order of such Eligible

Assignee in an amount equal to such Loans assigned to it and, if the Assigning Lender has retained any Loans, a new Note evidencing each such Loans payable to the order of the Assigning Lender in the amount of such Loans retained by it (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibits B, C
                                                                   ----------  -
and D hereto, as applicable.
    -

     (f)   Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.8, disclose
                                                         ------------
to the Assignee or participant or proposed Assignee or participant any information relating to Holdings, Mail-Well, the Borrower, any other Loan Party or any of their respective Subsidiaries furnished to such Lender by or on behalf of Holdings, Mail-Well, the Borrower, any other Loan Party or any of their respective Subsidiaries; provided that each such actual or proposed Assignee or
                         --------
participant shall agree to be bound by the provisions of Section 13.20.
                                                         -------------

     (g) Any Lender may assign and pledge all or any of the Notes held by it to any Federal Reserve Bank or the U.S. Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or Federal Reserve Bank; provided, that, any payment made by the Borrower for the benefit of such
      --------
assigning and/or pledging Lender in accordance with the terms of the Loan Documents shall satisfy the Borrower's obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

     (h) The Borrower shall maintain, or cause to be maintained, a register (the "Registered Note Register") (which, at the request of the Borrower, shall
      ------------------------
be kept by the Agent on behalf of the Borrower at no extra charge to the Borrower at the address to which notices to the Agent are to be sent hereunder) on which it enters the name of the registered owner of each of the Term Loans evidenced by a Registered Note. Notwithstanding anything to the contrary contained in this Section 13.8, a Registered Note and the Term Loans evidenced
                  ------------
thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Term Loans evidenced thereby on the Registered Note Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Term Loans and the Registered Note evidencing the same shall be registered on the Registered Note Register only upon surrender for registration of assignment or transfer of the Registered Note evidencing such Term Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered noteholder thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the due presentment for registration of transfer of any Registered Note, the Borrower and the Agent shall treat the Person in whose name such Term Loans and the Registered Note(s) evidencing the same are registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Registered Note Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.

     Section 13.9  Survival.  All representations and warranties made or deemed
                   --------
made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of Mail-Well, the Borrower or any other Loan Party hereunder, the obligations of Mail-Well, the Borrower and the other Loan Parties under
Article 4 and Sections 13.1 and 13.2 shall survive repayment of the Loans and
---------     -------------     ----
Reimbursement Obligations and Bankers' Acceptances and termination of the Commitments.

     Section 13.10 ENTIRE AGREEMENT.  THIS AGREEMENT, THE NOTES AND THE OTHER
                   ----------------
LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Section 13.11 Amendments.   No amendment or waiver of any provision of this
                   ----------
Agreement, the Notes or any other Loan Document to which Mail-Well, the Borrower or any other Loan Party is a party, nor any consent to any departure by Mail-Well, the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and Mail-Well, the Borrower or such other Loan Party, respectively, in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no
                                                       --------
amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and Mail-Well and the Borrower, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) waive any of the conditions precedent specified in Article 6; (e) change the
                                             ---------
Commitment Percentages or the aggregate unpaid principal amount of the Loans or the number or interests of the Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (f) change any provision contained in Section 3.2 or this Section 13.11 or modify the definition of
             -----------         -------------
"Required Lenders" contained in Section 1.1; or (g) except as expressly
                                -----------
authorized by this Agreement, release any Collateral from any of the Liens created by the Security Documents or release any guaranty of all or any portion of the Obligations; and provided, further, however, that (i) except in the case
                        --------  -------  -------
of the automatic acceleration of maturity of the Loans and the automatic termination of the Commitments pursuant to Section 11.2 as a result of the
                                           ------------
occurrence of an Event of Default under Section 11.1(e) or Section 11.1(f),
                                        ---------------    ---------------
after any acceleration of the maturity of the Loans by the Agent pursuant to

Section 11.2(a) or any termination of the Commitments by the Agent pursuant to
---------------
Section 11.2(b) without the consent of the Required Lenders, the acceleration of
---------------
the maturity of the Loans may
be rescinded and the Commitments may be reinstated with the prior written consent of the Required Lenders, and (ii) no amendment, waiver or consent relating to Section 12.1, 12.2, 12.3, 12.4 or 12.5 shall require the agreement
            ------------  ----  ----  ----    ----
of any Loan Party. Notwithstanding anything to the contrary contained in this
Section 13.11, no amendment, waiver or consent shall be made with respect to
-------------
Article 12 hereof without the prior written consent of the Agent.
----------

     Section 13.12  Maximum Interest Rate.
                    ---------------------

     (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate,
           -------------
thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

     (b)   Notwithstanding anything to the contrary contained in this
Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto
                                                                    ---- -----
and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 13.12(b) or (ii)
                                                        ----------------
an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to Mail-Well, the Borrower or other appropriate Loan Party. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Mail-Well, the Borrower, the other Loan Parties, the Agent and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if
                                                             -------- ----
the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Agent and/or the Lenders, as appropriate, shall refund to Mail-Well, the Borrower or other appropriate Loan Party the amount of such excess and, in such event, the Agent and the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate. In addition to the foregoing, each of Mail-Well, the Borrower and the other Loan Parties agrees that no provision of this Agreement or any other Loan Document shall have the effect of imposing on Mail-Well, the Borrower or any other Loan Party (as applicable) any obligation to pay interest (as such term is defined in Section 347 of the Criminal Code of Canada) at a rate in excess of the rate permitted by the laws of Canada, after taking into account all other amounts which must be taken into account for the purpose of such laws, and the obligation of Mail-Well, the Borrower and the other Loan Parties to pay interest under this Agreement and the other Loan Documents is so limited.

     (c) Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas 1925, as amended, Mail-Well, the Borrower and the other Loan Parties agree that such Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligations.

     Section 13.13  Notices.  All notices and other communications provided for
                    -------
in this Agreement and the other Loan Documents to which Mail-Well, the Borrower or any other Loan Party is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it), or, as to
     ------------
any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section 13.13. Except
                                                         -------------
as may be expressly otherwise provided in this Agreement or any other Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided,
                                                                    --------
however, that notices to the Agent shall be deemed given when received by the
-------
Agent.

     Section 13.14  GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF
                    -----------------------------------------------------
PROCESS.  EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN CERTAIN LOAN
-------
DOCUMENTS, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S. EACH OF THE LOAN PARTIES HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN HOUSTON, TEXAS, OR DALLAS, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. EACH OF THE LOAN PARTIES HEREBY

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

     Section 13.15  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 13.16  Severability.  Any provision of this Agreement held by a
                    ------------
court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 13.17  Headings.  The headings, captions and arrangements used in
                    --------
this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 13.18  Construction.  Each of the Loan Parties, the Agent and each
                    ------------
Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     Section 13.19  Independence of Covenants.  All covenants hereunder shall be
                    -------------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 13.20  Confidentiality.  Each Lender agrees to exercise its best
                    ---------------
efforts to keep any information delivered or made available by any Loan Party to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender
                         --------
from disclosing such information (a) to any other Lender, (b) to any Person if reasonably incidental to the administration of the Loans, Letters of Credit or Bankers' Acceptances, (c) upon the order of any court or administrative agency,
(d) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (e) which has been publicly disclosed, (f) in connection with any litigation to which the Agent, any Lender or their respective Affiliates may be a party, (g) to the extent reasonably required in connection with the exercise of any remedy under the Loan Documents, (h) to such Lender's legal counsel, independent auditors and affiliates, and (i) to any actual or proposed participant or Assignee of all or part of its rights hereunder, so long as such actual or proposed participant or Assignee agrees to be bound by the provisions of this Section 13.20.
                                   -------------

     Section 13.21  WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY
                    --------------------
APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

     Section 13.22  Approvals and Consent.  Except as may be expressly provided
                    ---------------------
to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement or the other Loan Documents where the approval, consent or exercise of judgment of the Agent or any Lender is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Agent and such Lender, and the Agent and such Lender shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of the Agent or such Lender, and (b) no approval or consent of the Agent or any Lender shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.

     Section 13.23  Agent for Services of Process.  Each of the Loan Parties
                    -----------------------------
hereby irrevocably designates CT Corporation System with offices at 350 N. St. Paul Street, Dallas, Texas 75201, to receive for and on behalf of such Loan Party service of process in the State of Texas. In the event that CT Corporation System resigns or ceases to serve as such Loan Party's agent for service of process hereunder, agrees forthwith (a) to designate another agent for service of process in Houston, Texas and (b) to give prompt written notice to the Agent of the name and address of such agent. Each of the Loan Parties agrees that the failure of its agent for service of process to give any notice of any such service of process to such Loan Party shall not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of a particular Loan Party available to be served, then such Loan Party further irrevocably consents to the service of process by the mailing thereof by the Agent or the Required Lenders by registered or certified mail, postage prepaid, to such Loan Party at its address listed on the signature pages hereof. Nothing in this Section 13.23
                                                               -------------
shall affect the right of the Agent or the Lenders to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against any Loan Party or its Property in the court of any jurisdiction.

     Section 13.24  Assignment and Assumptions.  The Lenders hereby agree among
                    --------------------------
themselves (and each of the Loan Parties hereby consents to such agreement) that, concurrently with the Restatement Date, there shall be deemed to have occurred assignments and assumptions with respect to the Debt, Liens, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, the Commitments, the Loans, the Letters of Credit and the Bankers' Acceptances) such that, after giving effect to such assignments and assumptions, the Commitments and the outstanding Loans, Letters of Credit and Bankers' Acceptances of each of the Lenders are as stated in this Agreement, and the Lenders hereby make such assignments and assumptions. The Lenders shall make all appropriate payments and adjustments among themselves to effectuate the appropriate purchase price for and other amounts payable with respect to such assignments and assumptions.

     Section 13.25  Amendment and Restatement.  This Agreement is and shall be
                    -------------------------
deemed to be an amendment and restatement of the Original Supremex Credit Agreement; provided, however, that the Original Supremex Credit Agreement shall
           --------  -------
remain in existence as if it had not been amended or restated for purposes of the defined terms, definitions, representations, warranties and other terms and provisions of the Original Supremex Credit Agreement referred to herein (including, without limitation, defined terms and the definitions thereof referred to in all such terms and provisions) as if such defined terms, definitions, representations, warranties and other terms and provisions of the Original Supremex Credit Agreement, without amendment or restatement, were incorporated herein by reference.

     Section 13.26  Supplements to Certain Schedules.  The Schedules hereto,
                    --------------------------------
other than Schedules 1.1(b), 7.10 and 7.15, may be proposed to be supplemented
           ----------------  ----     ----
by the Borrower concurrently with the making of the Term Loans B as they relate to (but only as they relate to) the PNG Acquisition if (but only if) (a) the Agent approves of any such supplement, which approval shall not be unreasonably withheld, and (b) the supplemental information proposed to be included on any such Schedule is not, in the judgment of the Agent, adverse in any material respect to the Agent or the Lenders or the Mail-Well Agent or the Mail-Well Lenders. Any such supplement proposed by the Borrower and so approved shall be deemed to be a part of the Schedule to which such supplement relates.

     Section 13.27  Intercreditor Agreements.  Each of the Lenders hereby (a)
                    ------------------------
agrees to all terms and provisions of each of the Intercreditor Agreement and the Accounts Receivable Securitization Facility Intercreditor Agreement, (b) agrees to be bound by all of the terms and provisions of each of the Intercreditor Agreement and the Accounts Receivable Securitization Facility Intercreditor Agreement as if it were a direct party and a signatory thereto (whether or not it is a direct party or a signatory thereto) and (c) grants to the Agent a special power of attorney to execute and deliver each of the Intercreditor Agreement and the Accounts Receivable Securitization Facility Intercreditor Agreement for, on behalf of and in the name of such Lender.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       BORROWER:
                                       --------

                                       SUPREMEX INC.


                                       By:  /s/ Paul V. Reilly
                                          -----------------------
                                       Name:  Paul V. Reilly
                                       Title: Vice President

                                       Address for Notices:
                                       -------------------
                                       23 Inverness Way East, #160
                                       Englewood, Colorado 80112
                                       Telecopy No.:   303-397-7400
                                       Telephone No.:  303-790-8023
                                       Attention:      Secretary

                              OTHER LOAN PARTIES:
                              ------------------

                              MAIL-WELL I CORPORATION


                              By: /s/ Paul V. Reilly
                                 ----------------------
                              Name:  Paul V. Reilly
                              Title: Vice President - Finance

                              Address for Notices:
                              -------------------
                              23 Inverness Way East, #160
                              Englewood, Colorado 80112
                              Telecopy No.:   303-397-7400
                              Telephone No.:  303-790-8023
                              Attention:      Secretary

                              INNOVA ENVELOPE INC.


                              By: /s/ Paul V. Reilly
                              ----------------------
                              Name:  Paul V. Reilly
                              Title: Vice President - Finance

                              Address for Notices:
                              -------------------
                              23 Inverness Way East, #160
                              Englewood, Colorado 80112
                              Telecopy No.:   303-397-7400
                              Telephone No.:  303-790-8023
                              Attention:      Secretary

                              AGENT:
                              -----

                              BANQUE PARIBAS


                              By: /s/ Pierre-Jean de Filippis
                              -------------------------------
                              Name:  Pierre-Jean de Filippis
                              Title: General Manager


                              By: /s/ Christopher S. Goodwin
                              ------------------------------
                              Name:  Christopher S. Goodwin
                              Title: Vice President

                              Address for Notices:
                              -------------------
                              Banque Paribas
                              1200 Smith Street, Suite 3100
                              Houston, Texas 77002
                              Telecopy No.:   713-659-3832
                              Telephone No.:  713-659-4811
                              Attention:      Corporate Banking Group

                          LENDERS:
                          -------

                          ARAB BANKING CORPORATION (B.S.C.)

Term Loans A
Commitment:
-----------               By:/s/ Stephen A. Plauche'
                          --------------------------
                          Name:  Stephen A. Plauche'
$2,936,590.23             Title: Vice President


Term Loans B              Address for Notices:
Commitment:               ---------------------------------
----------                Arab Banking Corporation (B.S.C.)
                          277 Park Avenue, 32nd Floor
$1,305,151.22             New York, New York  10172
                          Telecopy No.:   212-583-0921
                          Telephone No.:
Revolving Credit Loans    Attention:      Ms. Louise Weiss
Commitment:
----------

Cdn. $  -0-               with a copy to:

                          Arab Banking Corporation (B.S.C.)
                          600 Travis Street, Suite 1900
                          Houston, Texas  77002
                          Telecopy No.:   713-227-6507
                          Telephone No.:  713-227-8444
                          Attention:      Stephen Plauche

                          Lending Office for Prime Rate Loans:
                          -----------------------------------
                          Arab Banking Corporation (B.S.C.)
                          277 Park Avenue, 32nd Floor
                          New York, New York  10172-3299
                          Attention: Ms. Louise Weiss

                          Lending Office for Eurodollar Loans:
                          -----------------------------------
                          Arab Banking Corporation (G.C.I.)
                          277 Park Avenue, 32nd Floor
                          New York, New York  10172-3299
                          Attention: Ms. Louise Weiss

                              BANQUE PARIBAS

Term Loans A
Commitment:                   By: /s/ Pierre-Jean de Filippis
-----------                   -------------------------------
                              Name:  Pierre-Jean de Filippis
$6,455,084.51                 Title: General Manager

Term Loans B
Commitment:                   By: /s/ Christopher S. Goodwin
----------                    ------------------------------
                              Name:  Christopher S. Goodwin
$3,211,645.32                 Title: Vice President

Revolving Credit Loans        Address for Notices:
Commitment:                   -------------------
-----------                   Banque Paribas
                              1200 Smith Street, Suite 3100
Cdn. $ -0-                    Houston, Texas 77002
                              Telecopy No.:   713-659-3832
                              Telephone No.:  713-659-4811
                              Attention:      Corporate Banking Group

                              Lending Office for Prime Rate Loans:
                              -----------------------------------
                              Banque Paribas
                              1200 Smith Street, Suite 3100
                              Houston, Texas 77002
                              Attention: Leah Hughes
                              Operations Officer

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              Banque Paribas
                              1200 Smith Street, Suite 3100
                              Houston, Texas 77002
                              Attention: Leah Hughes
                                         Operations Officer

                          BANK OF AMERICA ILLINOIS

Term Loans A
Commitment:               By: /s/ Kevin Leader
-----------               -----------------------
                          Name:  Kevin Leader
$4,894,317.06             Title: Vice President


Term Loans B              Address for Notices:
Commitment:               -------------------
----------                Bank of America Illinois
                          231 S. LaSalle Street
$2,175,252.02             Chicago, Illinois  60697
                          Telecopy No.:        312-974-9626
                          Telephone No.:       312-828-6386
Revolving Credit Loans    Attention:           Juanita L. Hester
Commitment:
----------
                          With a copy to:
                          --------------
Cdn.  $  -0-
                          Bank of America
                          U.S. Div. - S.F. Credit Products #3838
                          555 California Street, 41st Floor
                          San Francisco, CA  94104
                          Attention:   Kevin Leader

                          Lending Office for Prime Rate Loans:
                          -----------------------------------
                          Bank of America Illinois
                          231 S. LaSalle Street
                          Chicago, Illinois  60697
                          Attention: Juanita L. Hester

                          Lending Office for Eurodollar Loans:
                          -----------------------------------
                          Bank of America Illinois
                          231 S. LaSalle Street
                          Chicago, Illinois  60697
                          Attention: Juanita L. Hester

                              CREDIT LYONNAIS NEW YORK BRANCH

Term Loans A
Commitment:                   By: /s/ Attila Koc
-----------                   ------------------
                              Name:  Attila Koc
$2,936,590.23                 Title: Vice President


Term Loans B                  Addresses for Notices:
Commitment:                   ---------------------------------
----------                    Credit Lyonnais
                              1301 Avenue of the Americas
$1,305,151.22                 New York, New York  10019
                              Telecopy No.:        212-459-3170
                              Telephone No.:       212-459-7000
Revolving Credit Loans        Attention:           Mark Koneval
Commitment:
----------
                              Credit Lyonnais
Cdn. $  -0-                   2200 Ross Avenue, Suite 4400 West
                              Dallas, Texas  75201
                              Telecopy No.:        214-220-2323
                              Telephone No.:       214-220-2300
                              Attention:         Brian Brown

                              Lending Office for Prime Rate Loans:
                              -----------------------------------
                              Credit Lyonnais New York Branch
                              2200 Ross Avenue, Suite 4400 West
                              Dallas, Texas  75201
                              Attention: Credit Lyonnais

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              Credit Lyonnais New York Branch
                              2200 Ross Avenue, Suite 4400 West
                              Dallas, Texas  75201
                              Attention: Credit Lyonnais

                              MERRILL LYNCH SENIOR FLOATING
                                 RATE FUND, INC.

Term Loans A
Commitment:                   By: /s/ Anthony R. Clemente
-----------                   ---------------------------
                              Name:  Anthony R. Clemente
$2,821,316.61                 Title: Authorized Signature


Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    Merrill Lynch
                              800 Scudders Mill Road - Area 2C
$1,253,918.50                 Plainsboro, New Jersey  08536
                              Telecopy No.:       609-282-2550
                              Telephone No.:      609-282-2092
Revolving Credit Loans        Attention:          Anthony Clemente
Commitment:
----------

Cdn. $  -0-                   Lending Office for Prime Rate Loans:
                              -----------------------------------
                              Merrill Lynch Senior Floating Rate Fund, Inc.
                              800 Scudders Mill Road - Area 2C
                              Plainsboro, New Jersey  08536
                              Attention: Anthony Clemente

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              Merrill Lynch Senior Floating Rate Fund, Inc. 800 Scudders Mill Road - Area 2C
                              Plainsboro, New Jersey  08536
                              Attention: Anthony Clemente

                              NATIONAL BANK OF CANADA

Term Loans A
Commitment:                   By: /s/ Larry L. Sears
-----------                   ----------------------
                              Name:  Larry L. Sears
$2,447,158.53                 Title: Group Vice President

Term Loans B                  By: /s/ William Handley
Commitment:                   -----------------------
----------                    Name:  William Handley
                              Title: Vice President
$1,087,626.00
                              Address for Notices:
                              -----------------------
Revolving Credit Loans        National Bank of Canada
Commitment:                   2121 San Jacinto, Suite 1850
----------                    Dallas, Texas  75201
                              Telecopy No.:  214-871-2015
Cdn. $  -0-                   Telephone No.: 214-871-1208
                              Attention:     Larry Sears (2 copies requested)

                              Lending Office for Prime Rate Loans:
                              -----------------------------------
                              National Bank of Canada, New York Branch
                              125 West 55th Street
                              New York, New York  10019-5366
                              Attention: Eleanor Valentine

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              National Bank of Canada
                              125 West 55th Street
                              New York, New York  10019-5366
                              Attention: Eleanor Valentine

                              NATIONAL BANK OF CANADA

Term Loans A
Commitment:                   By: /s/ Mark Daigneault  /  Alain Aubin
-----------                   ---------------------------------------
                              Name:  Mark Daigneault   /  Alain Aubin
$  -0-                        Title: Manager           /  Senior Manager

Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    National Bank of Canada
                              Tour de la Banque Nationale
$  -0-                        600 de la Gauchetiere St. West
                              Montreal Quebec H3B 4L2
                              Telecopy No.:           514-394-6073
                              Telephone No.:          514-394-8726
Revolving Credit Loans        Attention:              Mark Daigneault
Commitment:
----------

Cdn. $3,333,333.33            Lending Office for Prime Rate Loans:
                              -----------------------------------
                              National Bank of Canada
                              Tour de la Banque Nationale
                              600 de la Gauchetiere St. West
                              Montreal Quebec H3B 4L2
                              Telecopy No.:   514-394-8880
                              Telephone No.:  514-394-6075
                              Attention:      Pierrette Farley

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              National Bank of Canada
                              Tour de la Banque Nationale
                              600 de la Gauchetiere St. West
                              Montreal Quebec H3B 4L2
                              Telecopy No.:   514-394-8880
                              Telephone No.:  514-394-6075
                              Attention:      Pierrette Farley

                              NATIONSBANK OF TEXAS, N.A.

Term Loans A
Commitment:                   By: /s/ Kimberley Knop
-----------                   ----------------------
                              Name:  Kimberley Knop
$2,936,590.23                 Title: Vice President

Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    NationsBank of Texas, N.A.
                              901 Main Street
$1,305,151.22                 Dallas, Texas  75202
                              Telecopy No.:     214-508-0980
                              Telephone No.:    214-508-3363
Revolving Credit Loans        Attention:        Kimberly Knop
Commitment:
----------

Cdn. $  -0-                   Lending Office for Prime Rate Loans:
                              -----------------------------------
                              NationsBank of Texas, N.A.
                              901 Main Street
                              Dallas, Texas  75202
                              Attention: Kimberly Knop

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              NationsBank of Texas, N.A.
                              901 Main Street
                              Dallas, Texas  75202
                              Attention: Kimberly Knop

                              PARIBAS BANK OF CANADA

Term Loans A
Commitment:                   By: /s/ Christopher M. Golding
-----------                   ------------------------------
                              Name:   Christopher M. Golding
$  -0-                        Title:  Assistant Vice President

Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    Paribas Bank of Canada
                              Royal Trust Tower, Suite 4100
$  -0-                        TD Centre, Toronto, Ontario M5K 1N8
                              Telecopy No.:    416-947-0086
                              Telephone No.:   416-365-9600
Revolving Credit Loans        Attention:       John Ho, Operations
Commitment:
----------

Cdn. $3,333,333.34            Lending Office for Prime Rate Loans:
                              ---------------
                              Paribas Bank of Canada
                              Royal Trust Tower, Suite 4100
                              TD Centre, Toronto, Ontario M5K 1N8
                              Telecopy No.:     416-947-0086
                              Telephone No.:    416-365-9600
                              Attention:        John Ho, Operations

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              Paribas Bank of Canada
                              Royal Trust Tower, Suite 4100
                              TD Centre, Toronto, Ontario M5K 1N8
                              Telecopy No.:    416-947-0086
                              Telephone No.:   416-365-9600
                              Attention:       John Ho, Operations

                              SOCIETE GENERALE, SOUTHWEST AGENCY

Term Loans A
Commitment:                   By: /s/ Richard A. Erbert
-----------                   -------------------------
                              Name:   Richard A. Erbert
$1,957,726.82                 Title:  Vice President


Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    Societe Generale
                              1111 Bagby, Suite 2020
$870,100.80                   Houston, Texas  77002
                              Telecopy No.:     713-650-0824
                              Telephone No.:    713-759-6318
Revolving Credit Loans        Attention:        Dick Erbert
Commitment:
----------
                              with a copy to:
Cdn. $  -0-
                              Societe Generale
                              2001 Ross Avenue, Suite 4800
                              Dallas, Texas  75201
                              Attention:   Angela Aldridge

                              Lending Office for Prime Rate Loans:
                              -----------------------------------
                              Societe Generale
                              2001 Ross Avenue, Suite 4800
                              Dallas, Texas  75201
                              Attention: Angela Aldridge

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              Societe Generale
                              2001 Ross Avenue, Suite 4800
                              Dallas, Texas  75201
                              Attention: Angela Aldridge

                              TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION

Term Loans A
Commitment:                   By: /s/ Mary C. Arnold
-----------                   ----------------------
                              Name:   Mary C. Arnold
$2,841,056.45                 Title:  Vice President


Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    Texas Commerce Bank National Association
                              707 Travis Street, 7-TCB-North #79
$1,262,691.75                 Houston, Texas  77002
                              Telecopy No.:   713-216-6387
                              Telephone No.:  713-216-5656
Revolving Credit Loans        Attention:      Mary Arnold
Commitment:
----------

Cdn. $ -0-                    Lending Office for Prime Rate Loans:
                              -----------------------------------
                              Texas Commerce Bank National Association
                              707 Travis Street, 7-TCB-North #79
                              Houston, Texas  77002
                              Attention: Mary Arnold

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              Texas Commerce Bank National Association
                              707 Travis Street, 7-TCB-North #79
                              Houston, Texas  77002
                              Attention: Mary Arnold

                              THE BANK OF NOVA SCOTIA

Term Loans A
Commitment:                   By: /s/ A.S. Norsworthy
-----------                   -----------------------
                              Name:   A.S. Norsworthy
$2,447,158.53                 Title:  Sr. Team Leader - Loan Operations


Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    The Bank of Nova Scotia, Atlanta Agency
                              600 Peachtree Street N.E., Suite 2700
$1,087,626.01                 Atlanta, Georgia  30308
                              Telecopy No.:     404-888-8998
                              Telephone No.:    404-877-1500
Revolving Credit Loans        Attention:        F.C.H. Ashby
Commitment:
----------
                              with a copy to:
Cdn. $  -0-
                              The Bank of Nova Scotia
                              Houston Representative Office
                              1100 Louisiana, Suite 3000
                              Houston, Texas  77002
                              Telecopy No.:   713-752-2425
                              Telephone No.:  713-759-3432
                              Attention:      Rosine Matthews

                              Lending Office for Prime Rate Loans:
                              -----------------------------------
                              The Bank of Nova Scotia, Atlanta Agency
                              600 Peachtree Street N.E., Suite 2700
                              Atlanta, Georgia  30308
                              Attention: Cleve Bushey

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              The Bank of Nova Scotia, Atlanta Agency
                              600 Peachtree Street N.E., Suite 2700
                              Atlanta, Georgia  30308
                              Attention: Cleve Bushey

                              THE BANK OF NOVA SCOTIA

Term Loans A
Commitment:                   By: /s/ A.S. Norsworthy
-----------                   -----------------------
                              Name:   A.S. Norsworthy
$  -0-                        Title:  Sr. Team Leader - Loan Operations

Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    The Bank of Nova Scotia
                              Corporate Banking Quebec
$  -0-                        1002 Sherbrooke Street West, #320
                              Montreal, Canada H3A 3M3
                              Telecopy No.     514-499-5504
                              Telephone No.:   514-499-5662
Revolving Credit Loans        Attention:       Francois De Broux
Commitment:
----------
                              with a copy to:
Cdn. $3,333,333.33
                              The Bank of Nova Scotia
                              Houston Representative Office
                              1100 Louisiana, Suite 3000
                              Houston, Texas  77002
                              Telecopy No.:    713-752-2425
                              Telephone No.:   713-759-3432
                              Attention:       Rosine Matthews

                              Lending Office for Prime Rate Loans:
                              -----------------------------------
                              The Bank of Nova Scotia
                              Scotia Tower
                              1002 Sherbrooke Street West
                              Montreal, Canada H3A 3M3

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              The Bank of Nova Scotia
                              Scotia Tower
                              1002 Sherbrooke Street West
                              Montreal, Canada H3A 3M3

                              THE BOATMEN'S NATIONAL BANK OF
                                 ST. LOUIS

Term Loans A
Commitment:                   By: /s/ Pamela Rice Boggeman
-----------                   ----------------------------
                              Name:   Pamela Rice Boggeman
$2,841,056.44                 Title:  Vice President

Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    The Boatmen's National Bank of St. Louis
                              800 Market Street, Mail Station LBP 37-01
$1,262,691.75                 St. Louis, Missouri  63101
                              Telecopy No.:         314-466-6645
                              Telephone No.:        314-466-7368
Revolving Credit Loans        Attention:            Pamela Boggeman
Commitment:
----------

Cdn. $  -0-                   Lending Office for Prime Rate Loans:
                              -----------------------------------
                              The Boatmen's National Bank of St. Louis,
                                Leveraged Finance
                              800 Market Street, Mail Station LBP 37-01
                              St. Louis, Missouri  63101
                              Attention:   Pamela Boggeman

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              The Boatmen's National Bank of St. Louis,
                                Leveraged Finance
                              800 Market Street, Mail Station LBP 37-01
                              St. Louis, Missouri  63101
                              Attention:   Pamela Boggeman

                              THE CIT GROUP/BUSINESS CREDIT, INC.

Term Loans A
Commitment:                   By: /s/ Pamela Wozniak
-----------                   ----------------------
                              Name:   Pamela Wozniak
$2,841,056.44                 Title:  Assistant Secretary

Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    The CIT Group/Business Credit, Inc.
                              Two Lincoln Centre, 5420 LBJ Freeway, Suite 200
$1,262,691.75                 Dallas, Texas  75240
                              Telecopy No.:     972-455-1690
                              Telephone No.:    972-455-1678
Revolving Credit Loans        Attention:        Pam Wozniak or Susan Brooks
Commitment:
----------

Cdn. $  -0-                   Lending Office for Prime Rate Loans:
                              -----------------------------------
                              The CIT Group/Business Credit, Inc.
                              Two Lincoln Centre, 5420 LBJ Freeway, Suite 200
                              Dallas, Texas  75240
                              Attention: Pam Wozniak

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              The CIT Group/Business Credit, Inc.
                              Two Lincoln Centre, 5420 LBJ Freeway, Suite 200 Dallas, Texas 75240
                              Attention: Pam Wozniak

                              THE FUJI BANK, LIMITED

Term Loans A
Commitment:                   By: /s/ Nate Ellis
-----------                   ------------------
                              Name:   Nate Ellis
$2,936,590.23                 Title:  Vice President & Joint Manager

Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    The Fuji Bank, Limited
                              1221 McKinney Street, Suite 4100
$1,305,151.22                 Houston, Texas  77010
                              Telecopy No.:       713-759-0048
                              Telephone No.:      713-650-7854
Revolving Credit Loans        Attention:          Nate Ellis
Commitment:
----------

Cdn. $  -0-                   Lending Office for Prime Rate Loans:
                              -----------------------------------
                              The Fuji Bank, Limited
                              1221 McKinney Street, Suite 4100
                              Houston, Texas  77010
                              Attention: Nate Ellis

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              The Fuji Bank, Limited
                              1221 McKinney Street, Suite 4100
                              Houston, Texas  77010
                              Attention: Nate Ellis

                              THE LONG-TERM CREDIT BANK OF JAPAN,
                                 LIMITED, NEW YORK BRANCH

Term Loans A
Commitment:                   By: /s/ Shuichi Tajima
-----------                   ----------------------
                              Name:  Shuichi Tajima
$2,936,590.23                 Title: Deputy General Manager

Term Loans B                  Address for Notices:
Commitment:                   -------------------
----------                    The Long-Term Credit Bank of Japan, Limited,
                              New York Branch
$1,305,151.22                 165 Broadway, 49th Floor
                              New York, New York  10006
                              Telecopy No.:   212-608-2371
                              Telephone No.:  212-335-4550
Revolving Credit Loans        Attention:      Frank H. Madden
Commitment:
----------

Cdn. $  -0-                   Lending Office for Prime Rate Loans:
                              -----------------------------------
                              The Long-Term Credit Bank of Japan, Limited,
                              New York Branch
                              165 Broadway, 49th Floor
                              New York, New York  10006
                              Attention: Frank H. Madden

                              Lending Office for Eurodollar Loans:
                              -----------------------------------
                              The Long-Term Credit Bank of Japan, Limited,
                              New York Branch
                              165 Broadway, 49th Floor
                              New York, New York  10006
                              Attention: Frank H. Madden

                                  EXHIBIT "A"

                       Form of Assignment and Acceptance
                       ---------------------------------

                                  EXHIBIT "A"

                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

                          Date: _______________, 19__

     Reference is made to the Amended and Restated Credit Agreement dated as of November __, 1996 (as the same may be amended, modified, supplemented, renewed, extended or restated from time to time, the "Credit Agreement"), among Supremex
                                             ----------------
Inc. (the "Borrower"), Mail-Well I Corporation, Innova Envelope Inc., the
           --------
Lenders named therein (the "Lenders"), and Banque Paribas, as agent for the
                            -------
Lenders (in such capacity, the "Agent").  Capitalized terms used herein and not
                                -----
otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance is being executed pursuant to
Section 13.8 of the Credit Agreement.
------------

     ___________________________ (the "Assignor") and ______________________
                                       --------
(the "Assignee") agree as follows:
      --------

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the following interests in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below):

     (a) a ____% interest in the Revolving Credit Loans Commitments (which percentage interest represents a Canadian $________ commitment with respect to the aggregate Revolving Credit Loans Commitments of Canadian $10,000,000);

     (b) a ____% interest in the aggregate outstanding principal amount of the Term Loans A (which percentage interest represents a $______ interest in the $________ aggregate principal amount of the Term Loans A presently outstanding);

     (c) a ____% interest in the aggregate outstanding principal amount of the Term Loans B (which percentage interest represents a $______ interest in the $________ aggregate principal amount of the Term Loans B presently outstanding);

After giving effect to this Assignment and Acceptance, the Revolving Credit Loans Commitment of Assignor will be $__________________ and the outstanding principal amount of Assignor's interest in the Term Loans A and Term Loans B will be $_________ and $_________.

     2. The Assignor (i) represents that, as of the date hereof, (A) its Revolving Credit Loans Commitment is Canadian $_______________, (B) the outstanding principal balance of its Term Loans A is $_______________, (C) the outstanding principal balance of its Term Loans B is $_______________, and (D) the outstanding principal balance of its Revolving Credit Loans is Canadian $_______________, its pro rata share of the Letters of Credit outstanding under its Revolving Credit Loans Commitment is Canadian $___________, and its pro rata share of the Bankers' Acceptances outstanding under the Revolving Credit Loans Commitment is Canadian

ASSIGNMENT AND ACCEPTANCE - PAGE 1

$________ (all as unreduced by any assignments which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement or any other Loan Document; and (iv) attaches the Notes held by Assignor and requests that the Agent exchange such Notes for a new [TERM LOANS A NOTE, TERM LOANS B NOTE AND REVOLVING CREDIT LOANS NOTE PAYABLE TO THE ORDER OF (A) THE ASSIGNEE IN AN AMOUNT EQUAL TO (I) IN THE CASE OF THE TERM LOANS A NOTE, THE PRINCIPAL AMOUNT OF THE TERM LOANS A ASSIGNED TO ASSIGNEE PURSUANT HERETO, (II) IN THE CASE OF THE TERM LOANS B NOTE, THE PRINCIPAL AMOUNT OF THE TERM LOANS B ASSIGNED TO ASSIGNEE PURSUANT HERETO, AND (III) IN THE CASE OF REVOLVING CREDIT LOANS NOTE, THE AMOUNT OF ASSIGNOR'S REVOLVING CREDIT LOANS COMMITMENT ASSUMED BY ASSIGNEE HEREUNDER, (B) THE ASSIGNOR IN AN AMOUNT EQUAL TO (I) IN THE CASE OF THE TERM LOANS A NOTE, THE PRINCIPAL AMOUNT OF THE TERM LOANS A RETAINED BY ASSIGNOR,
(II) IN THE CASE OF THE TERM LOANS B NOTE, THE PRINCIPAL AMOUNT OF THE TERM LOANS B RETAINED BY ASSIGNOR, AND (III) IN THE CASE OF THE REVOLVING CREDIT LOANS NOTE, THE PRINCIPAL AMOUNT OF THE REVOLVING CREDIT LOANS COMMITMENT RETAINED BY ASSIGNOR]/1/.

     3.   The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, and such
                                                  -----------
other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action on the Assignee's behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (vii) agrees that it will keep confidential all information with respect to the Loan Parties furnished to it by any Loan Party or the Assignor marked as being confidential (other than information generally available to the public) in accordance with
Section 13.20 of the Credit Agreement; and (viii) attaches the forms prescribed
-------------
by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or a certificate as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments

_______________________

/1/       If this Assignment and Acceptance does not relate to all of the Loans, this language is to be revised accordingly.

ASSIGNMENT AND ACCEPTANCE - PAGE 2
are subject to such tax at a rate reduced by an applicable tax treaty;/2/ and
(iv) represents and warrants that it is resident in Canada./3/

     4. The effective date for this Assignment and Acceptance shall be ___________ ____, 19__ (the "Effective Date")./4/ Following the execution of
                             --------------
this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

     5.   Upon such acceptance and recording, from and after the Effective Date,
(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents, (ii) the Assignee shall be a party to each of the Intercreditor Agreement and the Accounts Receivable Securitization Facility Intercreditor Agreement as if it were a signatory thereto, and to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder, and
(iii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     8. The Assignee's address for notices and Applicable Lending Office for purposes of the Credit Agreement (until such address or office are subsequently changed in accordance with the Credit Agreement) are specified below its name on the signature pages of this Assignment and Acceptance.



_________________________

/2/ If the Assignee is organized under the laws of a jurisdiction outside the United States.
/3/  If the Assignee is assuming a Revolving Credit Loans Commitment.

/4/ Such date shall be at least five Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Agent (unless otherwise agreed by the Agent).

ASSIGNMENT AND ACCEPTANCE - PAGE 3

                              [NAME OF ASSIGNOR]


                              By:     ___________________________________
                              Name:   ___________________________________
                              Title:  ___________________________________



                              [NAME OF ASSIGNEE]


                              By:     ___________________________________
                              Name:   ___________________________________
                              Title:  ___________________________________


                              Address for Notices:
                              -------------------
                              ___________________________________________
                              ___________________________________________
                              ___________________________________________
                              Fax No. (_____)____________________________
                              Telephone No. (_____)______________________
                              Attention:_________________________________

                              Lending Office for Prime Rate Loans:
                              -----------------------------------

                              ___________________________________________
                              ___________________________________________
                              ___________________________________________

                              Lending Office for Eurodollar Loans:
                              -----------------------------------

                              ___________________________________________
                              ___________________________________________
                              ___________________________________________

ASSIGNMENT AND ACCEPTANCE - PAGE 4

ACCEPTED BY:

BANQUE PARIBAS, as Agent for the Lenders



By:     _______________________________________
Name:   _______________________________________
Title:  _______________________________________



By:     _______________________________________
Name:   _______________________________________
Title:  _______________________________________


Date:   _______________________________________


APPROVED BY:

MAIL-WELL I CORPORATION



By:     _______________________________________
Name:   _______________________________________
Title:  _______________________________________

ASSIGNMENT AND ACCEPTANCE - PAGE 5

                                  EXHIBIT "B"

                      Form of Revolving Credit Loans Note
                      -----------------------------------

                          REVOLVING CREDIT LOANS NOTE
                          ---------------------------

Canadian $3,333,333.34          Houston, Texas                November __, 1996

     FOR VALUE RECEIVED, the undersigned, SUPREMEX INC., a corporation amalgamated under the Canada Business Corporations Act (the "Borrower"), hereby
                                                             --------
promises to pay to the order of  BANQUE PARIBAS (the "Lender"), at the Principal
                                                      ------
Office of the Agent, in lawful money of Canada and in immediately available funds, the principal amount of THREE MILLION THREE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE AND 34/100 Canadian Dollars (Canadian $3,333,333.34) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made or deemed made by the Lender (or its predecessor in interest) to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of each such Loan until each such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     This Note is one of the Revolving Credit Loans Notes referred to in the Amended and Restated Credit Agreement dated as of November __, 1996, among the Borrower, Mail-Well I Corporation, Innova Envelope Inc., the Lenders named therein and Banque Paribas, as agent for the Lenders (such Credit Agreement, as the same may be amended, modified, supplemented, renewed, extended or restated from time to time, being referred to herein as the "Credit Agreement"), and
                                                    ----------------
evidences Revolving Credit Loans made or deemed made by the Lender (or its predecessor in interest) thereunder. The holder of this Note shall be entitled to, without limitation, the benefits provided in the Credit Agreement as set forth therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayment of the Revolving Credit Loans prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS ( WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

     The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or

REVOLVING CREDIT LOANS NOTE - Page 1
forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

     THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     This Note is issued in replacement of, but not in extinguishment of the indebtedness evidenced by, those certain Revolving Credit Loans Notes made by the Borrower and delivered pursuant to the Original Supremex Credit Agreement.

                                    SUPREMEX INC.


                                    By:__________________________________
                                    Name:  Paul V. Reilly
                                    Title:    Vice President - Finance

REVOLVING CREDIT LOANS NOTE - Page 2

                          REVOLVING CREDIT LOANS NOTE
                          ---------------------------

Canadian $3,333,333.34          Houston, Texas                 November __, 1996

     FOR VALUE RECEIVED, the undersigned, SUPREMEX INC., a corporation amalgamated under the Canada Business Corporations Act (the "Borrower"), hereby
                                                             --------
promises to pay to the order of  BANQUE PARIBAS (the "Lender"), at the Principal
                                                      ------
Office of the Agent, in lawful money of Canada and in immediately available funds, the principal amount of THREE MILLION THREE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE AND 34/100 Canadian Dollars (Canadian $3,333,333.34) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made or deemed made by the Lender (or its predecessor in interest) to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of each such Loan until each such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     This Note is one of the Revolving Credit Loans Notes referred to in the Amended and Restated Credit Agreement dated as of November __, 1996, among the Borrower, Mail-Well I Corporation, Innova Envelope Inc., the Lenders named therein and Banque Paribas, as agent for the Lenders (such Credit Agreement, as the same may be amended, modified, supplemented, renewed, extended or restated from time to time, being referred to herein as the "Credit Agreement"), and
                                                    ----------------
evidences Revolving Credit Loans made or deemed made by the Lender (or its predecessor in interest) thereunder. The holder of this Note shall be entitled to, without limitation, the benefits provided in the Credit Agreement as set forth therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayment of the Revolving Credit Loans prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS ( WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

     The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or

REVOLVING CREDIT LOANS NOTE - Page 3
forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

     THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     This Note is issued in replacement of, but not in extinguishment of the indebtedness evidenced by, those certain Revolving Credit Loans Notes made by the Borrower and delivered pursuant to the Original Supremex Credit Agreement.

                                    SUPREMEX INC.


                                    By:__________________________________
                                    Name:  Paul V. Reilly
                                    Title:    Vice President - Finance

REVOLVING CREDIT LOANS NOTE - Page 4

                                  EXHIBIT "C"

                            Form of Term Loans Note
                            -----------------------

                               TERM LOANS A NOTE
                               -----------------

$_________________               Houston, Texas               November __, 1996

     FOR VALUE RECEIVED, the undersigned, SUPREMEX INC., a corporation amalgamated under the Canada Business Corporations Act (the "Borrower"), hereby
                                                             --------
promises to pay to the order of ___________ _______________________________ (the
"Lender"), at the Principal Office of the Agent, in lawful money of the United
 ------
States of America and in immediately available funds, the principal amount of __________________________________________ Dollars ($_____________) on the dates and in the principal amounts provided in the Credit Agreement referred to below with respect to the Term Loans A evidenced by this Note, and to pay interest on the unpaid principal amount of the Term Loans A evidenced by this Note, at such office, in like money and funds, for the period commencing on the date of such Loans until such Loans shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     This Note is one of the Term Loans A Notes referred to in the Amended and Restated Credit Agreement dated as of November __, 1996, among the Borrower, Mail-Well I Corporation, Innova Envelope Inc., the Lenders named therein and Banque Paribas, as agent for the Lenders (such Credit Agreement, as the same may be amended, modified, supplemented, renewed, extended or restated from time to time, being referred to herein as the "Credit Agreement"), and evidences the
                                       ----------------
Term Loans A made or deemed made by the Lender (or its predecessor in interest) thereunder. The holder of this Note shall be entitled to, without limitation, the benefits provided in the Credit Agreement as set forth therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayment of the Term Loans A prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

     The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

TERMS LOANS A NOTE - Page 1

     THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     This Note is issued in replacement of, but not in extinguishment of the indebtedness evidenced by, those certain Term Loans A Notes (as defined in the Original Supremex Credit Agreement) and Term Loans B Notes (as defined in the Original Supremex Credit Agreement) made by the Borrower and delivered pursuant to the Original Supremex Credit Agreement.

                                    SUPREMEX INC.


                                    By:___________________________
                                    Name:  Paul V. Reilly
                                    Title:    Vice President


TERM LOANS A NOTE - Page 2

                                  EXHIBIT "D"

                           Form of Term Loans B Note
                           -------------------------

                               TERM LOANS B NOTE
                               -----------------

$_________________               Houston, Texas                November __, 1996

     FOR VALUE RECEIVED, the undersigned, SUPREMEX INC., a corporation amalgamated under the Canada Business Corporations Act (the "Borrower"), hereby
                                                             --------
promises to pay to the order of ________________________________________ (the

"Lender"), at the Principal Office of the Agent, in lawful money of the United
-------
States of America and in immediately available funds, the principal amount of _____________________________________ Dollars ($_____________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans B made by the Lender (or its predecessor in interest) to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Loans, at such office, in like money and funds, for the period commencing on the date of such Loans until such Loans shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     This Note is one of the Term Loans B Notes referred to in the Amended and Restated Credit Agreement dated as of November __, 1996, among the Borrower, Mail-Well I Corporation, Innova Envelope Inc., the Lenders named therein and Banque Paribas, as agent for the Lenders (such Credit Agreement, as the same may be amended, modified, supplemented, renewed, extended or restated from time to time, being referred to herein as the "Credit Agreement"), and evidences the
                                       ----------------
Term Loans B made by the Lender (or its predecessor in interest) thereunder.
The holder of this Note shall be entitled to, without limitation, the benefits provided in the Credit Agreement as set forth therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayment of the Term Loans B prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

     The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or

TERMS LOANS B NOTE - PAGE 1
forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

     THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                                    SUPREMEX INC.


                                    By:______________________________
                                    Name:  Paul V. Reilly
                                    Title: Vice President

                                  EXHIBIT "E"

    Form of Notice of Borrowings, Conversions, Continuation or Prepayments
    ----------------------------------------------------------------------

                      NOTICE OF BORROWINGS, CONVERSIONS,
                         CONTINUATIONS OR PREPAYMENTS
                         ----------------------------


Date:  _______________, 19__

Banque Paribas, as Agent
1200 Smith Street
Suite 3100
Houston, Texas 77002

__________________:

     Reference is made to the Amended and Restated Credit Agreement dated as of November __, 1996 (as the same may be amended, modified, supplemented, renewed, extended or restated from time to time, the "Credit Agreement"), among Supremex
                                             ----------------
Inc. (the "Borrower"), Mail-Well I Corporation, Innova Envelope Inc., the
           --------
Lenders named therein (the "Lenders") and Banque Paribas, as Agent for the
                            -------
Lenders (in such capacity, the "Agent").  Capitalized terms used herein and not
                                -----
otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Borrower hereby gives you this Notice, irrevocably, pursuant to Section
                                                                         -------
2.9 of the Credit Agreement.  The Borrower hereby notifies you of the following
---
(check and/or complete the applicable item):

____ (a)  New Loan.
          --------

               (i) (A) The Borrower requests a Term Loans B in the amount of $________ on _____________ __, 1996.

                    (B) The Term Loans B will be of the following Type: [Prime Rate Loan] [Eurodollar Loan].

                    (C) If the Term Loans B will be a Eurodollar Loan, the Interest Period will be ___________ month[s].

               (ii) (A) The Borrower requests a Revolving Credit Loan in the amount of Canadian $________ on _______________, 199__. Such Revolving Credit Loan ____ will/____will not consist of Swing Line Advances.

                    (B) The Revolving Credit Loan will be of the following Type:
          [Prime Rate Loan] [Eurodollar Loan].


NOTICE OR BORROWINGS, CONVERSIONS, CONTINUATIONS
OR PREPAYMENTS - PAGE 1

                    (C) If the Revolving Credit Loan will be a Eurodollar Loan, the Interest Period will be _____ month[s].


____ (b)  Bankers' Acceptance. The Borrower requests a Bankers' Acceptance on
          -------------------
          the following terms:

               (i)        Aggregate face amount   Canadian $___________

               (ii)       Term                     _______________ days

               (iii)      Date of Borrowing        ____________________

               (iv)       Maturity                 ____________________

____ (c) [Conversion] [Continuation] of Loan
          ----------------------------------

               (i) (A) The Borrower requests a [Conversion] [Continuation] of a Term Loans A in the amount of $________ on __________, ____.

                    (B) The Type of Term Loans A to be [Converted] [Continued] will be a [Prime Rate Loan] [Eurodollar Loan].

                    (C) The Term Loans A resulting from the [Conversion] [Continuation] will be a [Prime Rate Loan] [Eurodollar Loan].

                    (D) If the Term Loans A resulting from the [Conversion] [Continuation] will be a Eurodollar Loan, the Interest Period for such Loan will be _____ month[s].

               (ii) (A) The Borrower requests a [Conversion] [Continuation] of a Term Loans B in the amount of $________ on __________, ____.

                    (B) The Type of Term Loans B to be [Converted] [Continued] will be a [Prime Rate Loan] [Eurodollar Loan].

                    (C) The Term Loans B resulting from the [Conversion] [Continuation] will be a [Prime Rate Loan] [Eurodollar Loan].

                    (D) If the Term Loans B resulting from the [Conversion] [Continuation] will be a Eurodollar Loan, the Interest Period for such Loan will be _____ month[s].

NOTICE OF BORROWINGS, CONVERSIONS, CONTINUATIONS
OR PREPAYMENTS - PAGE 2

               (iii) (A) The Borrower requests a [Conversion] [Continuation] of a Revolving Credit Loan in the amount of Canadian $________ on __________, ____.

                     (B) The Type of Revolving Credit Loan to be [Converted] [Continued] will be a [Prime Rate Loan] [Eurodollar Loan].

                     (C) The Revolving Credit Loan resulting from the [Conversion] [Continuation] will be a [Prime Rate Loan] [Eurodollar Loan].

                     (D) If the Revolving Credit Loan resulting from the [Conversion] [Continuation] will be a Eurodollar Loan, the Interest Period for such Loan will be _____ month[s].

____ (d)  Prepayment.
          ----------

               (i) (A) The Borrower will make a prepayment of the principal of the Term Loans A in the amount of $___________ on ______________,
          ____.

                     (B) The Term Loans A to be prepaid will be of the following
          Type:  [Prime Rate Loan] [Eurodollar Loan].

                     (C) If the Term Loans A to be prepaid is a Eurodollar Loan, it has an Interest Period of _____ month[s] that will end on _____________, ____.

               (ii) (A) The Borrower will make a prepayment of the principal of the Term Loans B in the amount of $___________ on ______________,
          ____.
                     (B) The Term Loans B to be prepaid will be of the following
          Type:  [Prime Rate Loan] [Eurodollar Loan].

                     (C) If the Term Loans B to be prepaid is a Eurodollar Loan, it has an Interest Period of _____ month[s] that will end on _____________, ____.

               (iii) (A) The Borrower will make a prepayment of the principal of the Revolving Credit Loans in the amount of Canadian $_________ on ____________, ____.

                     (B) The Revolving Credit Loan to be prepaid will be of the following Type: [Prime Rate Loan] [Eurodollar Loan].

NOTICE OF BORROWINGS, CONVERSIONS, CONTINUATIONS
OR PREPAYMENTS - PAGE 3

                    (C) If the Revolving Credit Loan to be prepaid is a Eurodollar Loan, it has an Interest Period of _____ month[s] that will end on _____________, ____.

                                        SUPREMEX INC.



                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________


NOTICE OF BORROWINGS, CONVERSIONS, CONTINUATIONS
OR PREPAYMENTS - PAGE 4

                                SCHEDULE 1.1(A)

                             MORTGAGED PROPERTIES
                             --------------------


I. Mortgaged Properties Acquired Pursuant to the G-P Envelope Acquisition Agreement.

     A.   Mortgaged Fee Properties

          1.   Chestertown, Maryland         225 Talbot Blvd.
          2.   Chicago, Illinois             5445 N. Elston Ave.
          3.   Cleveland, Ohio               4500 Tiedeman Road
          4.   Denver, Colorado              (3301) Kalamath St.
          5.   Jacksonville, Florida         5406 W. First St.
          6.   Oklahoma City, Oklahoma       4901 N.W. Fourth St.
          7.   Phoenix, Arizona              221 N. 48th Ave.
          8.  Pittsburgh, Pennsylvania       7301 Penn Ave.
          9.  Tullahoma, Tennessee           1509 N. Washington St.

     B.   Mortgaged Leasehold Property Interests

          1.   Albuquerque, New Mexico

               Standard Commercial Net/Net/Net Business Center Lease dated June 1, 1993, made and entered into by and between I&J Investments, as lessor, and Mail Well Envelope Company, a Delaware corporation, as lessee. No Survey is required for this Property.

          2.   Cambridge, Maryland

               Lease Agreement dated effective as of January 22, 1988, made and entered into by and between The County Commissioners of Dorchester County, as lessor, and M-W Envelope Company, Inc., a Delaware corporation, as lessee, as amended, modified or extended by (i) that certain Notice of Intention to Lease 33,750 Square Feet in the Dorchester County Shell Building dated July 5, 1988, and (ii) that certain Amendment to Lease Agreement dated March 16, 1993.

          3.   Denver, Colorado

               Agreement dated March 19, 1963, made and entered into by and between Richard B. Tucker, Carl L. Tucker and Robert Best, as lessors, and Pak-Well Paper Industries, Inc., a Colorado corporation, as lessee, as amended, modified or extended by (i) that certain Addendum to Lease dated effective as of January 20, 1964, (ii) that certain Agreement dated effective as of September 15, 1968, and (iii) that certain Agreement dated April 1, 1975, made and entered into by and between Richard B. Tucker and Robert Best, as lessors, and Mail-Well Corporation, a Delaware corporation, as lessee. A portion of the leased premises were subleased pursuant to that certain Sublease Agreement dated as of May 23, 1980, made and entered into by and between Nekoosa Envelopes, Inc., a Delaware corporation, as sublessor, and Petro-Lewis Corporation, a Colorado corporation, as sublessee, and consented to by Richard B. Tucker and Robert Best, and as amended, modified, or extended by that certain Addendum to Sublease Agreement dated July 31, 1980, and as assigned by that certain Agreement to Assign Sublease dated as of June 23, 1987, made and entered into by and between FPCO Oil & Gas Co., a Colorado corporation, as assignor, and Central Bancorporation, Inc., a Colorado corporation, as assignee, and consented to by Nekoosa Envelopes, Inc., and Richard Tucker and Charlotte Tucker, and as further consented to, among other things, by that certain Agreement and Consent to Assignment dated August 5, 1987, made and entered into by and between Richard B. Tucker and Charlotte Tucker (successor-in-interest to Robert Best), as lessors, Nekoosa Envelopes, Inc., as sublessor, FPCO Oil & Gas Co. (successor-in-interest to Petro-Lewis Corporation), as Assignor, and Central Bancorporation, Inc., as assignee, and as amended, modified or extended by that certain letter agreement dated March 26, 1992, by that certain amendment dated May 6, 1993 and that certain amendment dated May 13, 1993.

          4.   Honolulu, Hawaii

               Lease dated as of March 22, 1991, made and entered into by and between PMLW Partnership, a Hawaii general partnership, as lessor, and Mail-Well Envelope Company, a Delaware corporation, as lessee. No Survey is required for this Property.

          5.   Jersey City, New Jersey

               Agreement of Lease dated January 7, 1991, made and entered into by and between Pavey Associates, a New Jersey partnership, as lessor, and Pavey Envelope and Tag Corp., a New Jersey corporation, as lessee, as amended, modified or extended by (i) that certain First Amendment to Lease dated as of

          August 15, 1991, and (ii) that certain Second Amendment to Lease dated February 21, 1994.

          6.   Kankakee, Illinois

               Lease dated August 15, 1984, made and entered into by and between CMD Realty Management Company, an Illinois corporation, as agent for The Prudential Insurance Company of America, as lessor, and Nekoosa Envelopes, Inc., a Delaware corporation, as lessee.

          7.   Milwaukie, Oregon (2515 Mail-Well Drive)

               Lease dated March 1, 1988, made and entered into by and between W. R. Lake, Jr., Janet M. Lake, Susan L. Howell, Thomas
          L. Howell, Theodora R. Feldman, and United States National Bank of Oregon, Trustee, and Garthe Brown, Trustee, as lessors, and Mail-Well Envelope Company, a Delaware corporation, as lessee.

          8.   Milwaukie, Oregon (2700 Mail-Well Drive)

               Standard Industrial Lease-Net dated April 13, 1989, made and entered into by and between Lincoln Property Company, N.C., Inc., as manager and agent for Lincoln Milwaukie Associates, Ltd., as lessor, and Mail-Well Envelope Company, Inc., as lessee, as amended, modified or extended by (i) that certain Lease Extension Agreement extending the termination date from February 28, 1990 to July 31, 1991, among other things, (ii) that certain Rent Waiver Agreement dated effective as of July 11, 1990, (iii) that certain Lease Extension Agreement dated effective as of April 2, 1991, made and entered into by and between CP-McLaughlin Properties, Inc., as lessor, and Mail-Well Envelope Company, Inc., as lessee, and (iii) Amendment to Lease dated June 19, 1992.

          9.   Oakland, California

               Standard Industrial/Commmercial Single-Tenant Lease-Net dated July 1, 1992, made and entered into by and between Cotton Properties, as lessor, and Mail-Well Envelope Company, as lessee, as amended, modified or extended by that certain letter agreement dated August 22, 1993, and as said letter agreement and the Lease were further amended by that certain letter agreement dated September 9, 1993.

               10.  Salt Lake City, Utah

                    Lease Agreement dated August 1, 1973, made and entered into by and between Price Ventures, Inc., a Utah corporation d/b/a Timesquare Park, as lessor, and Rockmont Envelope Company of Utah, Inc., a Utah corporation, as lessee, as amended, modified or extended by (i) that certain letter agreement dated November 30, 1987, (ii) that certain letter agreement dated November 24, 1992, (iii) that certain Amendment to Lease dated as of September 26, 1973, (iv) that certain Amendment to Lease dated as of November 6, 1973, (v) that certain Amendment to Lease dated as of November 20, 1973, and (vi) that certain Addendum to Lease dated as of December 22, 1975.

II.  Mortgaged Properties Acquired Pursuant to the AEC Acquisition Agreement.

     A.   Mortgaged Fee Properties

          1.  Nashville, Tennessee            540 Brick Church Park Dr.
          2.  Chicago, Illinois               3001 N. Rockwell St.
          3.  Chicago, Illinois               4400 West Ohio St.
          4.  Santa Fe Springs, California    13341 Cambridge St.
          5.  O'Fallon, Missouri              601 Cannonball Lane
          6.  San Antonio, Texas              232 Iowa St.
          7.  Omaha, Nebraska                 915 North 43rd Avenue
          8.  Seattle, Washington             401 Andover Park East
          9.  Dallas, Texas*                  14001 Inwood Road
               *(Leased until 1/5/95)

     B.   Mortgaged Leasehold Property Interests

          1. Agency Lease Agreement dated April 1, 1988, by and between Erie County Industrial Development Agency and American Envelope Company, as evidenced by a Memorandum of Lease dated as of April 1, 1988, filed in the Erie County Clerk's Office on April 7, 1988 under Liber 9846, Page 338.

III. Mortgaged Properties Acquired Pursuant to the Supremex Acquisition
     Agreement.

     A.   Mortgaged Fee Properties

          1.   Markham, Ontario               56 Steelcase Road West

          B.   Leasehold Property Interests

               1.   Dartmouth, Nova Scotia        110 Simmonds Drive
               2.   Montreal, Quebec              7355 Notre Dame est
               3.   Montreal, Quebec              345 Montee de Liesse
               4.   Ottawa, Ontario               270 McLaren
               5.   Mississagua, Ontario          5300 Tomken Road
               6.   Brantford, Ontario            46 Plant Farm Boulevard
               7.   Winnipeg, Manitoba            33 Plymouth Street
               8.   Regina, Saskatchewan          199 North Leonard Street
               9.   Edmonton, Alberta             16242 117th Avenue
               10   Calgary, Alberta              6143 - 4th Street S.E.
               11.  Delta, British Columbia       1308 Cleveden Avenue

     IV. Mortgaged Properties Acquired Pursuant to the Graphic Arts Center, Inc. Securities Purchase Agreement .

          A.   Mortgaged Fee Properties

               1.   Portland, Oregon              2000 N.W. Wilson St.

          B.   Mortgaged Leasehold Property Interests

               1.   Portland, Oregon              2116 N.W. 20th Avenue
               2.   South San Francisco,
                    California                    560 Forbes Boulevard
               3.   Pasadena, California          2181 East Foothill Boulevard

     V. Mortgaged Properties Acquired Pursuant to the Quality Park Products, Inc. Acquisition Agreement.

          A.   Mortgaged Fee Properties

               1.    Atlanta, Georgia             3350 Hamilton Boulevard, S.W.

          B.   Leasehold Property Interests

               1.    Beresford, South Dakota      100 Quality Park Drive
               2.    St. George, Utah             3287 East Deseret Drive

                                SCHEDULE 1.1(B)

                                PERMITTED LIENS
                                ---------------

                         LIEN                                                      PRIORITY
                         ----                                                      --------
1.   New Jersey Secretary of State Financing Statement No.                    Subordinated to Banks
     1380846 - Pavey Associates c/o Sidney Strauss, as Secured
     Party, and Pavey Envelope and Tag Corp., as Debtor, and
     subordinated to the Agent's Liens pursuant to the Landlord
     Consent, Subordination and Estoppel Certificate dated as of
     February 21, 1994 by Pavey Associates.

2.   New Jersey Hudson County Financing Statement No.                         Subordinated to Banks
     1991-0053 - Pavey Associates c/o Sidney Strauss, as
     Secured Party, and Pavey Envelope and Tag Corp., as
     Debtor, and subordinated to the Agent's Liens pursuant to
     Landlord Consent, Subordination and Estoppel Certificate dated as of February 21, 1994 by Pavey Associates.

3.   British Columbia Personal Property Registration No. 5065160 -
     N.E.L. National Equipment Leasing Ltd., as Holder, and Classic
     Envelope Company Ltd., as Grantor, dated as of February 14,
     1994, granting security interest in general collateral, packaging system and Ricoh fax machine.

4.   British Columbia Personal Property Registration No. 5759580 -
     Didde Web Press Corporation, as Holder, and Classic Envelope
     Plus Ltd., as Grantor, dated as of May 1, 1995, granting a security interest in general collateral, two offsets, two ink-tower assemblies, one substructure along with Didde
     Corp. parts, attachments and accessories

5. British Columbia Personal Property Registration No. 5819540 - Ted's Truck, Trailer and Auto Repairs Ltd., as Holder, and Classic Envelope Plus Ltd., as Grantor, dated as of June 2, 1995, granting a security interest in vehicle collateral, G.M.C. 7000 (1985) (amount of lien: $1,219.57)

6. Oregon Secretary of State Nos. P69874 and S32748 - Scitex America Corp., as Secured Party, and Graphic Arts Center, as Debtor, dated as of September 9, 1991, and December 14, 1994, respectively, granting a security interest in specific equipment.

7.   New York County, New York City Tax Lien No.
     000751197-01 - New York City Department of Finance, as
     Secured Party, and Graphic Arts Center, Inc., as Debtor, dated as of April 10, 1995, in the amount of $10, 084.37.

8.   Conditional Sales Contract and Security Agreement with
     Graphic International, Inc. dated as of June 8, 1995 pursuant to which Graphic Arts Center, Inc. will purchase a Heidleberg 102SP+L six color press for $1,071,000.

9. Pledge by Graphic Arts Center, Inc. of $50,000 cash collateral to secure letter of credit issued by First Interstate Bank of Oregon, N.A.

10.  Minnesota Secretary of State Financing Statements Nos.
     1686797, 1652844, 1651819, 1650982, 1804336, 1740712 -
     Hewlett Packard Company, as Secured Party, and Quality Park
     Products, Inc., as Debtor, granting a security interest in leased equipment.

                                 SCHEDULE 7.6

                           LITIGATION AND JUDGMENTS
                           ------------------------

1.   Skrudland Photo, Inc. v. Mail-Well Corporation, d/b/a/ Mail-Well Envelope,
     -------------------------------------------------------------------------
     No. 94-15915 - 34th District Court, Travis County, Texas.

     Plaintiff sued for breach of contract and deceptive trade practices, arising out of the sale of allegedly defective through-the-mail photo envelopes by Mail-Well to it. Mail-Well has filed an Answer and Counterclaim of $38,886.08 arising out of unpaid invoices. Discovery is proceeding. Mail-Well has retained experts to consult on the issues of damages and liability. The trial date previously set for November, 1996 has been vacated. The Company intends to vigorously defend this case. Plaintiff has made no realistic settlement demands.

2.   Taleb H. Hamad v. Graphic Arts Center, Inc., No. 96-216-FR, U.S. District
     -------------------------------------------
     Court, District of Oregon

     Plaintiff filed his Complaint on February 12, 1996 alleging employment discrimination based on his national origin. Defendant answered the Complaint on March 4, 1996, denying the substantive allegations contained in it. Mail-Well intends to vigorously defend this case.

3.   Kay L. Bird v. Graphic Arts Center, Inc., No. 9602-00897, Circuit Court of
     ----------------------------------------
     Oregon, County of Multonmah.

     Plaintiff filed her Complaint on February 2, 1996 alleging employment discrimination based on her sex. Defendant answered the Complaint on March 7, 1996, denying the substantive allegations contained in it. Plaintiff's deposition has been taken and a motion for Summary Judgment (on the entire case) has been filed by Defendant. Plaintiff has moved to extend the discovery cut-off date, as well as the time for filing a Brief in Opposition to Defendant's Motion for Summary Judgment. Accepts at settlement have been unproductive. The Company intends to vigorously defend this case.

4.   Eli Y. Leslie v. Mail-Well Corporation, No. 96-01226-CA, Circuit Court,
     --------------------------------------
     Fourth Judicial Circuit, in and for Duval County, Florida.

     Plaintiff filed his Complaint on March 12, 1996 alleging negligence for damages arising out of his trip and fall at Defendant's facility.
     Defendant answered the Complaint denying the substantive allegations contained in it. Depositions of most, if not all witnesses, have been taken. At a recent mediation, there was talk about settling this claim in the range of $30,000. A trial date has been ordered to be held on January 6, 1997. The Company intends to vigorously defend this case, if it does not settle in the near future. The Company has insurance for this accident after a $100,000 deductible has been satisfied.

5.   Richard E. Summer v. Mail-Well Corporation, No. 96-06705, District Court,
     ------------------------------------------
     Judicial District, Dallas County, Texas.

     Plaintiff filed his Complaint on July 2, 1996 alleging wrongful termination in retaliation for filing a worker's compensation claim. The Complaint was filed in a jurisdiction known for high jury verdicts for claims of this nature. Defendant answered the Complaint denying the substantive allegations contained in it. Discovery has yet to commence by either side. Mail-Well plans to vigorously defend this case.

6.   Sanford Rothbard v. Pavey Envelope & Tag Corp., Docket No. HUD-L-10491-94,
     ----------------------------------------------
     Superior Court of New Jersey Law Division, Hudson County.

     Plaintiff filed a Complaint on December 19, 1995 alleging wrongful termination and breach of contract. Several depositions have been taken, discovery is almost complete, and Mail-Well is preparing to file a Motion for Summary Judgment. Mail-Well intends to vigorously defend this case. The claims of this Plaintiff are also covered by escrow, which should be sufficient to cover the costs associated with trial or settlement of this case. Therefore, it is unlikely that an outcome unfavorable to the Company in excess of $100,000 will occur.

7.   Michael Honnlee v. Mail-Well, Inc., Claim No. 29-21607, Phoenix, Arizona
     ----------------------------------

     Plaintiff was injured in a car accident on November 8, 1994, when the vehicle he was driving was struck by a truck driven by a Mail-Well employee, within the course and scope of his employment. Plaintiff retained counsel who recently presented Mail-Well with a litigation demand of $110,000. Defendant has offered $65,000 to settle the case, which offer was refused. It does not appear at this time that the Plaintiff's alleged injuries are genuine and related to the accident. Mail-Well has insurance for this accident after a $100,000 deductible has been satisfied.

                                 SCHEDULE 7.10
                            TO THE CREDIT AGREEMENT

                                 EXISTING DEBT
                                 -------------

=======================================================================================================
         DEBTOR                   CREDITOR                    DESCRIPTION                  AMOUNT
         ------                   --------                    -----------                  ------
                                                                                      (estimated as at
                                                                                           October
                                                                                         16, 1996)
-------------------------------------------------------------------------------------------------------
     SUPREMEX INC.              Domtar Inc.              Interest free loan for          Can. $833.65
                                                         purchase of equipment
                                -----------------------------------------------------------------------

                                Domtar Inc.              Interest free loan for          Can. $39,048
                                                         purchase of equipment
-------------------------------------------------------------------------------------------------------
    INNOVA ENVELOPE             DuPont                   Forgivable loan re: film        Can. $73,000
    INC                                                  processing equipment
-------------------------------------------------------------------------------------------------------
     SUPREMEX INC.              National Bank of         Irrevocable standby letter of    Can. $34,000
                                Canada                   credit in favor of
                                                         Mississauga Hydro
-------------------------------------------------------------------------------------------------------
                                National Bank of         Letter of Credit in favor of     Can. $280,000
                                Canada                   Toronto-Dominion Bank
------------------------------------------------------------------------------------------------------
     CLASSIC                    Canadian Imperial        Maximum Can. $200,000 or             $0
     ENVELOPE PLUS              Bank                     65% of Accounts Receivable
     LTD.                       of Commerce              Line of credit
-------------------------------------------------------------------------------------------------------

     GAC                        Scitex America Corp.     Equipment Lease                   $  180,734
-------------------------------------------------------------------------------------------------------

                                Scitex America Corp.     Two Separate Equipment            $  203,535
                                                         Leases
-------------------------------------------------------------------------------------------------------

                                Pennbrook                Lease of Real Property            $2,852,410
                                Development/
                                Pfleuger Partners
-------------------------------------------------------------------------------------------------------
                                First Interstate Bank    Letter of Credit                 $   50,000
                                of Oregon, N.A.
-------------------------------------------------------------------------------------------------------

     Quality Park ,             Hewlett-Packard          Master Lease Agreement
     Products Inc.              Company                        No. 4126-43685

                                                          Equipment Schedule 710         $ 42,746.76/1/
                                                          Equipment Schedule 7E0         $ 41,894.25/1/
                                                          Equipment Schedule 7G0         $ 21,230.79/1/
                                                          Equipment Schedule 7H0         $ 12,434.35/1/

                                                                Subtotal                $118,306.15/1/
-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
     Quality Park Products,     Hewlett-Packard          Master Installment Sales
     Inc.                       Company                  Agreement No. 4126-43685

                                                          Equipment Schedule 720         $ 94,814.22/1/
                                                          Equipment Schedule 730         $ 22,967.56/1/
                                                          Equipment Schedule 7D0         $ 42,873.32/1/
                                                          Equipment Schedule 7F0         $  4,436.66/1/

                                                                Subtotal                $165,181.76/1/
 -----------------------------------------------------------------------------------------------------------
      Quality Park               Hewlett-Packard         Installment Financing          $ 50,668.46/1/
      Products, Inc.             Company                 Agreement No.
                                                         4124-03489B
-------------------------------------------------------------------------------------------------------------

     Quality Park                Paper Recycling         Contract of Canadian Sale      $ 18,399.97/1/
     Products, Inc.
-------------------------------------------------------------------------------------------------------------

     Debt arising in connection with Capital Lease Obligations permitted by this Agreement.
-------------------------------------------------------------------------------------------------------------

     Unfunded liabilities under the Plans listed on Schedule 7.13.
=============================================================================================================

____________________________

     /1/   Estimated as at September 30, 1996.

                                 SCHEDULE 7.11

                                     TAXES
                                     -----



A.   Tax claims asserted against the Loan Parties.
     --------------------------------------------

     1. GAC and the City of New York ("NYC") are presently in dispute over the characterization of payments made to certain highly compensated sales persons for fiscal year 1992. NYC has characterized the payments as distributions on equity and has claimed $10,168.19 in underpaid taxes. None of the highly compensated individuals are equity holders of GAC.

          GAC has paid the $10,618.19 provisionally, under protest and is seeking a return of such amount. This payment has been expensed on the books of GAC.

          If GAC does not ultimately prevail in this dispute, GAC may be required to make future payments to NYC totaling approximately $20,000 for fiscal years 1993 and 1994.


B.   Audits.
     ------

The following Audits are ongoing:

IRS:           Federal Income Tax
                    Period:  1994

                                 SCHEDULE 7.13

                                     PLANS
                                     -----


List of Pension and Welfare Plans
---------------------------------

1.   Mail-Well Corporation Employee Stock Ownership Plan.

2.   Mail-Well Corporation 401(k) Savings Retirement Plan.

3.   Mail-Well Corporation Severance Plan for Salaried Employees.

4. Mail-Well Corporation Section 125 ("Cafeteria") Plan - Pre-tax premium only arrangement.

5.   Mail-Well Corporation Flexible Health Care Plan.

6.   Mail-Well Corporation Life and Disability Insurance Plan.

7.   Mail-Well Corporation Educational Assistance Program.

8.   Pension Plan for Hourly Employees of Mail-Well Corporation (MWEC).

9.   Pension Plan for Hourly Employees of Portland and Oakland.

10.  Pension Plan for Hourly Employees of Mail-Well Corporation (AEC).

11.  Pavey Envelope and Tag Corporation Employees' Retirement Plan.

12. The Paper Industry Union-Management Pension Fund for and on behalf of the United Paperworks International Union, Local 318, AFL-CIO of 30-48 Linden Place, Flushing, New York. (Pavey employees)

13. Local 807 Labor-Management Health and Pension Fund, for and on behalf of Truck Drivers Local Union No. 807, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America. (Pavey employees)

14. Pension Plan for Employees Represented by United Paperworkers International Union Local 286. (American Envelope employees)

15.  Midwest Pension Plan. (American Envelope employees)

16. Pension Plan for Markham Bargaining Employees of Innova Envelope Inc., amended and restated as at January 1, 1992, registration number 0219485.

17. Pension Plan for Non-Bargaining Employees of Innova Envelope Inc., amended and restated as at January 1, 1992, registration number 0991356.

18. Pension Plan for Brantford Bargaining Employees of Innova Envelope Inc., amended and restated as at January 1, 1994, registration number 0389395.

19. Unwritten group Registered Retirement Savings Plan ("RRSP") Program for some of the employees of the Supreme Envelope division and for all the employees of Unique Envelope.

20.  Supreme Envelope (Montreal) Profit Sharing Plan.

21.  Supremex Management Incentive Plan.

22. Informal, unwritten bonus plans are in place for either all or some of the employees at the following locations:

     (a)  345 Montee de Liesse, St. Laurent
     (b)  110 Simmonds Drive, Dartmouth
     (c)  270 MacLaren, Ottawa
     (d)  33 Plymouth Street, Winnipeg
     (e)  199 North Leonard Street, Regina
     (f)  16242 - 117th Avenue, Edmonton
     (g)  Unit 3, 6143 - 4th Street S.E., Calgary

23.  GAC 401(k) Profit Sharing Plan (Non-union employees)

24.  GAC 401(k) Profit Sharing Plan (Union employees)

25.  GACSC 401(k) Profit Sharing Plan (Non-union employees)

26. GAC Medical Benefit Trust Fund - Mechanism for funding Health Plan benefits, a "voluntary employees beneficiary association" ("VEBA")

27.  GAC/GACSC Section 125 ("cafeteria") Plan - pre-tax premium only arrangement

28. GCIU Supplemental Retirement and Disability Fund (Graphic Communications International Union ("GCIU") union employees)

29. Oregon Printing Industries Retirement Trust - only employees participating in the Plan on or before April 30, 1988 are eligible

30. Graphic Arts Center, Inc. Executive Life Insurance Plan and Trust Agreement and Executive Life Insurance Funding Agreement with Frank M. Stammers

31. Local 292-M Inter/Local Pension Fund - GAC is responsible (under Article 27 of the GCIU Collective Bargaining Agreement for lithographic employees) only to forward to the Trustees of this Fund payroll withholding for employees who elect to contribute from their compensation to this Fund.

32.  "Vantage Program" - a "preferred provider" arrangement required under
     Section 29.6 of the GCIU Collective Bargaining Agreement for the Bindery, Shipping, and Mailing employees.

33.  GAC 1993 Stock Option Plan

34. GAC 1995 Leveraged Incentive Plan (the "LIP")-Based on GAC's EBITDA for a fiscal year, a certain percentage of GAC's EBITDA will be put in a pool to be allocated to participating officers (the "Distributable Value Pool"). The President determines which officers shall participate in the Plan and how much of the pool an individual officer will receive.

35.  Management Incentive Plan for fiscal year 1995.   Participants share a
     portion of EBITDA, after EBITDA exceeds 80% of plan. The incentive pay pool is 4% of the quarterly EBITDA in excess of 80% of each quarter's EBITDA plan. Payments are made quarterly. Participants are middle level managers of GAC. Participants can be nominated by any officer of GAC. Determination of participation is made by unanimous consent of the officers of GAC. It is a one year plan.

36.  Quality Park Products Management Incentive Bonus Plan

37.  IAM National Pension Fund

38.  I.P.P. and GCIU of North America Employer Retirement Fund

39.  GCIU Employer Retirement Fund

40.  Graphic Arts Industry Joint Pension Fund

41. GCIU Local 1B Health and Welfare Fund A (Medical, Vision, Weekly Accident and Sickness, Life Insurance)

42.  GCIU Local 1B Health and Welfare Fund B (Dental)

43.  Quality Park Products, Inc. Severance Pay Plan


The present value of vested benefits exceeds the fair market value of plan
--------------------------------------------------------------------------
assets allocable to such benefits under the following plans (but does not exceed
-----------------------------------------------------------
the limitations set forth in the last sentence of Section 7.13):

1.   Pavey Envelope and Tag Corporation Employees' Retirement Plan.

2. Pension Plan for Employees Represented by United Paperworkers International Union Local 286. (American Envelope employees)

                                 SCHEDULE 7.15

                     HOLDINGS COMMON STOCK; OPTIONS, ETC.
                     ------------------------------------

A.

------------------------------------------------------------------------------------------------------------
                                                                    Stock              Number   Percentage
                                                                  Certificate    Par     of         of
       Stock Issuer               Owner        Class of Stock       No(s)       Value  Shares  Outstanding
       ------------               -----        --------------       -----       -----  ------  -----------
------------------------------------------------------------------------------------------------------------
Mail-Well I Corporation      Mail-Well Inc.    Common              001          $ .01   1,000      100%
------------------------------------------------------------------------------------------------------------
Mail-Well West, Inc.         Mail-Well I       Common              001          $0.01   1,000      100%
                             Corporation
------------------------------------------------------------------------------------------------------------
Pavey Envelope and Tag       Mail-Well I       Common              003          $1.00   3,000      100%
 Corp.                       Corporation
------------------------------------------------------------------------------------------------------------
WISCO Envelope Corp.         Mail-Well I       Common              001           No     1,000      100%
                             Corporation
------------------------------------------------------------------------------------------------------------
Mail-Well Canada             Mail-Well I       Common              001          $0.01   1,000      100%
Holdings, Inc.               Corporation
------------------------------------------------------------------------------------------------------------
WISCO II, L.L.C.             Mail-Well I       Limited             001           N/A     N/A     1% of
                             Corporation       Liability                                      Membership
                                               Company                                         Interest
                                               Membership
                                               Interests

                             WISCO Envelope    Limited             002           N/A     N/A     99% of
                             Corp.             Liability                                      Membership
                                               Company                                         Interests
                                               Membership
                                               Interests
------------------------------------------------------------------------------------------------------------
WISCO III, L.L.C.            Mail-Well I       Limited             001           N/A     N/A     1% of
                             Corporation       Liability                                       Membership
                                               Company                                         Interest
                                               Membership
                                               Interests

                             WISCO Envelope    Limited             002           N/A     N/A     99% of
                             Corp.             Liability                                       Membership
                                               Company                                          Interests
                                               Membership
                                               Interests
------------------------------------------------------------------------------------------------------------
Graphic Arts Center, Inc.    Mail-Well I       Common              001          $0.01   1,000      100%
                             Corporation
------------------------------------------------------------------------------------------------------------
Supremex, Inc.               Mail-Well         Common              C-2           None      66      100%
                             Canada
                             Holdings, Inc.
                                               Common              C-3           None      34      100%
------------------------------------------------------------------------------------------------------------

B.   Subscriptions, Warrants, Calls, Options, Etc.

          Pursuant to The Mail-Well Holdings, Inc. 1994 stock Option Plan, options to purchase 97,700 shares of Common Stock have been granted to approximately 40 employees and 18,200 shares of Common Stock have been granted to approximately 18 GAC employees.

                                 SCHEDULE 7.22

                                 BANK ACCOUNTS
                                 -------------



1.   First National Bank of Tullahoma - Account No. 6013429 (Depository
     Account).

2.   Bank One, Arizona N.A. - Account No. 111642 (Lockbox Account).

3.   First Security Bank of Utah - Account No. 0600007959 (Lockbox Account).

4.   Traders National Bank - Account No. 0138142 (Depository Account).

5.   Norwest Bank Colorado, National Association - Denver
     a.   Account No. 1018026204 (Lockbox Account)
     b.   Account No. 1018026652 (Concentration Account)
     c.   Account No. 1018026212 (Mastercard/Visa Account)
     d.   Account No. 1018026474 (Health Benefits)
     e.   Account No. 6062501426 (Accounts Payable)
     f.   Account No. 6062501434 (Managers Account)
     g. Account No. 1013036547 (Mail-Well Holdings 1994 Stock Option Plan Escrow Account)

6.   Norwest Bank Colorado, National Association - Grand Junction
     a.   Account No. 8012700220 (Payroll Account)
     b.   Account No. 8012700212 (A/P Account)
     c.   Account No. 8012700327 (Freight Account)
     d.   Account No. 6062501442 (Payroll Account)
     e.   Account No. 6062503212 (American A/P)
     f.   Account No. 6062503044 (American Payroll)

7.   Bank of Hawaii - Account No. 007043732 (Lockbox Account).

8.   Bank of America - Account No. 7505639 (Lockbox Account).

9.   First Union Bank of Florida - Account No. 2090000617809 (Depository
     Account).

10.  Texas Commerce Bank National Association
     a. Account No. 00101440395 (Mail-Well Holdings, Inc. - Equity Subscription Account)
     b.   Account No. 00101440403 (Mail-Well Corporation - Supremex Closing
          Account)

11.  U.S. Bank (Oregon) - Account No. 0100027903 (Lockbox Account).

12.  Midlantic National Bank
     a.   Account No. 1405173202 (Lockbox Account)
     b.   Account No. 1403182940 (Operating Account)

13. First Hawaiian Bank, Pearlridge Branch - Account No. 81050783 (Payroll Account).

14.  Society National Bank - Account No. 2166894408 (Lockbox Account).

15.  Republic Bank of New York
     a.   Account No. 230026206 (Depository Account)
     b.   Account No. 230026214 (Payroll Account)

16. Boatmen's First National Bank of Oklahoma - Account No. 070108366101 (Lockbox Account).

17.  Wells Fargo Bank - Account No. 1000005471 (Lockbox Account).

18.  Meridian Bank - Account No. 43281135 (Lockbox Account).

19.  Commerce Bank - Account No. 0203063415 (Lockbox Account).

20.  First National Bank of Omaha - Account No. 22652740 (Lockbox Account).

21.  Marine Midland Bank - Account No. 875000703 (Lockbox Account).

22.  Bank of America - Account No. 7511019 (Lockbox Account).

23.  Wells Fargo Bank
     a.   Account No. 4159-341771 (Lockbox Account)
     b.   Account No. 552-001-0626 (Lockbox Account)
     c.   Account No. 300125972 (Lockbox Account)

24.  Nations Bank of Tennessee, N.A. - Account No. 00102341477 (Lockbox
     Account).

25.  NationsBank of Texas, N.A.
     a.   Account No. 1293323185 (Mail-Well Holdings Equity Subscription
          Account)
     b.   Account No. 1293323177 (Mail-Well Corporation Closing Account)

26.  PNC Bank
     a.   Account No. 1001-34-8249 (Lockbox Account)
     b.   Account No. 1-40511323-3 (Lockbox Account)

27.  Banque Nationale du Canada
     a.   Account No. 000000011022
     b.   Account No. 000000020722
     c.   Account No. 000000051524
     d.   Account No. 060002988878P

28.  Royal Bank
     a.   Account No. 00001-1366178
     b.   Account No. 03012-0000273
     c.   Account No. 03510-1081025
     d.   Account No. 05259-1102763
     e.   Account No. 06857-1101559
     f.   Account No. 07981-1091867
     g.   Account No. 07981-1091875
     h.   Account No. 00001-4048336
     i.   Account No. 03012-4025482
     j.   Account No. 03510-4012373
     k.   Account No. 05259-4045985
     l.   Account No. 06857-4003984
     m.   Account No. 07981-4033569
     n.   Account No. 07981-4043501

                                 SCHEDULE 7.27

                               EMPLOYEE MATTERS
                               ----------------


(a)  COLLECTIVE BARGAINING AGREEMENTS
     --------------------------------

     GCIU Local 292M, expires on June 30, 1997.

     GCIU Local 292M dated as of October 17, 1991, expires on April 30, 1997.

     Allentown, PA - United Independent Union, Local No. 7. Agreement expires September 30, 2000.

     Atlanta, GA - Graphic Communications International Union, Local 527-S, AFL-CIO-CLC, June 1, 1993 through May 31, 1999.

     Chicago, IL (Ohio Street Facility) - International Union of Allied Production and Novelty Workers Local No. 10. Agreement expires January 31, 1999.

     Cleveland, OH - International Association of Machinists and Aerospace Workers, District No. 54. Agreement expires June 12, 1998.

     Honolulu, HI - Hawaii Printing and Graphic Communications Union, Local 501-
     M.  Agreement expires November 30, 1997.

     Jersey City, NJ - United Paperworkers International Union, Local 318. Agreement expires March 31, 2001.

     Jersey City, NJ - International Brotherhood of Teamsters, Local 807. Agreement expires March 31, 1998.

     Omaha, NE - Graphic Communications Union, Local 543-M. Agreement expires July 31, 1997.

     Philadelphia, PA - United Paper Workers International Union, Local 286. Agreement expires September 30, 1997.

     Pittsburgh, PA - United Paperworkers International Union, Local 296. Agreement expires October 31, 1999.

     Portland, OR - Graphic Communications Union, District Council No. 2. Also covers employees at Oakland, CA. Agreement expired May 31, 1996.

     San Antonio, TX - Graphic Communications Union, Local 737-S. Agreement expires March 31, 1998.

     Santa Fe Springs, CA - Graphic Communications Union, District Council No.
     2.  Agreement expires June 30, 1997.

     Seattle, WA - Graphic Communications International Union, Local 767-M. Agreement expires July 31, 1998.

     Seattle, WA - Graphic Communications Union, District Council No. 2. Agreement expires July 31, 1998.

     St. Louis, MO - Graphic Communications International Union, Local 505. Agreement expires August 31, 1997.

     St. Paul, MN - District Lodge #77 of the International Association of Machinists and Aerospace Workers, AFL-CIO, effective April 1, 1995 through November 15, 1996.

     St. Paul, MN - Twin Cities Printing Trades Union, Local No. 29, charted by the Graphic Communications International Union, effective April 1, 1995 through November 15, 1996.

     St. Paul, MN - Graphic Communications International Union Local #1B, Twin Cities, effective April 1, 1995 through November 15, 1996.

     Markham, Ontario, Canada - Communications, Energy and Paperworkers Union of Canada and its Local 301. Agreement expired December 31, 1994, the renewal of which is presently in process of negotiation which is expected to go to arbitration in August, 1995.

     Montreal, Quebec, Canada - "Working with Us", The Employee Manual, which covers hourly paid production and warehouse employees. The manual does not constitute a formal collective agreement, but is negotiated with the employees and is valid up to August 31, 1996.

     Mississauga, Canada - A manual similar to the above is in the process of being prepared for application at this location.

     Brantford Plant, Canada - The Canadian Autoworkers Union and its Local 397. Agreement expires September 30, 1996.

     Regina, Saskatchewan, Canada - Communications, Energy and Paperworkers Union of Canada. Agreement expires October 31, 1996.

     Alberta, Canada - Informal system regarding wages and benefits, but does not constitute a collective agreement in place. Informal proposal will remain in effect until November 1995.

     Vancouver, British Columbia, Canada - Pulp, Paper and Woodworkers of Canada, Local No. 5. Agreement expired October 31, 1994, was renewed and amended January 27, 1995, and expires August 31, 1996.

(b)  Petitions for certification of union election:  None.

(c) Strikes, work slowdowns, work stoppages, or threatened controversies: In mid to late October of 1994 AEC management observed union organizers speaking with employees at AEC's Kruysman facility in New York City. No petition for certification has been filed, nor has there been further union organizing activity.

(d)  Employment contracts other than collective bargaining agreements:

     Employment Contract between Classic Envelope Plus Ltd. and Barry John Sikora dated June 1, 1994.

     Employment Contract between Innova Envelope Inc. and Frederick Vernon Moore dated June 1, 1994.

     Verbal consulting agreement between Supremex and its Subsidiaries and Guy Paquin.

     Verbal consulting agreement between Joel Robert Yanow and Supremex. A written agreement will be executed prior to closing.

     Employment Agreement dated as of February 1, 1996, as amended March 21, 1996 between Quality Park Products, Inc. and Ronald J. Rebeck.

     Employment Agreement dated as of February 1, 1996, as amended March 21, 1996 between Quality Park Products, Inc. and Ralph A. Benton.

     Employment Agreement dated as of February 1, 1996, as amended March 21, 1996 between Quality Park Products, Inc. and Douglas A. Mahoney.

     Employment Agreement dated as of February 1, 1996, as amended March 21, 1996 between Quality Park Products, Inc. and Hans J. Loeffler.

     Employment Agreement dated as of February 1, 1996, as amended March 21, 1996 between Quality Park Products, Inc. and James E. Bettinger.

     Deferred Compensation Arrangement between Quality Park Products, Inc. and Ken Templin.

                                SCHEDULE 1.1(A)

                              MORTGAGED PROPERTIES
                              --------------------


I. Mortgaged Properties Acquired Pursuant to the G-P Envelope Acquisition Agreement.


     A. Mortgaged Fee Properties

           1.    Chestertown, Maryland     225 Talbot Blvd.
           2.    Chicago, Illinois         5445 N. Elston Ave.
           3.    Cleveland, Ohio           4500 Tiedeman Road
           4.    Denver, Colorado          (3301) Kalamath St.
           5.    Jacksonville, Florida     5406 W. First St.
           6.    Oklahoma City, Oklahoma   4901 N.W. Fourth St.
           7.    Phoenix, Arizona          221 N. 48th Ave.
           8.    Pittsburgh, Pennsylvania  7301 Penn Ave.
           9.    Tullahoma, Tennessee      1509 N. Washington St.

     B.  Mortgaged Leasehold Property Interests

          1.    Albuquerque, New Mexico

                    Standard Commercial Net/Net/Net Business Center Lease dated June 1, 1993, made and entered into by and between I&J Investments, as lessor, and Mail Well Envelope Company, a Delaware corporation, as lessee. No Survey is required for this Property.

          2.    Cambridge, Maryland

                    Lease Agreement dated effective as of January 22, 1988, made and entered into by and between The County Commissioners of Dorchester County, as lessor, and M-W Envelope Company, Inc., a Delaware corporation, as lessee, as amended, modified or extended by (i) that certain Notice of Intention to Lease 33,750 Square Feet in the Dorchester County Shell Building dated July 5, 1988, and (ii) that certain Amendment to Lease Agreement dated March 16, 1993.

          3.    Denver, Colorado

                    Agreement dated March 19, 1963, made and entered into by and between Richard B. Tucker, Carl L. Tucker and Robert Best, as lessors, and Pak-Well Paper Industries, Inc., a Colorado corporation, as lessee, as amended, modified or extended by (i) that certain Addendum to Lease dated effective as of January 20, 1964, (ii) that certain Agreement dated effective as of September 15, 1968, and (iii) that certain Agreement dated April 1, 1975, made and entered into by and between Richard B. Tucker and Robert Best, as lessors, and Mail-Well Corporation, a Delaware corporation, as lessee. A portion of the leased premises were subleased pursuant to that certain Sublease Agreement dated as of May 23, 1980, made and entered into by and between Nekoosa Envelopes, Inc., a Delaware corporation, as sublessor, and Petro-Lewis Corporation, a Colorado corporation, as sublessee, and consented to by Richard B. Tucker and Robert Best, and as amended, modified, or extended by that certain Addendum to Sublease Agreement dated July 31, 1980, and as assigned by that certain Agreement to Assign Sublease dated as of June 23, 1987, made and entered into by and between FPCO Oil & Gas Co., a Colorado corporation, as assignor, and Central Bancorporation, Inc., a Colorado corporation, as assignee, and consented to by Nekoosa Envelopes, Inc., and Richard Tucker and Charlotte Tucker, and as further consented to, among other things, by that certain Agreement and Consent to Assignment dated August 5, 1987, made and entered into by and between Richard B. Tucker and Charlotte Tucker (successor-in-interest to Robert Best), as lessors, Nekoosa Envelopes, Inc., as sublessor, FPCO Oil & Gas Co. (successor-in-interest to Petro-Lewis Corporation), as Assignor, and Central Bancorporation, Inc., as assignee, and as amended, modified or extended by that certain letter agreement dated March 26, 1992, by that certain amendment dated May 6, 1993 and that certain amendment dated May 13, 1993.

          4.    Honolulu, Hawaii

                    Lease dated as of March 22, 1991, made and entered into by and between PMLW Partnership, a Hawaii general partnership, as lessor, and Mail-Well Envelope Company, a Delaware corporation, as lessee. No Survey is required for this Property.

          5.    Jersey City, New Jersey

                    Agreement of Lease dated January 7, 1991, made and entered into by and between Pavey Associates, a New Jersey partnership, as lessor, and Pavey Envelope and Tag Corp., a New Jersey corporation, as lessee, as amended, modified or extended by (i) that certain First Amendment to Lease dated as of August 15, 1991, and (ii) that certain Second Amendment to Lease dated February 21, 1994.

          6.    Kankakee, Illinois

                    Lease dated August 15, 1984, made and entered into by and between CMD Realty Management Company, an Illinois corporation, as agent for The Prudential Insurance Company of America, as lessor, and Nekoosa Envelopes, Inc., a Delaware corporation, as lessee.

          7.    Milwaukie, Oregon (2515 Mail-Well Drive)

                    Lease dated March 1, 1988, made and entered into by and between W. R. Lake, Jr., Janet M. Lake, Susan L. Howell, Thomas L. Howell, Theodora R. Feldman, and United States National Bank of Oregon, Trustee, and Garthe Brown, Trustee, as lessors, and Mail-Well Envelope Company, a Delaware corporation, as lessee.

          8.    Milwaukie, Oregon (2700 Mail-Well Drive)

                    Standard Industrial Lease-Net dated April 13, 1989, made and entered into by and between Lincoln Property Company, N.C., Inc., as manager and agent for Lincoln Milwaukie Associates, Ltd., as lessor, and Mail-Well Envelope Company, Inc., as lessee, as amended, modified or extended by (i) that certain Lease Extension Agreement extending the termination date from February 28, 1990 to July 31, 1991, among other things, (ii) that certain Rent Waiver Agreement dated effective as of July 11, 1990, (iii) that certain Lease Extension Agreement dated effective as of April 2, 1991, made and entered into by and between CP-McLaughlin Properties, Inc., as lessor, and Mail-Well Envelope Company, Inc., as lessee, and (iii) Amendment to Lease dated June 19, 1992.

          9.    Oakland, California

                    Standard Industrial/Commercial Single-Tenant Lease-Net dated July 1, 1992, made and entered into by and between Cotton Properties, as lessor, and Mail-Well Envelope Company, as lessee, as amended, modified or extended by that certain letter agreement dated August 22, 1993, and as said letter agreement and the Lease were further amended by that certain letter agreement dated September 9, 1993.

          10.   Salt Lake City, Utah

                    Lease Agreement dated August 1, 1973, made and entered into by and between Price Ventures, Inc., a Utah corporation d/b/a Timesquare Park, as lessor, and Rockmont Envelope Company of Utah, Inc., a Utah corporation, as lessee, as amended, modified or extended by (i) that certain letter agreement dated November 30, 1987, (ii) that certain letter agreement dated November 24, 1992, (iii) that certain Amendment to Lease dated as of September 26, 1973, (iv) that certain Amendment to Lease dated as of November 6, 1973, (v) that certain Amendment to Lease dated as of November 20, 1973, and (vi) that certain Addendum to Lease dated as of December 22, 1975.

II.  Mortgaged Properties Acquired Pursuant to the AEC Acquisition Agreement.

        A. Mortgaged Fee Properties

               1.  Nashville, Tennessee          540 Brick Church Park Dr.
               2.  Chicago, Illinois             3001 N. Rockwell St.
               3.  Chicago, Illinois             4400 West Ohio St.
               4.  Santa Fe Springs, California  13341 Cambridge St.
               5.  O'Fallon, Missouri            601 Cannonball Lane
               6.  San Antonio, Texas            232 Iowa St.
               7.  Omaha, Nebraska               915 North 43rd Avenue
               8.  Seattle, Washington           401 Andover Park East
               9.  Dallas, Texas*                14001 Inwood Road
                         *(Leased until 1/5/95)

        B. Mortgaged Leasehold Property Interests

               1. Agency Lease Agreement dated April 1, 1988, by and between Erie County Industrial Development Agency and American Envelope Company, as evidenced by a Memorandum of Lease dated as of April 1, 1988, filed in the Erie County Clerk's Office on April 7, 1988 under Liber 9846, Page 338.

III.    Mortgaged Properties Acquired Pursuant to the Supremex Acquisition
Agreement.

     A.       Mortgaged Fee Properties

          1.        Markham, Ontario            56 Steelcase
              Road West

     B.       Leasehold Property Interests

          1.        Dartmouth, Nova Scotia      110
              Simmonds Drive
          2.        Montreal, Quebec            7355 Notre
              Dame est
          3.        Montreal, Quebec            345 Montee
              de Liesse
          4.        Ottawa, Ontario             270
              McLaren
          5.        Mississagua, Ontario        5300
              Tomken Road
          6.        Brantford, Ontario          46 Plant
              Farm Boulevard
          7.        Winnipeg, Manitoba          33 Plymouth
              Street
          8.        Regina, Saskatchewan        199 North
              Leonard Street
          9.        Edmonton, Alberta           16242 117th
              Avenue
          10.       Calgary, Alberta            6143 - 4th
              Street S.E.
          11.       Delta, British Columbia     1308
              Cleveden Avenue

IV. Mortgaged Properties Acquired Pursuant to the Graphic Arts Center, Inc. Securities Purchase Agreement.

     A.       Mortgaged Fee Properties

          1.  Portland, Oregon                           2000 N.W. Wilson St.

     B.       Mortgaged Leasehold Property Interests

          1.  Portland, Oregon                           2116 N.W. 20th Avenue
          2.  South San Francisco, California            560 Forbes Boulevard

              3. Pasadena, California              2181 East Foothill Boulevard


V. Mortgaged Properties Acquired Pursuant to the Quality Park Products, Inc. Acquisition Agreement.

     A.             Mortgaged Fee Properties

              1.          Atlanta, Georgia                        3350
                    Hamilton Boulevard, S.W.

     B.             Leasehold Property Interests

              1.          Beresford, South Dakota                 100 Quality
                    Park Drive
              2.          St. George, Utah                        3287 East
                    Deseret Drive

                                SCHEDULE 1.1(B)

                                PERMITTED LIENS
                                ---------------

                  LIEN                          PRIORITY
                  ----                          --------

1.   New Jersey Secretary of State            Subordinated to Banks
     Financing Statement No. 1380846 -
     Pavey Associates c/o Sidney Strauss,
     as Secured Party, and Pavey Envelope
     and Tag Corp., as Debtor, and
     subordinated to the Agent's Liens
     pursuant to the Landlord Consent,
     Subordination and Estoppel Certificate
     dated as of February 21, 1994 by Pavey
     Associates.

2.   New Jersey Hudson County Financing       Subordinated to Banks
     Statement No. 1991-0053 - Pavey
      Associates c/o Sidney Strauss, as
     Secured Party, and Pavey Envelope and
     Tag Corp., as Debtor, and subordinated
     to the Agent's Liens pursuant to
     Landlord Consent, Subordination and
     Estoppel Certificate dated as of
     February 21, 1994 by Pavey Associates.

3.   British Columbia Personal Property
     Registration No. 5065160 - N.E.L.
     National Equipment Leasing Ltd., as
     Holder, and Classic Envelope Company
     Ltd., as Grantor, dated as of February
     14, 1994, granting security interest
     in general collateral, packaging
     system and Ricoh fax machine.

4.   British Columbia Personal Property
     Registration No. 5759580 - Didde Web
     Press Corporation, as Holder, and
     Classic Envelope Plus Ltd., as
     Grantor, dated as of May 1, 1995,
     granting a security interest in
     general collateral, two offsets, two
     ink-tower assemblies, one substructure
     along with Didde Corp. parts,
     attachments and accessories

5.   British Columbia Personal Property
     Registration No. 5819540 - Ted's
     Truck, Trailer and Auto Repairs Ltd.,
     as Holder, and Classic Envelope Plus
     Ltd., as Grantor, dated as of June 2,
     1995, granting a security interest in
     vehicle collateral, G.M.C. 7000 (1985)
     (amount of lien: $1,219.57)

6.   Oregon Secretary of State Nos. P69874
     and S32748 - Scitex America Corp., as
     Secured Party, and Graphic Arts
     Center, as Debtor, dated as of
     September 9, 1991, and December 14,
     1994, respectively, granting a
     security interest in specific
     equipment.

7.   New York County, New York City Tax
     Lien No. 000751197-01 - New York City
     Department of Finance, as Secured
     Party, and Graphic Arts Center, Inc.,
     as Debtor, dated as of April 10, 1995,
     in the amount of $10,084.37.

8.   Conditional Sales Contract and
     Security Agreement with Graphic
     International, Inc. dated as of June
     8, 1995 pursuant to which Graphic Arts
     Center, Inc. will purchase a
     Heidleberg 102SP+L six color press for
     $1,071,000.

9.   Pledge by Graphic Arts Center, Inc. of
     $50,000 cash collateral to secure
     letter of credit issued by First
     Interstate Bank of Oregon, N.A.

10.  Minnesota Secretary of State Financing
     Statements Nos. 1686797, 1652844,
     1651819, 1650982, 1804336, 1740712 -
     Hewlett Packard Company, as Secured
     Party, and Quality Park Products,
     Inc., as Debtor, granting a security
     interest in leased equipment.

                                  SCHEDULE 7.6

                            LITIGATION AND JUDGMENTS
                            ------------------------

1.   Skrudland Photo, Inc. v. Mail-Well Corporation, d/b/a/ Mail-Well Envelope,
     -------------------------------------------------------------------------
     No. 94-15915 - 34th District Court, Travis County, Texas.

     Plaintiff sued for breach of contract and deceptive trade practices, arising out of the sale of allegedly defective through-the-mail photo envelopes by Mail-Well to it. Mail-Well has filed an Answer and Counterclaim of $38,886.08 arising out of unpaid invoices. Discovery is proceeding. Mail-Well has retained experts to consult on the issues of damages and liability. The trial date previously set for November, 1996 has been vacated. The Company intends to vigorously defend this case. Plaintiff has made no realistic settlement demands.

2.   Taleb H. Hamad v. Graphic Arts Center, Inc., No. 96-216-FR, U.S. District
     -------------------------------------------
     Court, District of Oregon

     Plaintiff filed his Complaint on February 12, 1996 alleging employment discrimination based on his national origin. Defendant answered the Complaint on March 4, 1996, denying the substantive allegations contained in it. Mail-Well intends to vigorously defend this case.

3.   Kay L. Bird v. Graphic Arts Center, Inc., No. 9602-00897, Circuit Court of
     ----------------------------------------
     Oregon, County of Multonmah.

     Plaintiff filed her Complaint on February 2, 1996 alleging employment discrimination based on her sex. Defendant answered the Complaint on March 7, 1996, denying the substantive allegations contained in it. Plaintiff's deposition has been taken and a motion for Summary Judgment (on the entire case) has been filed by Defendant. Plaintiff has moved to extend the discovery cut-off date, as well as the time for filing a Brief in Opposition to Defendant's Motion for Summary Judgment. Accepts at settlement have been unproductive. The Company intends to vigorously defend this case.

4.   Eli Y. Leslie v. Mail-Well Corporation, No. 96-01226-CA, Circuit Court,
     --------------------------------------
     Fourth Judicial Circuit, in and for Duval County, Florida.

     Plaintiff filed his Complaint on March 12, 1996 alleging negligence for damages arising out of his trip and fall at Defendant's facility. Defendant answered the Complaint denying the substantive allegations contained in it.

     Depositions of most, if not all witnesses, have been taken. At a recent mediation, there was talk about settling this claim in the range of $30,000. A trial date has been ordered to be held on January 6, 1997. The Company intends to vigorously defend this case, if it does not settle in the near future. The Company has insurance for this accident after a $100,000 deductible has been satisfied.

5.   Richard E. Summer v. Mail-Well Corporation, No. 96-06705, District Court,
     ------------------------------------------
     Judicial District, Dallas County, Texas.

     Plaintiff filed his Complaint on July 2, 1996 alleging wrongful termination in retaliation for filing a worker's compensation claim. The Complaint was filed in a jurisdiction known for high jury verdicts for claims of this nature. Defendant answered the Complaint denying the substantive allegations contained in it. Discovery has yet to commence by either side. Mail-Well plans to vigorously defend this case.

6.   Sanford Rothbard v. Pavey Envelope & Tag Corp., Docket No. HUD-L-10491-94,
     ----------------------------------------------
     Superior Court of New Jersey Law Division, Hudson County.

     Plaintiff filed a Complaint on December 19, 1995 alleging wrongful termination and breach of contract. Several depositions have been taken, discovery is almost complete, and Mail-Well is preparing to file a Motion for Summary Judgment. Mail-Well intends to vigorously defend this case. The claims of this Plaintiff are also covered by escrow, which should be sufficient to cover the costs associated with trial or settlement of this case. Therefore, it is unlikely that an outcome unfavorable to the Company in excess of $100,000 will occur.

7.   Michael Honnlee v. Mail-Well, Inc., Claim No. 29-21607, Phoenix, Arizona
     ----------------------------------

     Plaintiff was injured in a car accident on November 8, 1994, when the vehicle he was driving was struck by a truck driven by a Mail-Well employee, within the course and scope of his employment. Plaintiff retained counsel who recently presented Mail-Well with a litigation demand of $110,000. Defendant has offered $65,000 to settle the case, which offer was refused. It does not appear at this time that the Plaintiff's alleged injuries are genuine and related to the accident. Mail-Well has insurance for this accident after a $100,000 deductible has been satisfied.

                                 SCHEDULE 7.10
                            TO THE CREDIT AGREEMENT

                                 EXISTING DEBT
                                 -------------

                                                                ===============

          DEBTOR             CREDITOR         DESCRIPTION           AMOUNT
          ------             --------         -----------           ------
                                                                 (estimated as
                                                                      at
                                                                  October 16,
                                                                     1996)
                                                                ---------------
  SUPREMEX INC.             Domtar Inc.      Interest free       Can. $833.65
                                                loan for
                                              purchase of
                                               equipment
                                                                ---------------
[_______________]           Domtar Inc.      Interest free       Can. $39,048
                                                loan for
                                              purchase of
                                               equipment
                                                                ---------------
  INNOVA ENVELOPE             DuPont        Forgivable loan      Can. $73,000
  INC.                                          re: film
                                               processing
                                               equipment
                                                                ---------------
  SUPREMEX INC.            National Bank      Irrevocable        Can. $34,000
                             of Canada       standby letter
                                              of credit in
                                                favor of
                                              Mississauga
                                                 Hydro
                                                                ---------------
                           National Bank       Letter of         Can. $280,000
                             of Canada      Credit in favor
                                                   of
                                            Toronto-Dominion Bank

  CLASSIC ENVELOPE        Canadian          Maximum Can.              $0
  PLUS LTD.               Imperial Bank     $200,000 or 65%
                          of Commerce       of Accounts
                                            Receivable Line
                                            of credit
                                                                ---------------
  GAC                     Scitex America    Equipment Lease         $180,734
                          Corp.
                                                                ---------------
                          Scitex America    Two Separate            $203,535
                          Corp.             Equipment Leases
                                                                ---------------
                          Pennbrook         Lease of Real         $2,852,410
                          Development/      Property
                          Pfleuger
                          Partners
                                                                ---------------
                          First             Letter of Credit         $50,000
                          Interstate
                          Bank of
                          Oregon, N.A.                          ---------------


Quality Park        Hewlett-Packard     Master Lease Agreement
Products, Inc.      Company                       No. 4126-43685
                                                                          --------------
                                          Equipment Schedule 710          $ 42,746.76/1/
                                          Equipment Schedule 7E0          $ 41,894.25/1/
                                          Equipment Schedule 7G0          $ 21,230.79/1/
                                          Equipment Schedule 7H0          $ 12,434.35/1/

                                        Subtotal                          $118,306.15/1/
                                                                          --------------

Quality Park        Hewlett-Packard     Master Installment Sales
Products, Inc.      Company             Agreement No. 4126-43685

                                          Equipment Schedule 720          $ 94,814.22/1/
                                          Equipment Schedule 730          $ 22,967.56/1/
                                          Equipment Schedule 7D0          $ 42,873.32/1/
                                          Equipment Schedule 7F0          $  4,436.66/1/

                                        Subtotal                          $165,181.76/1/
                                                                          --------------
Quality Park        Hewlett-Packard     Installment Financing             $ 50,668.46/1/
Products, Inc.      Company             Agreement No. 4124-
                                        03489B
                                                                         ---------------
Quality Park        Paper Recycling     Contract of Canadian Sale         $ 18,399.97/1/
Products, Inc.
                                                                          --------------

Debt arising in connection with Capital Lease Obligations permitted by this Agreement.
-------------------------------------------------------------------------------
Unfunded liabilities under the Plans listed on Schedule 7.13.
===============================================================================



_________________________

          /1/Estimated as at September 30, 1996.

                                 SCHEDULE 7.11

                                     TAXES
                                     -----



A.   Tax claims asserted against the Loan Parties.
     --------------------------------------------

          1         GAC and the City of New York ("NYC") are presently in
               dispute over the characterization of payments made to certain highly compensated sales persons for fiscal year 1992. NYC has characterized the payments as distributions on equity and has claimed $10,168.19 in underpaid taxes. None of the highly compensated individuals are equity holders of GAC.

               GAC has paid the $10,618.19 provisionally, under protest and is seeking a return of such amount. This payment has been expensed on the books of GAC.

               If GAC does not ultimately prevail in this dispute, GAC may be required to make future payments to NYC totaling approximately $20,000 for fiscal years 1993 and 1994.


B.   Audits.
     ------

The following Audits are ongoing:

IRS:                Federal Income Tax
                      Period:  1994

                                 SCHEDULE 7.13

                                     PLANS
                                     -----


List of Pension and Welfare Plans
---------------------------------

1.   Mail-Well Corporation Employee Stock Ownership Plan.

2.   Mail-Well Corporation 401(k) Savings Retirement Plan.

3.   Mail-Well Corporation Severance Plan for Salaried Employees.

4. Mail-Well Corporation Section 125 ("Cafeteria") Plan - Pre-tax premium only arrangement.

5.   Mail-Well Corporation Flexible Health Care Plan.

6.   Mail-Well Corporation Life and Disability Insurance Plan.

7.   Mail-Well Corporation Educational Assistance Program.

8.   Pension Plan for Hourly Employees of Mail-Well Corporation (MWEC).

9.   Pension Plan for Hourly Employees of Portland and Oakland.

10.  Pension Plan for Hourly Employees of Mail-Well Corporation (AEC).

11.  Pavey Envelope and Tag Corporation Employees' Retirement Plan.

12. The Paper Industry Union-Management Pension Fund for and on behalf of the United Paperworks International Union, Local 318, AFL-CIO of 30-48 Linden Place, Flushing, New York. (Pavey employees)

13. Local 807 Labor-Management Health and Pension Fund, for and on behalf of Truck Drivers Local Union No. 807, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America. (Pavey employees)

14. Pension Plan for Employees Represented by United Paperworkers International Union Local 286. (American Envelope employees)

15.  Midwest Pension Plan. (American Envelope employees)

16. Pension Plan for Markham Bargaining Employees of Innova Envelope Inc., amended and restated as at January 1, 1992, registration number 0219485.

17. Pension Plan for Non-Bargaining Employees of Innova Envelope Inc., amended and restated as at January 1, 1992, registration number 0991356.

18. Pension Plan for Brantford Bargaining Employees of Innova Envelope Inc., amended and restated as at January 1, 1994, registration number 0389395.

19. Unwritten group Registered Retirement Savings Plan ("RRSP") Program for some of the employees of the Supreme Envelope division and for all the employees of Unique Envelope.

20.  Supreme Envelope (Montreal) Profit Sharing Plan.

21.  Supremex Management Incentive Plan.

22. Informal, unwritten bonus plans are in place for either all or some of the employees at the following locations:

     (a)       345 Montee de Liesse, St. Laurent
     (b)       110 Simmonds Drive, Dartmouth
     (c)       270 MacLaren, Ottawa
     (d)       33 Plymouth Street, Winnipeg
     (e)       199 North Leonard Street, Regina
     (f)       16242 - 117th Avenue, Edmonton
     (g)       Unit 3, 6143 - 4th Street S.E., Calgary

23.       GAC 401(k) Profit Sharing Plan (Non-union employees)

24.  GAC 401(k) Profit Sharing Plan (Union employees)

25.       GACSC 401(k) Profit Sharing Plan (Non-union employees)

26. GAC Medical Benefit Trust Fund - Mechanism for funding Health Plan benefits, a "voluntary employees beneficiary association" ("VEBA")

27.  GAC/GACSC Section 125 ("cafeteria") Plan - pre-tax premium only arrangement

28   GCIU Supplemental Retirement and Disability Fund (Graphic Communications

     International Union ("GCIU") union employees)

29. Oregon Printing Industries Retirement Trust - only employees participating in the Plan on or before April 30, 1988 are eligible

30. Graphic Arts Center, Inc. Executive Life Insurance Plan and Trust Agreement and Executive Life Insurance Funding Agreement with Frank M. Stammers

31. Local 292-M Inter/Local Pension Fund - GAC is responsible (under Article 27 of the GCIU Collective Bargaining Agreement for lithographic employees) only to forward to the Trustees of this Fund payroll withholding for employees who elect to contribute from their compensation to this Fund.

32.  "Vantage Program" - a "preferred provider" arrangement required under
     Section 29.6 of the GCIU Collective Bargaining Agreement for the Bindery, Shipping, and Mailing employees.

33.  GAC 1993 Stock Option Plan

34. GAC 1995 Leveraged Incentive Plan (the "LIP")-Based on GAC's EBITDA for a fiscal year, a certain percentage of GAC's EBITDA will be put in a pool to be allocated to participating officers (the "Distributable Value Pool"). The President determines which officers shall participate in the Plan and how much of the pool an individual officer will receive.

35. Management Incentive Plan for fiscal year 1995. Participants share a portion of EBITDA, after EBITDA exceeds 80% of plan. The incentive pay pool is 4% of the quarterly EBITDA in excess of 80% of each quarter's EBITDA plan. Payments are made quarterly. Participants are middle level managers of GAC. Participants can be nominated by any officer of GAC. Determination of participation is made by unanimous consent of the officers of GAC. It is a one year plan.

36.  Quality Park Products Management Incentive Bonus Plan

37.  IAM National Pension Fund

38.  I.P.P. and GCIU of North America Employer Retirement Fund

39.  GCIU Employer Retirement Fund

40.  Graphic Arts Industry Joint Pension Fund

41 GCIU Local 1B Health and Welfare Fund A (Medical, Vision, Weekly Accident and Sickness, Life Insurance)


42.  GCIU Local 1B Health and Welfare Fund B (Dental)

43.  Quality Park Products, Inc. Severance Pay Plan


The present value of vested benefits exceeds the fair market value of plan
--------------------------------------------------------------------------
assets allocable to such benefits under the following plans (but does not exceed
-----------------------------------------------------------
the limitations set forth in the last sentence of Section 7.13):

1.   Pavey Envelope and Tag Corporation Employees' Retirement Plan.

2. Pension Plan for Employees Represented by United Paperworkers International Union Local 286. (American Envelope employees)

                                 SCHEDULE 7.15

                     HOLDINGS COMMON STOCK; OPTIONS, ETC.
                     ------------------------------------

A.

---------------------------------------------------------------------------------------------------------------------------------
                                                                           Stock                     Number       Percentage
                                                                         Certificate     Par           of            of
       Stock Issuer         Owner                      Class of Stock      No(s)        Value        Shares       Outstanding
       ------------         -----                      --------------      -----        -----        ------       -----------
Mail-Well I Corporation   Mail-Well Inc.              Common                 001         $ .01         1,000           100%
---------------------------------------------------------------------------------------------------------------------------------
Mail-Well West, Inc.      Mail-Well I Corporation     Common                 001         $0.01         1,000           100%
---------------------------------------------------------------------------------------------------------------------------------
Pavey Envelope and Tag    Mail-Well I Corporation     Common                 003         $1.00         3,000           100%
Corp.
---------------------------------------------------------------------------------------------------------------------------------
WISCO Envelope Corp.      Mail-Well I Corporation     Common                 001           No          1,000           100%
---------------------------------------------------------------------------------------------------------------------------------
Mail-Well Canada          Mail-Well I Corporation     Common                 001         $0.01         1,000           100%
Holdings, Inc.
---------------------------------------------------------------------------------------------------------------------------------
WISCO II, L.L.C.          Mail-Well I Corporation     Limited Liability      001          N/A           N/A           1% of
                                                      Company Membership                                         Membership
                                                      Interests                                                    Interest

                          WISCO Envelope Corp.        Limited Liability      002          N/A           N/A          99% of
                                                      Company Membership                                         Membership
                                                      Interests                                                   Interests
---------------------------------------------------------------------------------------------------------------------------------

WISCO III, L.L.C.         Mail-Well I Corporation     Limited Liability      001          N/A           N/A           1% of
                                                      Company Membership                                         Membership
                                                      Interests                                                    Interest

                          WISCO Envelope Corp.        Limited Liability      002          N/A           N/A          99% of
                                                      Company Membership                                         Membership
                                                      Interests                                                   Interests
---------------------------------------------------------------------------------------------------------------------------------
Graphic Arts Center, Inc. Mail-Well I Corporation     Common                 001         $0.01         1,000           100%
---------------------------------------------------------------------------------------------------------------------------------
Supremex, Inc.            Mail-Well Canada            Common                 C-2         None             66           100%
                          Holdings, Inc.
                                                      Common                 C-3         None             34           100%
-------------------------------------------------------------------------------------------------------------------------------

B.   Subscriptions, Warrants, Calls, Options, Etc.

          Pursuant to The Mail-Well Holdings, Inc. 1994 stock Option
          Plan, options to purchase 97,700 shares of Common Stock have been granted to approximately 40 employees and 18,200 shares of Common Stock have been granted to approximately 18 GAC employees.

                                 SCHEDULE 7.22

                                 BANK ACCOUNTS
                                 -------------



1.   First National Bank of Tullahoma - Account No. 6013429 (Depository
     Account).

2.   Bank One, Arizona N.A. - Account No. 111642 (Lockbox Account).

3.   First Security Bank of Utah - Account No. 0600007959 (Lockbox Account).

4.   Traders National Bank - Account No. 0138142 (Depository Account).

5.   Norwest Bank Colorado, National Association - Denver
     a.        Account No. 1018026204 (Lockbox Account)
     b.        Account No. 1018026652 (Concentration Account)
     c.        Account No. 1018026212 (Mastercard/Visa Account)
     d.        Account No. 1018026474 (Health Benefits)
     e.        Account No. 6062501426 (Accounts Payable)
     f.        Account No. 6062501434 (Managers Account)
     g. Account No. 1013036547 (Mail-Well Holdings 1994 Stock Option Plan Escrow Account)

6.   Norwest Bank Colorado, National Association - Grand Junction
     a.        Account No. 8012700220 (Payroll Account)
     b.   Account No. 8012700212 (A/P Account)
     c.      Account No. 8012700327 (Freight Account)
     d.        Account No. 6062501442 (Payroll Account)
     e.        Account No. 6062503212 (American A/P)
     f.   Account No. 6062503044 (American Payroll)

7.   Bank of Hawaii - Account No. 007043732 (Lockbox Account).

8.   Bank of America - Account No. 7505639 (Lockbox Account).

9.   First Union Bank of Florida - Account No. 2090000617809 (Depository
     Account).

10.  Texas Commerce Bank National Association
     a. Account No. 00101440395 (Mail-Well Holdings, Inc. - Equity Subscription Account)
     b.        Account No. 00101440403 (Mail-Well Corporation - Supremex Closing
          Account)

11.  U.S. Bank (Oregon) - Account No. 0100027903 (Lockbox Account).

12.  Midlantic National Bank
     a. Account No. 1405173202 (Lockbox Account)
     b. Account No. 1403182940 (Operating Account)

13. First Hawaiian Bank, Pearlridge Branch - Account No. 81050783 (Payroll Account).

14.  Society National Bank - Account No. 2166894408 (Lockbox Account).

15.  Republic Bank of New York
     a.        Account No. 230026206 (Depository Account)
     b. Account No. 230026214 (Payroll Account)

16. Boatmen's First National Bank of Oklahoma - Account No. 070108366101 (Lockbox Account).

17.  Wells Fargo Bank - Account No. 1000005471 (Lockbox Account).

18.  Meridian Bank - Account No. 43281135 (Lockbox Account).

19.  Commerce Bank - Account No. 0203063415 (Lockbox Account).

20.  First National Bank of Omaha - Account No. 22652740 (Lockbox Account).

21.  Marine Midland Bank - Account No. 875000703 (Lockbox Account).

22.  Bank of America - Account No. 7511019 (Lockbox Account).

23.  Wells Fargo Bank
     a.        Account No. 4159-341771 (Lockbox Account)
     b.        Account No. 552-001-0626 (Lockbox Account)
     c.        Account No. 300125972 (Lockbox Account)

24.  Nations Bank of Tennessee, N.A. - Account No. 00102341477 (Lockbox
     Account).

25.  NationsBank of Texas, N.A.
     a.        Account No. 1293323185 (Mail-Well Holdings Equity Subscription
          Account)
     b.        Account No. 1293323177 (Mail-Well Corporation Closing Account)

26.  PNC Bank
     a.        Account No. 1001-34-8249 (Lockbox Account)
     b. Account No. 1-40511323-3 (Lockbox Account)

27.  Banque Nationale du Canada
     a.        Account No. 000000011022
     b.        Account No. 000000020722
     c.        Account No. 000000051524
     d.        Account No. 060002988878P

28.  Royal Bank
     a.        Account No. 00001-1366178
     b.        Account No. 03012-0000273
     c.        Account No. 03510-1081025
     d.        Account No. 05259-1102763
     e.        Account No. 06857-1101559
     f.        Account No. 07981-1091867
     g.        Account No. 07981-1091875
     h.        Account No. 00001-4048336
     i.        Account No. 03012-4025482
     j.        Account No. 03510-4012373
     k.        Account No. 05259-4045985
     l.        Account No. 06857-4003984
     m.        Account No. 07981-4033569
     n.        Account No. 07981-4043501

                                 SCHEDULE 7.27

                               EMPLOYEE MATTERS
                               ----------------


(a)  COLLECTIVE BARGAINING AGREEMENTS
     --------------------------------

     GCIU Local 292M, expires on June 30, 1997.

     GCIU Local 292M dated as of October 17, 1991, expires on April 30, 1997.

     Allentown, PA - United Independent Union, Local No. 7. Agreement expires September 30, 2000.

     Atlanta, GA - Graphic Communications International Union, Local 527-S, AFL-CIO-CLC, June 1, 1993 through May 31, 1999.

     Chicago, IL (Ohio Street Facility) - International Union of Allied Production and Novelty Workers Local No. 10. Agreement expires January 31, 1999.

     Cleveland, OH - International Association of Machinists and Aerospace Workers, District No. 54. Agreement expires June 12, 1998.

     Honolulu, HI - Hawaii Printing and Graphic Communications Union, Local 501-
     M.  Agreement expires November 30, 1997.

     Jersey City, NJ - United Paperworkers International Union, Local 318. Agreement expires March 31, 2001.

     Jersey City, NJ - International Brotherhood of Teamsters, Local 807. Agreement expires March 31, 1998.

     Omaha, NE - Graphic Communications Union, Local 543-M. Agreement expires July 31, 1997.

     Philadelphia, PA - United Paper Workers International Union, Local 286. Agreement expires September 30, 1997.

     Pittsburgh, PA - United Paperworkers International Union, Local 296.

     Agreement expires October 31, 1999.
     Portland, OR - Graphic Communications Union, District Council No. 2. Also covers employees at Oakland, CA. Agreement expired May 31, 1996.

     San Antonio, TX - Graphic Communications Union, Local 737-S. Agreement expires March 31, 1998.

     Santa Fe Springs, CA - Graphic Communications Union, District Council No.
     2.  Agreement expires June 30, 1997.

     Seattle, WA - Graphic Communications International Union, Local 767-M. Agreement expires July 31, 1998.

     Seattle, WA - Graphic Communications Union, District Council No. 2. Agreement expires July 31, 1998.

     St. Louis, MO - Graphic Communications International Union, Local 505. Agreement expires August 31, 1997.

     St. Paul, MN - District Lodge #77 of the International Association of Machinists and Aerospace Workers, AFL-CIO, effective April 1, 1995 through November 15, 1996.

     St. Paul, MN - Twin Cities Printing Trades Union, Local No. 29, charted by the Graphic Communications International Union, effective April 1, 1995 through November 15, 1996.

     St. Paul, MN - Graphic Communications International Union Local #1B, Twin Cities, effective April 1, 1995 through November 15, 1996.

     Markham, Ontario, Canada - Communications, Energy and Paperworkers Union of Canada and its Local 301. Agreement expired December 31, 1994, the renewal of which is presently in process of negotiation which is expected to go to arbitration in August, 1995.

     Montreal, Quebec, Canada - "Working with Us", The Employee Manual, which covers hourly paid production and warehouse employees. The manual does not constitute a formal collective agreement, but is negotiated with the employees and is valid up to August 31, 1996.

     Mississauga, Canada - A manual similar to the above is in the process of being prepared for application at this location.

     Brantford Plant, Canada - The Canadian Autoworkers Union and its Local 397. Agreement expires September 30, 1996.
     Regina, Saskatchewan, Canada - Communications, Energy and Paperworkers Union of Canada. Agreement expires October 31, 1996.

     Alberta, Canada - Informal system regarding wages and benefits, but does not constitute a collective agreement in place. Informal proposal will remain in effect until November 1995.

     Vancouver, British Columbia, Canada - Pulp, Paper and Woodworkers of Canada, Local No. 5. Agreement expired October 31, 1994, was renewed and amended January 27, 1995, and expires August 31, 1996.

(b)  Petitions for certification of union election:  None.

(c) Strikes, work slowdowns, work stoppages, or threatened controversies: In mid to late October of 1994 AEC management observed union organizers speaking with employees at AEC's Kruysman facility in New York City. No petition for certification has been filed, nor has there been further union organizing activity.

(d)  Employment contracts other than collective bargaining agreements:

     Employment Contract between Classic Envelope Plus Ltd. and Barry John Sikora dated June 1, 1994.

     Employment Contract between Innova Envelope Inc. and Frederick Vernon Moore dated June 1, 1994.

     Verbal consulting agreement between Supremex and its Subsidiaries and Guy Paquin.

     Verbal consulting agreement between Joel Robert Yanow and Supremex. A written agreement will be executed prior to closing.

     Employment Agreement dated as of February 1, 1996, as amended March 21,

     1996 between Interests Quality Park Products, Inc. and Ronald J. Rebeck.

     Employment Agreement dated as of February 1, 1996, as amended March 21, 1996 between Quality Park Products, Inc. and Ralph A. Benton.

     Employment Agreement dated as of February 1, 1996, as amended March 21, 1996 between Quality Park Products, Inc. and Douglas A. Mahoney.

     Employment Agreement dated as of February 1, 1996, as amended March 21, 1996 between Quality Park Products, Inc. and Hans J. Loeffler.

     Employment Agreement dated as of February 1, 1996, as amended March 21, 1996 between Quality Park Products, Inc. and James E. Bettinger.

     Deferred Compensation Arrangement between Quality Park Products, Inc. and Ken Templin.